Exhibit 10.12.1

SALE AND SERVICING AGREEMENT

by and among

NEWSTAR TRUST 2005-1,

as the Issuer,

NEWSTAR LLC 2005-1,

as the Trust Depositor,

NEWSTAR FINANCIAL, INC.,

as the Originator and as the Servicer,

U.S. BANK NATIONAL ASSOCIATION,

as the Indenture Trustee,

LYON FINANCIAL SERVICES, INC.,

as the Backup Servicer,

and

WILMINGTON TRUST COMPANY

as the Owner Trustee.

Dated as of August 10, 2005

NewStar Trust 2005-1 Notes, Series 2005-1

Class A-l, Class A-2, Class B, Class C, Class D, Class E and Class F Notes

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(continued)

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(continued)

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(continued)

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(continued)

		Page
Section 13.13.	Limitation of Liability of Owner Trustee	152
Section 13.14.	Reserved	152
Section 13.15.	No Partnership	152
Section 13.16.	Successors and Assigns	152
Section 13.17.	Acts of Holders	152
Section 13.18.	Duration of Agreement	152
Section 13.19.	Limited Recourse	153
Section 13.20.	Confidentiality	153
Section 13.21.	Non-Confidentiality of Tax Treatment	153

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EXHIBITS, SCHEDULES AND APPENDIX

Exhibit A	Form of Assignment	A-l
Exhibit B	Form of Closing Certificate of Trust Depositor	B-l
Exhibit C	Form of Closing Certificate of Servicer/Originator	C-l
Exhibit D	Form of Liquidation Report	D-l
Exhibit E	[Reserved]	E-l
Exhibit F	Form of Certificate Regarding Repurchased/Substituted/Sold Loans	F-l
Exhibit G	List of Loans	G-l
Exhibit H	Form of Quarterly Servicer Report	H-l
Exhibit I	Form of Subsequent Transfer Agreement	I-1
Exhibit J	Form of Subsequent Purchase Agreement	J-l
Exhibit K	[Reserved]	K-l
Exhibit L-l	Form of Initial Certification	L-l
Exhibit L-2	Form of Final Certification	L-2
Exhibit M	Form of Request For Release Of Documents	M-l
Exhibit N	Form of Addition Notice	N-l

Schedule I	Concentration Account	Schedule I

Annex A	Diversity Score Calculation	Annex A
Annex B	Moody’s RiskCalc Calculation	Annex B

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SALE AND SERVICING AGREEMENT

THIS SALE AND SERVICING AGREEMENT, dated as of August 10, 2005, is by and among:

(1)	NEWSTAR TRUST 2005-1, a statutory trust created and existing under the laws of the State of Delaware (together with its successors and assigns, the “Issuer”);

(2)	NEWSTAR LLC 2005-1, a Delaware limited liability company, as the trust depositor (together with its successor and assigns, in such capacity, the “Trust Depositor”);

(3)	NEWSTAR FINANCIAL, INC., a Delaware corporation (together with its successors and assigns, “NewStar”), as the servicer (together with its successor and assigns, in such capacity, the “Servicer”), and as the originator (together with its successor and assigns, in such capacity, the “Originator”);

(4)	U.S. BANK NATIONAL ASSOCIATION (together with its successors and assigns, “U.S. Bank”), not in its individual capacity but as the indenture trustee (together with its successors and assigns, in such capacity, the “Indenture Trustee”);

(5)	LYON FINANCIAL SERVICES, INC. (together with its successors and assigns, “Lyon Financial”), not in its individual capacity but as the backup servicer (together with its successors and assigns, in such capacity, the “Backup Servicer”); and

(6)	WILMINGTON TRUST COMPANY (together with its successors and assigns, “Wilmington Trust”), not in its individual capacity but as the owner trustee of the Issuer (together with its successors and assigns, in such capacity the “Owner Trustee”).

RECITALS

WHEREAS, in the regular course of its business, the Originator originates and/or otherwise acquires Loans (as defined herein);

WHEREAS, the Trust Depositor acquired the Initial Loans from the Originator and may acquire from time to time thereafter certain Substitute Loans;

WHEREAS, during the Ramp-Up Period and the Reinvestment Period, the Issuer intends to acquire Additional Loans from the Trust Depositor from time to time using the proceeds of Draws under the Class A-2 Notes, amounts on deposit in the Class A-2 Funding Account and Principal Collections with respect to the Loan Assets and the Trust Depositor wishes to convey any such Additional Loans to the Issuer;

WHEREAS, it is a condition to the Trust Depositor’s acquisition of the Initial Loans, any Additional Loans and any Substitute Loans from the Originator that the Originator make certain representations and warranties regarding the Loan Assets for the benefit of the Trust Depositor as well as the Issuer;

WHEREAS, on the Closing Date, the Trust Depositor will fund the Issuer by selling, conveying and assigning all its right, title and interest in the Initial Loan Assets and certain other assets to the Issuer;

WHEREAS, the Issuer is willing to purchase and accept assignment of the Loan Assets from the Trust Depositor pursuant to the terms hereof; and

WHEREAS, the Servicer is willing to service the Loan Assets for the benefit and account of the Issuer pursuant to the terms hereof.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01. Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Accreted Interest” means accrued interest on a Permitted PIK Loan that is added to the principal amount of such Permitted PIK Loan instead of being paid as it accrues.

“Additional Loan” means a Loan, other than an Initial Loan, acquired by the Issuer from the Trust Depositor for inclusion in the Collateral and having a Cut-Off Date during the Ramp-Up Period or the Reinvestment Period.

“Additional Loan Assets” means any assets acquired by the Issuer from the Trust Depositor during the Ramp-Up Period and the Reinvestment Period pursuant to Section 2.06(a), which assets shall include the Trust Depositor’s right, title and interest in the following:

(i) the Additional Loans listed in the related Subsequent Purchase Agreement, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the applicable Cut-Off Date and all Liquidation Proceeds and recoveries thereon, in each case as they arise after the applicable Cut-Off Date;

(ii) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv) all collections and records (including Computer Records) with respect to the foregoing;

(v) all documents relating to the applicable Loan Files; and

(vi) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Addition Notice” means, with respect to any transfer of Additional Loans or Substitute Loans to the Issuer in accordance with Section 2.06 or Section 2.04, as applicable (and the Trust Depositor’s corresponding prior purchase of such Loans from the Originator), a notice in the form of Exhibit N, which shall be delivered not later than 11:00 a.m. (New York City time) on the related Cut-Off Date, identifying the Additional Loans or Substitute Loans to be transferred, the Outstanding Loan Balance of such Additional Loans or Substitute Loans and, in the case of an Addition Notice relating to Substitute Loans, the related Substitution Event (with respect to an identified Loan or Loans then in the Collateral) to which such Substitute Loan relates, with such notice to be signed both by the Trust Depositor and the Originator.

“Additional Principal Amount” means with respect to any Distribution Date, an amount equal to the excess, if any, of the Cumulative Charged-Off Amount over the Cumulative Excess Principal Amount.

“Administrative Expenses” means fees and expenses due or accrued with respect to any Distribution Date and payable by the Issuer:

(a) to the Indenture Trustee, the Backup Servicer and the Owner Trustee, any amounts owed to such parties under the Transaction Documents, other than for fees, expenses and other amounts related to indemnification, and to the Class A-2 Agent, the Class A-2 Agent Fee; provided that in no event shall the amounts payable as Administrative Expenses pursuant to clause 1 of Section 7.05(a):

(i) to the Indenture Trustee exceed $20,000 for any 12-month period (excluding amounts paid as part of the quarterly fees to be paid to the Indenture Trustee); to the Owner Trustee, exceed $5,000 for any 12-month period (excluding amounts paid as part of its fee); and to the Backup Servicer exceed $20,000 for any 12-month period (excluding amounts paid as part of the quarterly fees to be paid to the Backup Servicer); and

(ii) if a Successor Servicer is being appointed, Servicing Transfer Costs to the Indenture Trustee, Backup Servicer and to the Successor Servicer, which shall be distributed pro rata between them based on the Servicing Transfer Costs incurred by them respectively;

(b) the independent accountants, agents and counsel of the Issuer for fees and expenses including, but not limited to, audit fees and expenses;

(c) the Class A-2 Agent under the Class A-2 Note Purchase Agreements for expenses of the Class A-2 Agent;

(d) any other Person in respect of any governmental fee, charge or tax in relation to the Issuer;

(e) to the Indenture Trustee, for unpaid fees and expenses (including fees and expenses of its agents and counsel) incurred in the exercise of its rights and remedies on behalf of the Securityholders pursuant to Article V of the Indenture; and

(f) to S&P and Moody’s, for their respective surveillance fees;

provided that (x) amounts payable as Administrative Expenses pursuant to clauses (b), (c), (d) and (e) above shall in no event exceed $10,000 in the aggregate for any Distribution Date, except that in the case of a Distribution Date after the occurrence of an Event of Default, amounts payable as Administrative Expenses pursuant to clause (e) above may be paid in an amount up to $20,000 and (y) Administrative Expenses will not include (I) any amounts due or accrued with respect to the actions taken on or in connection with the Closing Date, (II) any principal of, interest or commitment fee on, any Notes, (III) Class A-2 Increased Costs, Class A-2 Breakage Costs and Class A-2 Liquidity Amounts, (IV) amounts payable to the Indenture Trustee, the Backup Servicer and the Owner Trustee in respect of indemnification or (V) amounts payable in connection with the listing of the Listed Notes on the Irish Stock Exchange.

“Affiliate” of any specified Person means any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, or is a director or officer of such Person; provided that for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common owner which is a financial institution, fund or other investment vehicle which is in the business of making diversified investments including investments independent from the Loans. For the purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Each of the Indenture Trustee and the Owner Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of such trustee has actual knowledge to the contrary.

“Agented Loans” means, with respect to any Loan, (a) the Loan is originated or purchased by the Originator in accordance with the Credit and Collection Policy as a part of a syndicated loan transaction that has been fully consummated prior to such Loan becoming part of the Collateral, (b) upon the sale of the Loan under the Transfer and Servicing Agreements to the Issuer, the Required Loan Documents with respect thereto shall have been delivered to the Indenture Trustee, as applicable, (c) the Issuer, as assignee of the Loan, has all of the rights and obligations of the Originator (other than the Originator’s obligations as lead agent, collateral agent or paying agent or in similar capacities with respect to such Loan) with respect to such Loan and the Originator’s right, title and interest in and to the Related Property, (d) the Loan is secured by an undivided interest in the Related Property that also secures and is shared by, on a pro rata basis, all other holders of such Obligor’s notes of equal priority issued in such syndicated loan transaction and (e) the Originator (or a wholly owned subsidiary of the Originator) is the lead agent, collateral agent and paying agent for all lenders in such syndicated loan transaction and receives payment directly from the Obligor thereof on behalf of such lenders.

“Aggregate Outstanding Loan Balance” means, as of any date, the sum of the Outstanding Loan Balances for each Loan owned by the Issuer; provided that for purposes of calculating the Aggregate Outstanding Loan Balance, the Outstanding Loan Balance of each Revolving Loan and Delayed Draw Term Loan shall be deemed to be the maximum outstanding principal balance thereof under the Underlying Loan Agreements with respect to such Loan.

“Aggregate Outstanding Principal Balance” means, as of any date of determination, the sum of the Outstanding Principal Balances of each Class of Notes outstanding on such date.

“Agreement” means this Sale and Servicing Agreement, as amended, modified, waived, supplemented or restated from time to time in accordance with the terms hereof.

“Applicable Law” means for any Person or property of such Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Appraisal” means, with respect to any Mortgaged Property as to which an appraisal is required or permitted to be performed pursuant to the terms of this Agreement, an appraisal performed in conformance with the guidelines established by the appraisal institute of professional real estate appraisers.

“Approved Valuation Firm” means a nationally recognized valuation firm.

“Assignment” means each Assignment, substantially in the form of Exhibit A, relating to an assignment, transfer and conveyance of Loans and the Related Property by the Trust Depositor to the Issuer.

“Assignment of Leases and Rents” means, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the related Obligor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, whether contained in the Mortgage or in a document separate from the Mortgage, in the form that was duly executed, acknowledged and delivered, as amended, modified, renewed or extended.

“Assignment of Mortgage” means an assignment, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to effect the assignment of the Mortgage as required in clause (b)(iii)(y) of the definition of Required Loan Documents.

“Average Life” means, on any Measurement Date with respect to any Loan, the number obtained by dividing (a) the sum of the products of (i) the number of years (rounded to the nearest one tenth) from such Measurement Date to the respective dates of each successive Scheduled Payment of principal of such Loan and (ii) the respective amounts of principal of such Scheduled Payments by (b) the sum of all future Scheduled Payments of principal on such Loan.

“Backup Servicer” means the Person acting as Backup Servicer hereunder, its successors in interest and any Successor Backup Servicer hereunder.

“Backup Servicer Fee Letter” means the fee letter, dated as of the date hereof, between the Issuer and the Backup Servicer.

“Backup Servicer Termination Notice” shall have the meaning provided in Section 8.10(a).

“Backup Servicer Transfer” shall have the meaning provided in Section 8.10(b).

“Backup Servicing Fee” shall have the meaning provided in the Backup Servicer Fee Letter.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“BIF” means the Bank Insurance Fund, or any successor thereto.

“Broadly Syndicated Loan” means any Loan to an Obligor issued as part of a loan facility with an original loan size (including any first and second lien loans included in the facility) greater than $250,000,000, including for purposes of this definition the maximum available amount of commitments under any Revolving Loans and Delayed Draw Term Loans.

“Business Day” means any day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in the cities of New York, New York, Boston, Massachusetts and Florence, South Carolina are authorized or obligated, by law or executive order, to be closed; provided, that, if any action is required of the Ireland Paying Agent or the Backup Servicer, then, for purposes of determining when such Ireland Paying Agent or Backup Servicer action is required, Dublin, Ireland and Marshall, Minnesota, respectively, will be considered in determining “Business Day”.

“Certificate” means the NewStar Trust 2005-1 Certificate representing a beneficial equity interest in the Issuer and issued pursuant to the Trust Agreement.

“Certificate Account” shall have the meaning provided in Section 5.01 of the Trust Agreement.

“Certificate Register” shall have the meaning provided in the Trust Agreement.

“Certificateholder” means the registered holder of the Certificate.

“Charged-Off Loan” means a Loan in the Collateral with respect to which there has occurred one or more of the following:

(a) the occurrence of both (i) any portion of a payment of interest on or principal of such Loan is not paid when due (without giving effect to any grace period or any Scheduled Payment Advance made in respect of such payment of interest or principal) or would be so delinquent but for any amendment or modification made to such Loan resulting from the Obligor’s inability to pay such Loan in accordance with its terms and (ii) within 120 days of when such delinquent payment was first due, all delinquencies have not been cured;

(b) an Insolvency Event has occurred with respect to the related Obligor;

(c) the related Obligor has suffered any material adverse change that materially affects its viability as a going concern;

(d) the Servicer has determined, in its sole discretion, in accordance with the Credit and Collection Policy, that all or a portion of such Loan is not collectible;

(e) any portion of the proceeds used to make payments of principal of or interest on such Loan have come from a new loan by the Originator or an entity controlled by the Originator to the Obligor or any of its Affiliates, which new loan was made to the Obligor due to the Obligor’s inability to make such payments of principal or interest; or

(f) the related Obligor is rated “D” or “SD” by S&P.

“Class” means any of the group of Notes identified herein as applicable, the Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes or the Class F Note.

“Class A Notes” means, collectively, the Class A-1 Notes and the Class A-2 Notes.

“Class A-1 Interest Amount” means, for each Interest Period, the product of (i) the Note Interest Rate applicable to the Class A-1 Notes for such Interest Period, (ii) the Outstanding Principal Balance of the Class A-1 Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day) and (iii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360.

“Class A-1 Note Interest Rate” means the annual rate of interest payable with respect to the Class A-1 Notes, which shall be equal to LIBOR plus 0.28% per annum.

“Class A-1 Noteholder” means each Person in whose name a Class A-1 Note is registered in the Note Register.

“Class A-1 Notes” means the NewStar Trust 2005-1 Notes, Series 2005-1, Class A-1 Notes, issued pursuant to the Indenture.

“Class A-2 Agent” means U.S. Bank National Association, in its capacity as Class A-2 Agent under the Class A-2 Purchase Agreement, together with its successors in such capacity.

“Class A-2 Agent Fee” means, with respect to any Distribution Date, $2,500; provided that the Class A-2 Agent Fee will be payable on each Distribution Date only to the extent that funds are available therefor accordance with the Priority of Payments.

“Class A-2 Breakage Costs” means, with respect to any Due Period, “breakage costs”, if any, incurred by Class A-2 Noteholders as a result of (i) a prepayment of amounts under the Class A-2 Notes on a day other than a Distribution Date and calculated as provided in the Class A-2 Purchase Agreement or (ii) a failure by the Issuer to effect a Draw on the scheduled date therefor after having submitted a request for a Draw to the Class A-2 Agent in accordance with the provisions of the Class A-2 Purchase Agreement.

“Class A-2 Commitment” means, with respect to any Class A-2 Note at any time, the maximum aggregate outstanding principal amount of advances, whether at the time funded or unfunded, that the Noteholder (or any Liquidity Providers with respect to such Noteholder) of such Class A-2 Note is obligated from time to time under the Class A-2 Purchase Agreement to make to the Issuer; provided that the aggregate Class A-2 Commitments in effect at any time (including after giving effect to any increase described below) shall not exceed the Maximum Class A-2 Commitment.

“Class A-2 Commitment Fee” means the fee accruing on the aggregate undrawn amount of the Class A-2 Notes for each day from and including the Closing Date to but excluding the date the Commitment Termination Date, at a rate per annum equal to 0.175% payable quarterly in arrears on each Distribution Date and calculated on the basis of a 360-day year and the actual number of days elapsed.

“Class A-2 Funding Account” means the trust account so designated and established and maintained in accordance with Section 7.01 and the Indenture.

“Class A-2 Funding Test” means a test that will be satisfied as of any date of determination (a) prior to the Commitment Termination Date, if (i) the sum of (x) the undrawn amount of the Class A-2 Commitments plus (y) the amount standing to the credit of the Class A-2 Funding Account equals or exceeds (ii) the aggregate Exposure Amount of Revolving Loans and Delayed Draw Term Loans then included in the Collateral, (b) on and after a Commitment Termination Date of the type specified in clause (i) or (ii) of the definition thereof, if the amount standing to the credit of the Class A-2 Funding Account equals or exceeds the aggregate Exposure Amount of Revolving Loans and Delayed Draw Term Loans then included in the Collateral and (c) on and after a Commitment Termination Date of the type specified in clause (iii) of the definition thereof, shall be deemed satisfied.

“Class A-2 Increased Costs” means, with respect to any Distribution Date, the amount as set forth in a certificate of a Class A-2 Noteholder delivered to the Issuer and the Indenture Trustee on or prior to the related Determination Date, necessary to compensate such Noteholder or any Funding Entity for (a) any increase in cost to a Funding Entity of making or maintaining any loan or asset purchase under the Class A-2 Purchase Agreement or such Liquidity Facility (or maintaining its obligation to make any such loan or asset purchase) resulting from a change in law applicable to such Funding Entity, (b) any reduction in any amount received or receivable by a Funding Entity under the Class A-2 Purchase Agreement or such Liquidity Facility resulting from a change in law applicable to such Funding Entity or (c) any reduction in the rate of return on the capital of a Funding Entity or its parent/holding company resulting from a change in law applicable to such Funding Entity or parent/holding company to a level below that which such Funding Entity or parent/holding company could have achieved but for such change in law.

“Class A-2 Interest Amount” means, for each Interest Period, the product of (i) the Note Interest Rate applicable to the Class A-2 Notes for such Interest Period, (ii) the weighted average Outstanding Principal Balance of the Class A-2 Notes during such Interest Period, and (iii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360, such product to be remitted to each Class A-2 Noteholder pursuant to the Priority of Payments in accordance with such Class A-2 Noteholder’s Class A-2 Interest Allocation Percentage.

“Class A-2 Interest Allocation Percentage” means, for each Interest Period and with respect to each Holder of Class A-2 Notes, a fraction, expressed as a percentage, (a) the numerator of which is the weighted average Outstanding Principal Balance of the Class A-2 Note of such Holder during such Interest Period, and (b) the denominator of which is the weighted average Outstanding Principal Balance of all Class A-2 Notes during such Interest Period.

“Class A-2 Liquidity Amount” means, with respect to any Class A-2 Noteholder, for each Interest Period during which all or any portion of the Outstanding Principal Balance of such Noteholders Class A-2 Notes are funded by such Class A-2 Noteholder’s related Liquidity Provider, the product of (i) 0.20%, (ii) the weighted average portion of the Outstanding Principal Balance of the Class A-2 Notes during such Interest Period (after giving effect to all distributions made on such day) funded by such Liquidity Provider, and (iii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360.

“Class A-2 Note Interest Rate” means the annual rate of interest payable with respect to the Class A-2 Notes, which shall be equal to LIBOR plus 0.30% per annum.

“Class A-2 Noteholder” means each Person in whose name a Class A-2 Note is registered in the Note Register.

“Class A-2 Notes” means the NewStar Trust 2005-1 Notes, Series 2005-1, Class A-2 Notes, issued pursuant to the Indenture.

“Class A-2 Prepayment” means any payment of principal of the Class A-2 Notes occurring prior to the Stated Maturity.

“Class A-2 Purchase Agreement” means the Class A-2 Purchase Agreement, dated as of the Closing Date, among the Issuer, the Class A-2 Agent and the respective Holders of the Class A-2 Notes, as such agreement may be modified and supplemented and in effect from time to time.

“Class B Accrued Payable” means, for any Distribution Date with respect to which the Class B Interest Amount is calculated using clause (ii)(b) of the definition thereof, an amount equal to the excess, if any, of (a) the amount that would have been calculated as the Class B Interest Amount on such Distribution Date if the calculation was made using clause (ii)(a) of the definition of Class B Interest Amount and not clause (ii)(b) of such definition over (b) the amount calculated as the Class B Interest Amount on such Distribution Date, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Class B Note Interest Rate).

“Class B Interest Amount” means, for each Interest Period, an amount equal to the product of (i) the Class B Note Interest Rate for such Interest Period, (ii) the lesser of (a) the Outstanding Principal Balance of the Class B Notes for such Interest Period (after giving effect to all distributions made on such day) and (b) the excess, if any, of (1) the Aggregate Outstanding Loan Balance as of the last day of the Due Period immediately preceding the start of such Interest Period over (2) the Outstanding Principal Balance of the Class A Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day) and (iii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360.

“Class B Note Interest Rate” means the annual rate of interest payable with respect to the Class B Notes, which shall be equal to LIBOR plus 0.50% per annum.

“Class B Noteholder” means each Person in whose name a Class B Note is registered in the Note Register.

“Class B Notes” means the NewStar Trust 2005-1 Notes, Series 2005-1, Class B Notes, issued pursuant to the Indenture.

“Class C Accrued Payable” means, for any Distribution Date with respect to which the Class C Interest Amount is calculated using clause (ii)(b) of the definition thereof, an amount equal to the excess, if any, of (a) the amount that would have been calculated as the Class C Interest Amount on such Distribution Date if the calculation was made using clause (ii)(a) of the definition of Class C Interest Amount and not clause (ii)(b) of such definition over (b) the amount calculated as the Class C Interest Amount on such Distribution Date, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Class C Note Interest Rate).

“Class C Interest Amount” means, for each Interest Period, an amount equal to the product of (i) the Class C Note Interest Rate for such Interest Period, (ii) the lesser of (a) the Outstanding Principal Balance of the Class C Notes for such Interest Period (after giving effect to all distributions made on such day) and (b) the excess, if any, of (1) the Aggregate Outstanding Loan Balance as of the last day of the Due Period immediately preceding the start of such Interest Period over (2) the Outstanding Principal Balance of the Class A Notes and the Class B

Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day) and (iii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360.

“Class C Note Interest Rate” means the annual rate of interest payable with respect to the Class C Notes, which shall be equal to LIBOR plus 0.85% per annum.

“Class C Noteholder” means each Person in whose name a Class C Note is registered in the Note Register.

“Class C Notes” means the NewStar Trust 2005-1 Notes, Series 2005-1, Class C Notes, issued pursuant to the Indenture.

“Class D Accrued Payable” means, if, for any Distribution Date, the Class D Interest Amount is calculated using clause (ii)(b) of the definition thereof, the excess, if any, of (i) the amount that would have been calculated as the Class D Interest Amount on such Distribution Date if the calculation was made using clause (ii)(a) of the definition of Class D Interest Amount and not clause (ii)(b) of such definition over (ii) the amount calculated as the Class D Interest Amount on such Distribution Date, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Class D Note Interest Rate).

“Class D Interest Amount” means, for each Interest Period, the product of (i) the Class D Note Interest Rate for such Interest Period, (ii) the lesser of (a) the Outstanding Principal Balance of the Class D Notes for such Interest Period (after giving effect to all distributions made on such day) and (b) the excess, if any, of (1) the Aggregate Outstanding Loan Balance as of the last day of the Due Period immediately preceding the start of such Interest Period over (2) the Outstanding Principal Balance of the Class A Notes, Class B Notes and Class C Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day) and (iii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360.

“Class D Note Interest Rate” means the annual rate of interest payable with respect to the Class D Notes, which shall be equal to LIBOR plus 1.50% per annum.

“Class D Noteholder” means each Person in whose name a Class D Note is registered in the Note Register.

“Class D Notes” means the NewStar Trust 2005-1 Notes, Series 2005-1, Class D Notes, issued pursuant to the Indenture.

“Class E Accrued Payable” means, if, for any Distribution Date, the Class E Interest Amount is calculated using clause (ii)(b) of the definition thereof, the excess, if any, of (i) the amount that would have been calculated as the Class E Interest Amount on such Distribution Date if the calculation was made using clause (ii)(a) of the definition of Class E Interest Amount and not clause (ii)(b) of such definition over (ii) the amount calculated as the Class E Interest Amount on such Distribution Date, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Class E Note Interest Rate).

“Class E Interest Amount” means, for each Interest Period, the product of (i) the Class E Note Interest Rate for such Interest Period, (ii) the lesser of (a) the Outstanding Principal Balance of the Class E Notes for such Interest Period (after giving effect to all distributions made on such day) and (b) the excess, if any, of (1) the Aggregate Outstanding Loan Balance as of the last day of the Due Period immediately preceding the start of such Interest Period over (2) the Outstanding Principal Balance of the Class A Notes, Class B Notes, Class C Notes and Class D Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day) and (iii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360.

“Class E Note Interest Rate” means the annual rate of interest payable with respect to the Class E Notes, which shall be equal to LIBOR plus 4.75% per annum.

“Class E Noteholder” means each Person in whose name a Class E Note is registered in the Note Register.

“Class E Notes” means the NewStar Trust 2005-1 Notes, Series 2005-1, Class E Notes, issued pursuant to the Indenture.

“Class F Note” means the NewStar Trust 2005-1 Note, Series 2005-1, Class F Note, issued pursuant to the Indenture.

“Class F Noteholder” means each Person in whose name a Class F Note is registered in the Note Register.

“Class Scenario Loss Rate” means, with respect to any Class rated by S&P, at any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s rating of such Class on the Closing Date, determined by application of the S&P CDO Monitor at such time.

“Closing Date” means August 10, 2005.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation thereto.

“Collateral” means, as of any date, the “Indenture Collateral,” as such term is defined in the Indenture.

“Collections” means the aggregate of Interest Collections and Principal Collections.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Fee Amount” means, with respect to the Class A-2 Notes as of any Distribution Date, the sum of (a) the amount determined for the related Interest Period by multiplying (i) 0.175%, (ii) the excess, if any, of (x) the weighted average aggregate Class A-2 Commitments during such Interest Period over (y) the weighted average Outstanding Principal Balance of the Class A-2 Notes during such Interest Period and (iii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360, plus (b) any unpaid Commitment Fee Amount due in respect of any prior Distribution Date plus (c) interest at the Class A-2 Note Interest Rate on any accrued and unpaid Commitment Fee Amount due in respect of any prior Distribution Date from the date such unpaid Commitment Fee Amount was originally due and payable.

“Commitment Termination Date” means the date on which any of the following first occurs: (i) the last day of the Reinvestment Period; (ii) the date on which the Class A-2 Commitments are declared terminated following an Event of Default described in Sections 5.01(vi), (vii) and (ix) of the Indenture; or (iii) the Repurchase Date.

“Computer Records” means the computer records generated by the Servicer that provide information relating to the Loans and that were used by the Originator in selecting the Loans conveyed to the Trust Depositor pursuant to Section 2.01 (and any Additional Loans and any Substitute Loans conveyed to the Trust Depositor pursuant to Section 2.06 and Section 2.04, respectively).

“Concentration Account” means the account maintained pursuant to an intercreditor and concentration account administration agreement by a bank selected by the Servicer from time to time for the purpose of receiving Collections, the details of which are contained in Schedule I, as such schedule may be amended from time to time.

“Contractual Obligation” means, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

“Corporate Trust Office” means, with respect to the Indenture Trustee or Owner Trustee, as applicable, the office of the Indenture Trustee or Owner Trustee at which at any particular time its corporate trust business shall be principally administered, which offices at the date of the execution of this Agreement are located at the addresses set forth in Section 13.04.

“Credit and Collection Policy” means the written credit and policy and procedures manual (which covers credit, collection and servicing policies and procedures) of the Servicer in effect on the Closing Date, as amended or supplemented from time to time in accordance with Section 5.02(m) of this Agreement, a copy of which has been provided to the Trust Depositor, the Issuer, the Owner Trustee, the Back-up Servicer and the Indenture Trustee; and with respect to any Successor Servicer, the written collection policies and procedures of such Person at the time such Person becomes Successor Servicer.

“Cumulative Charged-Off Amount” means, as of any Distribution Date, an amount equal to the sum of (a) the sum of the Outstanding Loan Balances of all Loans which have become Charged-Off Loans, plus (b) the sum, for all Loans (other than Charged-Off Loans) which have been sold pursuant this Agreement, of the excess, if any, of the Outstanding Loan Balance of each such Loan at the time of sale over the applicable Sale Proceeds (exclusive of accrued interest and of any amount reimbursable to the Servicer therefrom pursuant to Section 7.03(h) hereof) received with respect to such Loan, plus (c) the sum, for all Loans (other than Charged-Off Loans) which have been repurchased pursuant to this Agreement, of the excess, if any, of the Outstanding Loan Balance of each such Loan at the time of repurchase over each applicable Transfer Deposit Amount (exclusive of accrued interest and of any amount reimbursable to the Servicer therefrom pursuant to Section 7.03(h) hereof) with respect to such Loan, in each case during the period from the Closing Date or the related Cut-Off Date, as applicable, to and including the last day of the Due Period immediately preceding such Distribution Date.

“Cumulative Excess Principal Amount” means, as of any date of determination, an amount equal to the aggregate of all amounts applied as Excess Principal Amounts prior to and on the preceding Distribution Date.

“Curtailment” means, with respect to a Loan, any payment of principal received by the Issuer during a Due Period as part of a payment allocable to a Loan that is in excess of the principal portion of the Scheduled Payment due for such Due Period and which is not intended to satisfy the Loan in full, nor is intended to cure a delinquency, including any accelerated amortization due to structural features of the related Loan.

“Current Portfolio” means the portfolio (measured by principal balance and treating Revolving Loans and Delayed Draw Term Loans as fully funded) of (a) the Loans, (b) Principal Collections held as cash and (c) Permitted Investments purchased with Principal Collections existing immediately prior to the applicable Measurement Date.

“Cut-Off Date” means the date on or after the Closing Date on which an Additional Loan or Substitute Loan is transferred to the Issuer.

“Delayed Draw Term Loan” means a Loan that is fully committed on the closing date thereof and is required by its terms to be fully funded in one or more installments on draw dates to occur within three years after the closing date thereof but which, once fully funded, has the characteristics of a Term Loan.

“Delinquent Loan” means a Loan (that is not a Charged-Off Loan) in the Collateral as to which there has occurred one or more of the following:

(i) the occurrence of both (a) any portion of a payment of interest on or principal of such Loan is not paid in cash on a current basis when due (without giving effect to any grace period or any Scheduled Payment Advance made in respect of such payment of interest or principal) or would be so delinquent but for any amendment, modification, waiver or variance made to such Loan resulting from the Obligor’s inability to pay such Loan in accordance with its terms and (b) within 60 calendar days of when such delinquent payment was first due, all delinquencies have not been cured;

(ii) consistent with the Credit and Collection Policy such Loan would be classified as delinquent by the Servicer or the Originator;

(iii) the Loan shall have been amended or modified due to the Obligor’s inability to make payments of principal or interest under such Loan in a manner that would (a) reduce the interest rate payable by the Obligor thereunder or (b) reduce the principal amount thereof;

(iv) the Loan shall have been amended or modified in a manner other than as specified in clause (iii) above due to the Obligor’s inability to make payments of principal or interest under such Loan and within 60 days after such delinquent payment was first due all delinquencies have not been cured;

(v) the Loan shall have been subject to a modification of the type described in clause (e) of the definition of Specified Amendment;

(vi) the Loan shall have been subject to a modification of the type specified in clauses (a) through (d) of the definition of Specified Amendment and within 60 days after the effective date of the relevant Specified Amendment the Servicer has not submitted such Loan to S&P for re-rating; provided that such Loan shall cease to be deemed a Delinquent Loan as of such later date as it may be submitted to S&P for re-rating; or

(vii) any Additional Loan or Substitute Loan which, within 60 days after the related Cut-Off Date, the Servicer has not submitted to each Rating Agency for rating; provided that such Loan shall not be deemed a Delinquent Loan hereunder by reason of the Servicer’s failure to present such Loan to Moody’s if such Loan has a Moody’s Rating as determined in accordance with clause (e) of the definition thereof;

provided, however, if any Loan to an Obligor is a Delinquent Loan, or if any Loan to an Obligor from the Originator or any entity controlled by the Originator would be a Delinquent Loan if owned by the Issuer, then all Loans to that Obligor shall be deemed to be Delinquent Loans; provided, further, that such Loan or Loans shall cease to be deemed delinquent as of the date that each Loan which caused any other Loan to be deemed delinquent in accordance with the preceding proviso has become a performing Loan and maintained such status for a period of 12 consecutive months.

“Determination Date” means that day of each month that is the fifth Business Day prior to a Distribution Date.

“DIP Loan” means a loan to an Obligor that is a “debtor-in-possession” as defined under the Bankruptcy Code, the terms of which have been approved by an order of the United States Bankruptcy Court, the United States District Court or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that: (i) (A) such DIP Loan is fully secured by liens on the debtor’s otherwise unencumbered assets pursuant to §364(c)(2) of the Bankruptcy Code or any other applicable bankruptcy or insolvency law, or (B) such DIP Loan is secured by liens of equal or senior priority on property of such debtor’s estate that is otherwise subject to a lien pursuant to §364(d) of the Bankruptcy Code or any other applicable bankruptcy or insolvency law, and (ii) such DIP Loan is fully secured based upon a current valuation or appraisal report. Notwithstanding the foregoing, such a Loan will not be deemed to be a DIP Loan following the emergence of the related debtor-in-possession from bankruptcy protection under Chapter 11 of the Bankruptcy Code.

“Distribution Date” means each January 25th, April 25th, July 25th and October 25th commencing on October 25, 2005, or if such day is not a Business Day, on the next succeeding Business Day.

“Diversity Score” means the single number that indicates collateral concentration for Loans in terms of both Obligor and industry concentration, which is calculated as described in Annex A attached hereto.

“Diversity Test” means a test satisfied on any Measurement Date if the Diversity Score on such date equals or exceeds 23.

“Dollar” and “$” means the lawful currency of the United States.

“Downgrade Event” means the reduction or withdrawal of the rating issued by either of Moody’s or S&P on the Closing Date with respect to any outstanding class of Offered Notes.

“Draw” means a borrowing made by the Issuer (at the direction of the Servicer) in accordance with the Class A-2 Purchase Agreement under the Class A-2 Notes on any Business Day prior to the Commitment Termination Date.

“Draw Date” means the date of any Draw.

“Due Period” means, with respect to the first Distribution Date, the period from and including (i) the Initial Cut-Off Date in the case of principal of the Loans and (ii) July 1, 2005 in the case of interest on the Loans, to but excluding the 14th day of the calendar month in which the first Distribution Date occurs, and for any Distribution Date thereafter, the period from and including the 14th day of the calendar month in which the prior Distribution Date occurred to but excluding the 14th day of the calendar month in which such Distribution Date occurs.

“Effective Date” means the earlier of (a) the Distribution Date occurring in January, 2006 and (b) date on which the Servicer certifies to the Indenture Trustee that the Aggregate Outstanding Loan Balance of the Loans purchased by the Issuer for inclusion in the Collateral, together with any Principal Collections, equals the Expected Aggregate Outstanding Loan Balance.

“Effective Date Ratings Confirmation” shall have the meaning provided in Section 2.06(h).

“Eligible Deposit Account” means either (a) a segregated account with a Qualified Institution, or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from, in the case of Fitch a short-term credit rating of at least “F1+”, in the case of Moody’s a short-term credit rating of “P-1” and in the case of S&P a commercial paper short-term debt rating of “A-1+” and a long-term unsecured debt rating of “AA–”.

“Eligible Loan” means, on and as of the Closing Date in the case of the Initial Loans and as of the related Cut-Off Date in the case of any Additional Loans or Substitute Loans, a Loan as to which each of the following is true:

(a) the Loan is a Large Middle Market Loan, Traditional Middle Market Loan, Broadly Syndicated Loan, Real Estate Loan or Structured Loan (and including, for a period of 60 calendar days after the Closing Date, Participations therein);

(b) other than in the case of Participated Loans which the Originator expects to include in the Collateral during the Ramp-Up Period as Additional Loans, which would represent not more than 2.67% of the Expected Aggregate Outstanding Loan Balance and which will remain Participated Loans for so long as the Loans are included in the Collateral, any Participation has been owned by the Issuer for less than 60 days;

(c) the Loan is an “eligible asset” as defined in Rule 3a-7 under the 1940 Act;

(d) the Loan is Registered;

(e) the Obligor with respect to the Loan is an Eligible Obligor;

(f) the Loan is denominated and payable only in Dollars and does not permit the currency in which or country in which the Loan is payable to be changed;

(g) the Obligor with respect to the Loan or, if such Loan is an Agented Loan or a Third Party Serviced Loan, the paying agent with respect thereto, has been directed to make all Scheduled Payments to the Concentration Account;

(h) the Loan does not contravene any Applicable Laws (including, without limitation, laws, rules and regulations, if applicable, relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, licensing and privacy) and no part thereof is in violation of Applicable Law;

(i) all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition, transfer or performance of the Loan have been duly obtained, effected or given and are in full force and effect;

(j) the Loan is eligible to be sold, assigned or transferred to the Trust Depositor and the Issuer, respectively (giving effect to the provisions of Sections 9-406 and 9-408 of the UCC), and neither the sale, transfer or assignment of the Loan under the Transfer and Servicing Agreements to the Trust Depositor and the Issuer, respectively, nor the granting of a security interest under the Indenture to the Indenture Trustee, violates, conflicts with or contravenes any Applicable Law or any contractual or other restriction, limitation or encumbrance provided that this clause (j) shall not apply to Participations for a period of 60 calendar days after the Closing Date and at all times with respect to Participated Loans which the Originator expects to include in the Collateral during the Ramp-Up Period as Additional Loans, which would represent not more than 2.67% of the Expected Aggregate Outstanding

Loan Balance and which will remain Participated Loans for so long as the Loans are included in the Collateral;

(k) the Loan is not the subject of an offer of exchange or tender by its issuer, for cash, securities or any other type of consideration, and has not been called for redemption or tender into any other security or property;

(l) the Loan (i) is not an equity security, (ii) does not provide for the conversion or exchange into an equity security at any time on or after the date it is included as part of the Collateral, and (iii) does not constitute, and none of the Related Property securing the Loan constitutes, Margin Stock;

(m) the Loan is not a Loan with respect to which interest required by the Underlying Loan Agreement to be paid in cash has previously been deferred or capitalized as principal and not subsequently paid in full;

(n) the Loan provides for a fixed amount of principal payable in cash no later than its stated or legal maturity, which, other than in the case of Structured Loans, is a date not later than 36 months prior to the Stated Maturity;

(o) the Loan provides for periodic payments of accrued interest in cash on a current basis;

(p) all payments in respect of the Loan are required to be made free and clear of, and without deduction or withholding for or on account of, any taxes, unless such withholding or deduction is required by Applicable Law in which case the Obligor thereof is required to make “gross-up” payments that cover the full amount of any such withholding taxes on an after-tax basis;

(q) no selection procedure adverse to the interests of the Noteholders was used by the Originator or the Trust Depositor in the selection of the Loan for inclusion in the Collateral;

(r) the repayment of the Loan is not subject to material non-credit related risk (for example, a Loan the payment of which is expressly contingent upon the nonoccurrence of a catastrophe), as reasonably determined by the Servicer in accordance with the Credit and Collection Policy and the Servicing Standard;

(s) the information with respect to each Loan set forth on the List of Loans delivered to the Indenture Trustee is true and complete;

(t) the Loan, together with the Related Property, has been originated or acquired by the Originator or acquired by one of its Affiliates, and immediately prior to the transfer and assignment contemplated by the Loan Sale Agreement, the Originator held, and immediately prior to the transfer and assignment contemplated by the Sale and Servicing Agreement the Trust Depositor held, good and indefeasible title to, and was the sole owner of, the Loans being transferred to the Trust Depositor and Issuer, respectively, subject to no Liens except Liens which will be released simultaneously with such transfer and assignment and

Liens permitted by the Transfer and Servicing Agreements; and immediately upon the transfer and assignment contemplated by the Sale and Servicing Agreement, the Issuer will hold good and indefeasible title to, and be the sole owner of, each Loan, subject to no Liens except Liens in favor of the Indenture Trustee;

(u) the Loan is evidenced by an Underlying Note (other than in the case of a Noteless Loan) or a credit agreement containing an express promise to pay, a security agreement or instrument and related loan documents that have been duly authorized and executed, are in full force and effect and constitute the legal, valid, binding and absolute and unconditional payment obligation of the related Obligor, enforceable against such Obligor in accordance with their terms (subject, as to enforcement only, to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and to general principles of equity, whether considered in a suit at law or in equity), and there are no conditions precedent to the enforceability or validity of the Loan that have not been satisfied or validly waived;

(v) all parties that have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein any Related Property is located, and (ii)(A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings and loan associations or national banks having principal offices in such state or (D) not doing business in such state;

(w) the Loan (i) was originated and underwritten, or purchased and re-underwritten, by the Originator or re-underwritten by the Originator and purchased by one of its Affiliates, including, without limitation, the completion of a due diligence audit and collateral assessment, (ii) is fully documented, and (iii) is being serviced by the Servicer, in each case in accordance with the Credit and Collection Policy and the Servicing Standard;

(x) the Loan has an original term to maturity that does not exceed (i) in the case of Large Middle Market Loans, Traditional Middle Market Loans and Broadly Syndicated Loans, 96 months and (ii) in the case of Real Estate Loans, 120 months;

(y) all of the original or certified Required Loan Documents with respect to the Loan have been, or will be, delivered to the Indenture Trustee on or prior to the Closing Date (in the case of the Initial Loans) and the applicable Cut-Off Date with respect to any Additional Loans or Substitute Loans, and all Servicing Files are being or shall be maintained at the principal place of business of the Servicer in accordance with the Servicing Standard;

(z) (i) if the Loan is a Large Middle Market Loan, Traditional Middle Market Loan, Broadly Syndicated Loan or Real Estate Loan, the Loan is not delinquent in payment and, since its origination or purchase by the Originator or one of its Affiliates, as applicable, the Loan has never been more than 30 days delinquent in payment of either principal or interest and (ii) if the Loan is a Structured Loan, the Loan is not delinquent in payment and, since its origination or purchase by the Originator or one of its Affiliates, as applicable, the Loan has never been delinquent in payment of either principal or interest;

(aa) there is no default, breach, violation or event or condition which would give rise to a right of acceleration existing under the Underlying Loan Agreement related to the Loan and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event or condition which would give rise to a right of acceleration of the Loan;

(bb) no provision of the Required Loan Documents has been waived, modified, or altered in any respect by the Originator or any of its Affiliates, except in accordance with the Credit and Collection Policy and the Servicing Standard and by instruments duly authorized and executed and contained in the Required Loan Documents and recorded, if necessary, to protect the interests of the Noteholders and which has been delivered to the Indenture Trustee or, with respect to any Agented Loan or Third Party Serviced Loan, to the custodian or collateral agent with respect thereto;

(cc) the Loan is neither a new loan that replaced a prior loan by the Originator or any of its Affiliates to the Obligor that was a Delinquent Loan or a Charged-Off Loan nor an extension of credit by the Originator to the Obligor for the purpose of making any past due principal, interest or other payments due on the Loan;

(dd) other than in the case of Permitted PIK Loans, the Loan does not permit interest to be deferred or capitalized;

(ee) the Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, by the related Obligor (including any account debtor or Person obligated to make payments on the Loan to such Obligor), nor will the operation of any of the terms of the Underlying Loan Agreement, or the exercise of any right thereunder, render the Underlying Loan Agreement unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and the Underlying Loan Agreement with respect to the Loan provide for an affirmative waiver by the related Obligor of all rights of rescission, set-off and counterclaim against the Originator and its assignees;

(ff) the Loan does not contain a confidentiality provision that restricts or purports to restrict the ability of the Indenture Trustee to exercise its rights under the Transfer and Servicing Agreements, including, without limitation, its rights to review the Loan, the Required Loan Documents and Loan File;

(gg) other than with respect to Agented Loans and Third Party Serviced Loans, the Originator has caused, and will cause, to be performed any and all acts reasonably required to be performed to preserve the rights and remedies of the Indenture Trustee as specified in this Agreement and in the Indenture in any Insurance Policies applicable to the Loan;

(hh) the Loan provides for cash payments that fully amortize the Outstanding Loan Balance of such Loan on or by its maturity and does not provide for such Outstanding Loan Balance to be discounted pursuant to a prepayment in full;

(ii) if the Loan is an Agented Loan or a Third Party Serviced Loan:

(i) the related Required Loan Documents (A) shall include a note purchase or similar agreement containing provisions relating to the appointment and duties of a paying agent and a collateral agent and customary intercreditor provisions, and (B) the Underlying Note (or, in the case of a Noteless Loan, the related Underlying Loan Agreement) is duly authorized, fully and properly executed and is the valid, binding and unconditional payment obligation of the Obligor thereof;

(ii) if the entity serving as the collateral agent of the security for all notes of the Obligor issued under the applicable Underlying Loan Agreement has changed from the time of the origination of the Loan, all appropriate assignments of the collateral agent’s rights in and to the collateral on behalf of the holders of the indebtedness of the Obligor under such facility have been executed and filed or recorded as appropriate prior to such Loan becoming a part of the Collateral;

(iii) all required notifications, if any, have been given to the collateral agent, the paying agent and any other parties required by the Underlying Loan Agreement of, and all required consents, if any, have been obtained with respect to, the Originator’s assignment of such Loan and the Originator’s right, title and interest in the Related Property to the Trust Depositor, the assignment thereof to the Issuer and the Indenture Trustee’s security interest therein on behalf of the Noteholders;

(iv) the right to control the actions of and replace the collateral agent and/or the paying agent of the Obligor’s indebtedness under the facility is to be exercised by at least a majority in interest of all holders of such indebtedness; and

(v) all indebtedness of the Obligor of the same priority within each facility is cross-defaulted, the Related Property securing such indebtedness is held by the collateral agent for the benefit of all holders of such indebtedness and all holders of such indebtedness (A) have an undivided pari passu interest in the collateral securing such indebtedness, (B) share in the proceeds of the sale or other disposition of such collateral on a pro rata basis and (C) may transfer or assign their right, title and interest in the Related Property;

(jj) if the Loan is Real Estate Loan:

(i) the Loan is secured by the related Mortgage, which has been properly recorded (or, if not properly recorded, has been submitted in proper form for recording) and establishes and creates a valid, enforceable and subsisting first or second priority lien on the related Mortgaged Property subject only to the following permitted encumbrances: (a) the Lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the Mortgaged Property is located or specifically reflected in the

Appraisal obtained by the Originator in connection with the origination of the related Loan and (c) other matters to which like properties are commonly subject which do not materially and adversely interfere with the value of or current principal use of the related Mortgaged Property or the benefits of the security intended to be provided by such Mortgage;

(ii) (a) the Lien of the related Mortgage is insured by an ALTA lender’s title insurance policy (“Title Policy”), or its equivalent, issued by a nationally recognized title insurance company licensed to do business in the state in which the Mortgaged Property is located, insuring the Originator, its successors and assigns, as to the first or second priority Lien of the related Mortgage in the original principal amount of such Loan after all advances of principal, subject only to customary Liens permitted under the Mortgage (or, if a Title Policy has not yet been issued in respect of such Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance “marked-up” at the closing of such loan); (b) each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder; (c) the Originator, the Trust Depositor or the Servicer have not, by act or omission, done anything that would materially impair the coverage under such Title Policy; (d) other than with respect to Agented Loans and Third Party Serviced Loans, the Title Policy is freely transferable or assignable by each of the Originator and the Trust Depositor, and immediately following the transfer and assignment of the related Loan to the Issuer and the grant of a security interest therein to the Indenture Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Indenture Trustee on behalf of the Noteholders without the consent of or notice to the insurer;

(iii) any related Mortgage contains customary and enforceable provisions, which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (x) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (y) otherwise by judicial foreclosure;

(iv) there is no homestead or other exemption available to the Obligor which would materially interfere with the right to sell the Mortgaged Property related to such Loan at a trustee’s sale or the right to foreclose the Mortgage;

(v) all escrow deposits relating to such Loan that are, as of the Initial Cut-Off Date or the related Cut-Off Date, as applicable, required to be deposited with the mortgagee or its agent have been so deposited or the mortgagee retains the right to compel the deposit thereof;

(vi) there is no delinquent tax or assessment Lien on any Mortgaged Property which is the primary Related Property for the related Real Estate Loan, and each such Mortgaged Property is free of material damage and is in good repair;

(vii) there are no material defaults in complying with the terms of any applicable Mortgage related to a Real Estate Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

(viii) the related Loan File contains a valid Appraisal, an Environmental Site Assessment, and, in the case of any Loan either (x) having an Outstanding Loan Balance of $5,000,000 or greater or (y) with respect to which the related Mortgaged Property is at least 25 years old, an engineering report;

(ix) the terms of such Loan require that improvements on the related Mortgaged Property be insured by a generally acceptable carrier against loss under a hazard insurance policy with extended coverage and conforming to the requirements of Section 5.05 of this Agreement and no notice has been received by the Originator or by the Trust Depositor indicating that any such insurance policy is not in full force and effect;

(x) no proceeding for the condemnation of all or any material portion of the related Mortgaged Property has commenced or been threatened;

(xi) the related Mortgaged Property was subject to one or more Environmental Site Assessments (or an update of a previously conducted Environmental Site Assessment), which were performed on behalf of the Originator, or as to which the related report was delivered to the Originator in connection with its origination or acquisition of such Loan, and the Originator and the Servicer have no knowledge of any material and adverse environmental conditions or circumstance affecting such Mortgaged Property;

(xii) none of the Originator, the Trust Depositor or the Servicer have taken any action with respect to such Loan or the related Mortgaged Property that could subject the Issuer, the Indenture Trustee on behalf of the Noteholders, or their respective successors and assigns in respect of such Loan, to any liability under any Environmental Law, and none of the Originator, the Trust Depositor or the Servicer have received any actual notice of a material violation of any Environmental Law with respect to the related Mortgaged Property;

(xiii) (a) based on surveys and/or the related Title Policy obtained in connection with the origination of such Loan, as of the date of such origination, no improvement that was included for the purpose of an Appraisal of the value of the related Mortgaged Property at the time of origination of such Loan lay outside the boundaries and building restriction lines of such property to any material extent (unless affirmatively covered by the Title Policy), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent; and (b) based upon opinions of counsel and/or other due diligence customarily performed by the Originator, the improvements located on or forming part of such Mortgaged Property comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal non-conforming uses.

(xiv) as of the date of origination of such Loan, the related Obligor or operator of the related Mortgaged Property was in possession of all material licenses, permits and authorizations required by Applicable Laws for the ownership and operation of the related Mortgaged Property as it was then operated;

(xv) the related Mortgage provides that Insurance Proceeds and condemnation proceeds will be applied for one of the following purposes: either to restore or repair such Mortgaged Property, or to repay the principal of such Loan, or otherwise, as provided in the Underlying Loan Agreement;

(xvi) in the case of a Real Estate Loan, such Loan does not permit the related Mortgaged Property to be encumbered by Liens having priority over or equal to the related Mortgage other than customary permitted Liens of the nature specified in clause (i) of this clause (ii);

(xvii) such Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Loan if, without obtaining consent of the holder of the promissory note complying with the requirements of such Loan, the related Mortgaged Property, or any controlling interest therein, is directly or indirectly transferred or sold;

(xviii) the Assignment of Leases and Rents, if any, establishes and creates a valid, subsisting and, subject only to permitted Liens, enforceable lien and security interest in the related Obligor’s interest in the material leases pursuant to which any person is entitled to occupy, use or possess all or any portion of the Mortgaged Property;

(xix) if such Mortgage is a deed of trust, a trustee, duly qualified under Applicable Law to serve as such, has been properly designated and currently so serves, and no fees or expenses are payable to such trustee by the Originator, the Trust Depositor, the Servicer, the Issuer or any transferee thereof, except in connection with a sale after default by the related Obligor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Loan;

(xx) if material improvements on such Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Section 5.05 of this Agreement; and

(xxi) upon completion of the transfers contemplated by the Transfer and Servicing Agreements and contemporaneous release from the Funding I Transaction, (i) the Issuer’s interest in the Loan, together with the Collections and Related Property related thereto, are free and clear of any Liens except Liens permitted by the Transfer and Servicing Agreements, and (ii) all filings and other actions required to grant to the Indenture Trustee a first priority perfected security interest in the Issuer’s interest in the Loan, the Collections and the Related Property have been made or taken;

(kk) if the Loan is a Structured Loan:

(i) the Loan is fully secured by a valid and perfected first priority security interest in the Related Property, subject to customary Liens consistent with market practice in the origination of similar Structured Loans;

(ii) the Related Property for the Loan consists of a specified pool of assets or, in the case of a Loan to an SPE Obligor, in all or a specified portion of designated property of such SPE Obligor;

(iii) the Loan (A) is senior in priority of payment obligations to at least one other class of obligations of, or residual interests in, the Obligor owned by a Person who is not an Affiliate of the Originator or (B) in its Underlying Loan Agreement provides for credit enhancement for the Issuer’s portion of such Loan in the form of overcollateralization, guarantees, an excess spread account or reserve account or other similar account or other credit enhancement customarily used in the market for Structured Loans;

(iv) the Loan is documented in accordance with market practice for Structured Loans, including, without limitation, the Originator having received legal opinions with respect to the true sale of the underlying pool of assets to the Obligor, the non-consolidation of the Obligor with any Person selling or contributing assets (whether directly or through an intermediate entity) to such Obligor, and the perfection and priority of the Obligor’s first priority security interest in the underlying pool of assets (or the effective equivalent of such foregoing opinions);

(v) the underlying pool of assets for the Loan has a weighted average life of not greater than 30 years;

(vi) the Loan is not currently and has not ever been in “rapid amortization” or “accelerated amortization” and no “termination event”, “unmatured termination event” or “payment default” exists or has ever existed under the Underlying Loan Agreement for such Loan (however such terms are denominated or described in such Underlying Loan Agreement); and

(vii) if the Loan or any Related Property is serviced and administered by a Person or Persons other than the Originator or any of its Affiliates, each such Person or Persons services and administers such Loan or Related Property consistent with market practice for Structured Loans relating to such Related Property.

“Eligible Obligor” means, on any Measurement Date, any Obligor that:

(i) is a business organization (and not a natural person) that is duly organized and validly existing under the laws of its jurisdiction of organization;

(ii) other than in the case of Loans to Obligors representing not more than 10% of the Aggregate Outstanding Loan Balance, such Obligor is duly organized and validly existing under the laws of, and has its chief executive offices in, the United States;

(iii) is a legal operating entity or holding company (except with respect to a Loan to an SPE Obligor);

(iv) is not a Governmental Authority;

(v) is not an Affiliate (other than with respect to an SPE Obligor) of NewStar, the Servicer, the Trust Depositor or the Issuer;

(vi) is not the subject of an Insolvency Proceeding; and

(vii) is not an Obligor of a Charged-Off Loan or Delinquent Loan; provided that an Obligor with respect to a Charged-Off Loan or a Delinquent Loan shall cease to be disqualified under this clause (vii) as of the date that each Loan which caused such Obligor to be so disqualified has become a performing Loan and maintained such status for a period of 12 consecutive months.

“Eligible Repurchase Obligations” means repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clauses (c)(ii) and (c)(iv) of the definition of Permitted Investments.

“Enterprise Value” means, with respect to any Obligor, as of any date of determination, (a) if such Obligor has been the subject of a merger, acquisition or recapitalization transaction within the most recent three months, the valuation of such Obligor as an entirety as determined in connection with such transaction, as such valuation may be reduced as determined by the Servicer in its reasonable discretion and in a manner consistent with the Credit and Collection Policy, giving due consideration to transactions involving enterprises comparable to such Obligor occurring during such three month period, and (b) in all other cases, the valuation of such Obligor as an entirety as determined by the Servicer in its reasonable discretion and in a manner consistent with the Credit and Collection Policy, giving due consideration to transactions involving enterprises comparable to such Obligor which have been consummated within the three months prior to such date.

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of hazardous materials, and shall include, without limitation, the

Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. §331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Environmental Site Assessment” means, in respect of any Mortgaged Property, a “Phase I assessment” or “Phase II assessment” conducted in accordance with ASTM Standard E 1527-97 or any successor thereto published by the American Society for Testing and Materials Standard.

“Event of Default” shall have the meaning specified in Section 5.01 of the Indenture.

“Excess Principal Amount” means, as of any Distribution Date, an amount of Interest Collections applied in reduction of the Outstanding Principal Balance of any class of Offered Notes on such Distribution Date pursuant to clause 9 of Section 7.05(a) plus the amount of any Liquidation Proceeds distributed on such Distribution Date in accordance with Section 7.05(b)(I) or Section 7.05(b)(II) on such Distribution Date

“Exchange Act” means the Securities Exchange Act of 1934, as amended or supplemented from time to time.

“Excluded Amounts” means (a) any amount received by, on or with respect to any Loan in the Collateral, which amount is attributable to the payment of any tax, fee or other charge imposed by any Governmental Authority on such Loan, (b) any amount representing escrows relating to taxes, insurance and other amounts in connection with any Loan which is held in an escrow account for the benefit of the related Obligor and the secured party pursuant to escrow arrangements, (c) any amount with respect to any Loan substituted, sold, retransferred or replaced under Sections 2.04, 2.05 or 11.01, to the extent such amount is attributable to a time after the effective date of such substitution, sale, retransfer or replacement or is attributable to amounts paid as part of the Transfer Deposit Amount under Section 2.04 or Section 11.01, (d) any fee retained by the Originator in connection with the origination of any Loan, and (e) any amount permitted to be retained by the Servicer as an Excluded Amount hereunder.

“Expected Aggregate Outstanding Loan Balance” means $375,000,000.

“Exposure Amount” as of any date of determination means, with respect to any Revolving Loan or Delayed Draw Term Loan, the excess, if any, of (a) the maximum commitment of the Issuer under the terms of the related loan agreement to make loans or issue, fund, reimburse or cash collateralize letters of credit (and, for the avoidance of doubt, the Issuer’s commitment in respect of a Charged-Off Loan or a Loan as to which the commitment to make additional loans or issue, fund, reimburse or cash collateralize letters of credit thereunder has been terminated shall be zero) over (b) the sum of the outstanding principal balance and the aggregate amount of all issued and outstanding letters of credit with respect to such Revolving Loan or Delayed Draw Term Loan, as the case may be, as of such date.

“FDIC” shall mean the Federal Deposit Insurance Corporation and any successor thereto.

“Fidelity Bond” shall have the meaning provided in Section 5.04.

“Finance Charges” means, with respect to any Loan, any interest or finance charges owing by an Obligor pursuant to or with respect to such Loan.

“First Lien Loan” means a Loan which (i) is not, except as provided in the last sentence of this definition, by its terms (and is not expressly permitted by its terms to become) subordinate in right of payment to any other obligation for borrowed money of the Obligor of such Loan, (ii) is secured by a valid first priority perfected security interest or Lien in, to or on specified Related Property, subject to Permitted Liens (whether or not the Issuer and any other lenders are also granted a security interest of a lower priority in additional Related Property), and (iii) is secured by Related Property having a value (determined as set forth below) not less than the Outstanding Loan Balance of such Loan plus the aggregate Outstanding Loan Balance of all other Loans of equal seniority secured by a first Lien or security interest in the same Related Property. The determination as to whether condition (iii) of this definition is satisfied shall be based on the Servicer’s judgment at the time the Loan is included in the Collateral. The right to receive the proceeds of designated Related Property subject to a set of contractual payment priorities affecting debt issued under or governed by the same Underlying Loan Agreement will not prevent a Loan that satisfies the express requirements hereof from being a First Lien Loan.

“Fitch” means Fitch, Inc. and any successor thereto.

“Fitch Rating” means, for any Loan, the rating assigned to such Loan by Fitch, as updated from time to time by Fitch.

“Fitch Rating Condition” means, with respect to any action or series of related actions or proposed transaction or series of proposed transactions, that Fitch shall have notified the Trust Depositor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a reduction or withdrawal of the rating issued by Fitch on the Closing Date with respect to any outstanding Class as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

“Fitch Rating Factor” means, for any Loan with a Fitch Rating, the percentage set forth below under the heading “Fitch Rating Factor” across from the Fitch Rating of such Loan or, in the case of a rating assigned by Fitch at the request of the Issuer (or the Servicer on behalf of the Issuer), the Fitch Rating Factor as assigned by Fitch.

Fitch Rating of Loan	Fitch Rating Factor
AAA	0.19%
AA+	0.57%
AA	0.89%
AA-	1.15%
A+	1.65%
A	1.85%
A-	2.44%
BBB+	3.13%
BBB	3.74%
BBB-	7.26%
BB+	10.18%
BB	13.53%
BB-	18.46%
B+	22.84%
B	27.67%
B-	34.98%
CCC+	43.36%
CCC	48.52%
CC	77.00%
C	95.00%
DDD-D	100.00%

“Fitch Weighted Average Rating” means, as of any Measurement Date, the percentage obtained by dividing (a) the sum of the products obtained by multiplying the Outstanding Loan Balance of each Loan (excluding any Delinquent Loans) by its Fitch Rating Factor as of such date by (b) the Aggregate Outstanding Loan Balance (excluding any Delinquent Loans) as of such date.

“Fitch Weighted Average Rating Factor Test” means a test that will be satisfied if the Fitch Weighted Average Rating is less than or equal to 33.20%.

“Fixed Rate Excess” means, as of any Measurement Date, an amount equal to a fraction (expressed as a percentage), the numerator of which is equal to the product of (a) the excess, if any, of the Weighted Average Coupon for such Measurement Date over the Minimum Weighted Average Coupon for such Measurement Date and (b) the sum of the Outstanding Loan Balances of all Fixed Rate Loans (excluding Charged-Off Loans and Delinquent Loans) in the Collateral as of such Measurement Date and the denominator of which is equal to the sum of the Outstanding Loan Balances (excluding Charged-Off Loans and Delinquent Loans) of all Floating LIBOR Rate Loans and all Floating Prime Rate Loans, in each case solely to the extent that the Fixed Rate Excess is included in the calculation of the Weighted Average LIBOR Spread or the Weighted Average Prime Spread, respectively, in the Collateral as of such Measurement Date. In determining the Fixed Rate Excess on any Measurement Date, the Weighted Average Coupon will be calculated as if the LIBOR Excess and the Prime Excess were equal to zero, and Loans that are Charged-Off Loans and Delinquent Loans will be included in the calculations described herein if, as of such Measurement Date, such Loans are paying in full current interest pursuant to the terms of their respective Underlying Note or, if a Noteless Loan, the related Underlying Loan Agreement.

“Fixed Rate Loan” means a Loan, other than a Floating Rate Loan, where the Loan Rate payable by the Obligor thereunder is expressed as a fixed rate of interest.

“Floating LIBOR Rate Loan” means, as of any date of determination, a Loan where the Loan Rate payable by the Obligor thereof in respect of the majority of the Outstanding Loan Balance of such Loan is based on the NewStar LIBOR Rate plus some specified percentage in addition thereto, and the Loan provides that such Loan Rate will reset upon any change in the related NewStar LIBOR Rate.

“Floating Prime Rate Loan” means, as of any date of determination, a Loan where the Loan Rate payable by the Obligor thereof in respect of the majority of the Outstanding Loan Balance of such Loan is based on the NewStar Prime Rate plus some specified percentage in addition thereto, and the Loan provides that such Loan Rate will reset upon any change in the related NewStar Prime Rate.

“Floating Rate Loan” means a Floating LIBOR Rate Loan or a Floating Prime Rate Loan.

“Foreclosed Property” means Related Property acquired by the Issuer for the benefit of the Noteholders in foreclosure or by deed in lieu of foreclosure or by other legal process.

“Foreclosed Property Disposition” means the final sale of a Foreclosed Property or of Repossessed Property. The proceeds of any “Foreclosed Property Disposition” constitute part of the definition of Liquidation Proceeds.

“Funding Entity” means, with respect to any Class A-2 Noteholder, any Liquidity Provider party to a Liquidity Facility entered into by such Holder in connection with the Class A-2 Purchase Agreement or a guarantor of such Liquidity Provider.

“Funding I Transaction” means the Sale and Servicing Agreement, dated as of August 11, 2004 (as amended or supplemented from time to time) by and among NewStar CP Funding LLC, as seller, NewStar, as originator and servicer, Wachovia Bank, National Association, as swingline purchaser, MMP-5 Funding, LLC, as purchaser, IXIS Financial Products Inc., as purchaser agent, each of the conduit purchasers and purchaser agents from time to time party thereto, as purchasers, Wachovia Capital Markets, as administrative agent, U.S. Bank, as collateral administrator and collateral custodian and Lyon Financial Services, Inc., as backup servicer.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Group I Country” means any of The Netherlands, the United Kingdom, Australia and New Zealand.

“Group II Country” means any of Germany, Ireland, Sweden, and Switzerland.

“Group III Country” means any of Austria, Belgium, Denmark, Finland, France, Iceland, Liechtenstein, Luxembourg, Norway and Spain.

“Highest Required Investment Category” means (a) with respect to ratings assigned by Fitch (if such investment is rated by Fitch), “F1+” for short-term instruments and “AAA” for long-term instruments, (b) with respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one-month instruments, “Aa2” and “P-1” for three-month instruments, “Aa2” and “P-1” for six-month instruments and “Aaa” and “P-1” for instruments with a term in excess of six-months, and (c) with respect to rating assigned by S&P, “A-1+” for short-term instruments and “AAA” for long-term instruments.

“Holder” means (a) with respect to a Certificate, the Person in whose name such Certificate is registered in the Certificate Register, and (b) with respect to a Note, the Person in whose name such Note is registered in the Note Register.

“Indebtedness” means, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Indenture” means the Indenture, dated as of August 10, 2005, between the Issuer and the Indenture Trustee, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Indenture Collateral” shall have the meaning provided in the “granting clause” of the Indenture.

“Indenture Trustee” means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“Indenture Trustee Fee” shall have the meaning provided in the fee letter, dated as of the date hereof, between the Issuer and the Indenture Trustee.

“Independent” means, when used with respect to any specified Person, the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Trust Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Trust Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Trust Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, trustee, partner, director or person performing similar functions.

“Independent Accountants” shall have the meaning provided in Section 9.04.

“Ineligible Loan” shall have the meaning provided in Section 11.01.

“Initial Aggregate Outstanding Loan Balance” means the Aggregate Outstanding Loan Balance as of the Initial Cut-Off Date of the Initial Loans transferred to the Issuer on the Closing Date.

“Initial Class A-1 Principal Balance” means $156,000,000.

“Initial Class A-2 Principal Balance” means an amount equal to the Maximum Class A-2 Commitment.

“Initial Class B Principal Balance” means $18,750,000.

“Initial Class C Principal Balance” means $39,375,000.

“Initial Class D Principal Balance” means $24,375,000.

“Initial Class E Principal Balance” means $24,375,000.

“Initial Class F Principal Balance” means $31,648,223.

“Initial Cut-Off Date” means June 17,2005.

“Initial Loans” means those Loans conveyed to the Issuer on the Closing Date and identified on the initial List of Loans required to be delivered pursuant to Section 2.02(d).

“Initial Loan Assets” means any assets acquired by the Issuer from the Trust Depositor on the Closing Date pursuant to Section 2.01, which assets shall include the Trust Depositor’s right, title and interest in the following:

(i) the Initial Loans, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after (x) in the case of interest payments, July 1, 2005, (y) in the case of principal payments, the Initial Cut-Off Date, and (z) in the case of all Liquidation Proceeds and recoveries thereon, the Initial Cut-Off Date;

(ii) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv) the Transaction Accounts, and the Concentration Account and together with all cash and investments in each of the foregoing;

(v) all collections and records (including Computer Records) with respect to the foregoing;

(vi) all documents relating to the applicable Loan Files; and

(vii) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Initial Purchasers” means Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and IXIS Securities North America Inc.

“Insolvency Event” means, with respect to a specified Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed or undismissed and in effect for a period of 60 consecutive days; or (ii) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency,

reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Insurance Policy” means, with respect to any Loan, an insurance policy covering liability and physical damage to or loss of the applicable Related Property, including, but not limited to, title, hazard, life, accident and/or flood insurance policies.

“Insurance Proceeds” means any amounts payable or any payments made on or with respect to a Loan or the Related Property under any Insurance Policy which are not applied or paid by the Obligor, Servicer or the Third Party Servicer, as applicable, to the restoration or repair of the Related Property or released to the Obligor, another creditor or any other Person in accordance with the Applicable Law, the Required Loan Documents, the Credit and Collection Policy, the Servicing Standard and this Agreement, net of costs of collection.

“Interest Amount” means, with respect to any Distribution Date, the Class A-1 Interest Amount, the Class A-2 Interest Amount, the Class B Interest Amount, the Class C Interest Amount, the Class D Interest Amount and the Class E Interest Amount payable on such Distribution Date, as applicable.

“Interest Collection Account” means a sub-account of the Principal and Interest Account established and maintained pursuant to Section 7.03(a).

“Interest Collections” means the aggregate of:

(a) amounts deposited into the Principal and Interest Account in respect of:

(i) all payments received on or after July 1, 2005 on account of interest on the Loans (including Finance Charges, fees and the deferred interest component of a Permitted PIK Loan) and all late payment, default and waiver charges;

(ii) during the Ramp-Up Period and the Reinvestment Period, the Required Liquidation Proceeds and after the Reinvestment Period, all Liquidation Proceeds;

(iii) Insurance Proceeds (other than amounts to be applied to the restoration or repair of the Related Property, or released or to be released to the Obligor or others);

(iv) Released Mortgaged Property Proceeds and any other proceeds from any other Related Property securing the Loans (other than amounts released or to be released to the Obligor or others);

(v) the interest portion of any amounts received (x) in connection with the purchase or repurchase of any Loan and the amount of any adjustment for substituted Loans and (y) as Scheduled Payment Advances that the Servicer determines to make; and

(vi) the portion of any Sale Proceeds which constitute Sale Premiums and accrued interest; plus

(b) investment earnings on funds invested in Permitted Investments in the Transaction Accounts; minus

(c) the amount of any losses incurred in connection with investments in Permitted Investments in the Transaction Accounts.

“Interest Distributable Amount” means, as of any Distribution Date, the amount of Interest Collections remaining after distribution of amounts under clauses 1 through 8 under Section 7.05(a).

“Interest Distributable Test” means a test satisfied on any Distribution Date (a) during the Ramp-Up Period and the Reinvestment Period, if the sum of the Interest Distributable Amount plus the Required Liquidation Proceeds equals or exceeds the Required Distributable Amount and (b) after the Reinvestment Period, if the Interest Distributable Amount equals or exceeds the Required Distributable Amount.

“Interest Period” means, for the first Distribution Date, the period commencing on the Closing Date (or, in the case of the Class A-2 Notes, from the date of any Draw under the Class A-2 Notes) and ending on the day before the first Distribution Date (or, in the case of the prepayment of any portion of the Class A-2 Notes before such Distribution Date, ending on the day before the related Interim Distribution Date); and thereafter, the period commencing on a Distribution Date (or, in the case of any incremental Draw under the Class A-2 Notes, from the date of such Draw) and ending on the day before the next Distribution Date (or, in the case of the prepayment of any portion of the Class A-2 Notes before such Distribution Date, ending on the day before the related Interim Distribution Date).

“Interest Shortfall” means, with respect to each Class of Offered Notes and any Distribution Date, as applicable, an amount equal to the excess, if any, of (i) the Interest Amount with respect to such Class of Notes over (ii) the amount of interest actually paid to such Class of Notes, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Note Interest Rate).

“Interim Distribution Date” means any Business Day other than a Distribution Date on which a Class A-2 Prepayment is made.

“Investment Earnings” means the investment earnings (net of losses and investment expenses) on amounts on deposit in the Principal and Interest Account, the Note Distribution Account and the Reserve Fund, to be credited to the Principal and Interest Account on the applicable Distribution Date pursuant to Section 7.01 and Section 7.03.

“Ireland Paying Agent” means initially, the Paying Agent in Ireland appointed by the Issuer pursuant to Section 3.03 of the Indenture, and any successor Paying Agent appointed by the Issuer pursuant to such Section 3.03 of the Indenture.

“Irish Stock Exchange” means the Irish Stock Exchange and any successor securities exchange thereto on which the Class A-1 Notes, Class B Notes, Class C Notes and Class D Notes may be listed for trading.

“Issuer” means the trust created by the Trust Agreement and funded pursuant to this Agreement, consisting of the Loan Assets.

“Joinder Agreement” means the Joinder in Intercreditor and Concentration Account Administration Agreement, dated as of August 10, 2005, by U.S. Bank, as Indenture Trustee, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Large Middle Market Loan” means any Loan issued as part of a loan facility with an original loan size (including any first and second lien loans included in the facility) greater than $125,000,000 but less than $250,000,000, including for purposes of this definition the maximum available amount of commitments under any Revolving Loans and Delayed Draw Term Loans.

“LIBOR” shall have the meaning provided in Section 7.06.

“LIBOR Determination Date” shall have the meaning provided in Section 7.06.

“LIBOR Excess” means, as of any Measurement Date, a fraction (expressed as a percentage), the numerator of which is equal to the product of (a) the excess, if any, of the Weighted Average LIBOR Spread for such Measurement Date over the Minimum Weighted Average LIBOR Spread for such Measurement Date and (b) the sum of the Outstanding Loan Balances of all Floating LIBOR Rate Loans (excluding Charged-Off Loans and Delinquent Loans) in the Collateral as of such Measurement Date, and the denominator of which is the sum of the Outstanding Loan Balances (excluding Charged-Off Loans and Delinquent Loans) of all Fixed Rate Loans and all Floating Prime Rate Loans, in each case solely to the extent that the LIBOR Excess is included in the calculation of the Weighted Average Coupon or the Weighted Average Prime Spread, respectively, in the Collateral as of such Measurement Date. In computing the LIBOR Excess on any Measurement Date, the Weighted Average LIBOR Spread for such Measurement Date will be computed as if the Fixed Rate Excess and the Prime Excess were equal to zero, and Loans that are Charged-Off Loans and Delinquent Loans will be included in the calculations described herein if, as of such Measurement Date, such Loans are paying in full current interest pursuant to the terms of their respective Underlying Note or, if a Noteless Loan, the related Underlying Loan Agreement.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Liquidation Expenses” means, with respect to any Loan, the aggregate amount of all out-of-pocket expenses reasonably incurred by the Servicer (including amounts paid to any Subservicer) and any reasonably allocated costs of counsel (if any), in each case in accordance with the Servicer’s customary procedures in connection with the repossession, refurbishing and disposition of any Related Property securing such Loan upon or after the expiration or earlier termination of such Loan and other out-of-pocket costs related to the liquidation of any such Related Property, including the attempted collection of any amount owing pursuant to such Loan if it is a Charged-Off Loan, and, if requested by the Indenture Trustee, the Servicer must provide to the Indenture Trustee a breakdown of the Liquidation Expenses for any Loan along with any supporting documentation therefor.

“Liquidation Proceeds” means, with respect to any Charged-Off Loan, whatever is receivable or received when such Loan or the Related Property is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all amounts representing late fees and penalties relating thereto net of, without duplication, (i) Liquidation Expenses relating to such Loan or Related Property reimbursed to the Servicer therefrom pursuant to the terms of this Agreement and (ii) amounts required to be released to other creditors, including any other costs, expenses and taxes, or the related Obligor or grantor pursuant to applicable law or the governing Required Loan Documents.

“Liquidation Report” shall have the meaning provided in Section 5.03(d).

“Liquidity Facility” means a liquidity loan agreement, credit facility and/or purchase agreement providing for the several commitments of the Liquidity Providers party thereto in the aggregate to make loans to, or acquire interests in the assets of, a Holder of Class A-2 Notes in an aggregate principal amount at any one time outstanding at least equal to the Class A-2 Commitments of such Holder.

“Liquidity Provider” means one or more banks or other institutions or entities from which a Holder of Class A-2 Notes is entitled to borrow from or to which a Holder of Class A-2 Notes is entitled to sell an interest in assets under a Liquidity Facility and any guarantor of any such Liquidity Facility.

“List of Loans” means the list identifying each Loan constituting part of the Loan Assets, which list shall consist of the initial List of Loans reflecting the Initial Loans transferred to the Issuer on the Closing Date, together with any Subsequent List of Loans amending the most current List of Loans reflecting the Additional Loans or Substitute Loans transferred to the Issuer on the related Cut-Off Date (together with, if applicable, a deletion from such list of the related Loan or Loans identified on the corresponding Addition Notice with respect to which a Substitution Event has occurred), and which list in each case (a) identifies by account number each Loan included in the Collateral, and (b) sets forth as to each such Loan (i) the Outstanding Loan Balance as of the Initial Cut-Off Date in the case of the Initial Loans and the related Cut-Off Date in the case of Additional Loans or Substitute Loans, and (ii) the maturity date, and which list (as in effect on the Closing Date) is attached to this Agreement as Exhibit G.

“Listed Notes” means the Class A-1 Notes, Class B Notes, Class C Notes and Class D Notes.

“Loan” means, to the extent transferred by the Trust Depositor to the Issuer, an individual loan to an Obligor, or portion thereof made or purchased by the Originator including, as applicable, Agented Loans, Third Party Agented Loans and Participated Loans.

“Loan Assets” means, collectively and as applicable, the Initial Loan Assets, the Substitute Loan Assets and the Additional Loan Assets, as applicable.

“Loan Checklist” means the list delivered by the Trust Depositor to the Indenture Trustee pursuant Section 2.08 of this Agreement that identifies the items contained in the related Loan File.

“Loan Files” means, with respect to any Loan and Related Property, each of the Required Loan Documents and, duly executed originals (to the extent required by the Credit and Collection Policy and the Servicing Standard) and copies of any other Records relating to such Loan and Related Property.

“Loan Rate” means, for each Loan in a Due Period, the current cash pay interest rate for such Loan in such period, as specified in the Underlying Notes or related Required Loan Documents.

“Loan Rate Index” means (a) in the case of a Floating Prime Rate Loan, the NewStar Prime Rate, (b) in the case of a Floating LIBOR Rate Loan, the NewStar LIBOR Rate and (c) in the case of a Fixed Rate Loan, a fixed rate of interest.

“Loan Register” means, with respect to each Noteless Loan, the register in which the agent or collateral agent on such Loan will record, among other things, (i) the amount of such Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (iii) the amount of any sum in respect of such Loan received from the Obligor and each lender’s share thereof, (iv) the date of origination of such Loan and (v) the maturity date of such Loan.

“Loan Sale Agreement” means the Commercial Loan Sale Agreement, dated as of the date hereof, between the Originator and the Trust Depositor, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Loan-to-Value” means, with respect to any Loan, as of any date of determination, the percentage equivalent of a fraction (a) the numerator of which is equal to the sum of (i) the maximum availability (as provided in the applicable loan documentation) of such Loan as of the date of its origination plus (ii) the maximum availability under all other indebtedness of the related Obligor which ranks either senior to, or pari passu with, such Loan and (b) the denominator of which is equal to the Enterprise Value of the Obligor with respect to such Loan.

“London Banking Day” means any day on which dealings in deposits in Dollars are transacted in the London interbank market and which is a Business Day.

“Majority Noteholders” means, as of any date of determination (a) prior to the payment in full of the Offered Notes, the Noteholders evidencing more than 50% of the aggregate Outstanding Principal Balance of all Offered Notes (voting as a single class); provided that for purposes of the calculation described herein, the Class A-2 Notes will be treated as Outstanding to the extent of the aggregate Class A-2 Commitments in effect as of such date and (b) from and after the payment in full of the Offered Notes, the Class F Noteholder evidencing more than 50% of the aggregate Outstanding Principal Balance of the Class F Note.

“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the Board of Governors of the Federal Reserve System.

“Material Modification” means:

(i) a termination or release (including pursuant to prepayment), or an amendment, modification or waiver, or equivalent similar undertaking or agreement, by the Servicer with respect to a Loan which would not otherwise be permitted under the standards and criteria set forth in Section 5.02(e)(1); or

(ii) a termination or release (including pursuant to prepayment), or an amendment, modification or waiver, or equivalent similar undertaking or agreement, by the Servicer with respect to a Loan which is entered into for reasons related to the inability of the applicable Obligor to make payments of principal or interest under such Loan, as determined in accordance with the Credit and Collection Policy and the Servicing Standard.

“Maximum Class A-2 Commitment” means an amount equal to $80,476,777.

“Measurement Date” means (i) during the Ramp-Up Period and the Reinvestment Period, each Cut-Off Date with respect to an Additional Loan or a Substitute Loan and the last day of each Due Period, (ii) the Effective Date; and (iii) following the Reinvestment Period, each Cut-Off Date with respect to any Substitute Loan and the last day of each Due Period.

“Minimum Weighted Average Coupon” means 8.5%.

“Minimum Weighted Average LIBOR Spread” means 4.25%.

“Minimum Weighted Average Prime Spread” means 2.5%.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s Rating” means, with respect to any Loan, the rating assigned to such Loan by Moody’s; provided that, other than in the case of a DIP Loan, prior to the time that such Loan has been assigned a rating by Moody’s, the Moody’s Rating shall be deemed to be, with respect to such Loan:

(a) The Moody’s Rating determined as follows (all references to “rating” in clauses (i)-(iii) below are to ratings by Moody’s):

(i) if the Obligor of such Loan has a corporate family rating from Moody’s, then the Moody’s Rating of such Loan shall be such rating.

(ii) if the Obligor of such Loan has a senior unsecured obligation publicly rated by Moody’s, then the Moody’s Rating of such Loan shall be such rating.

(iii) if the Obligor of such Loan does not have a senior unsecured obligation publicly rated by Moody’s but the Loan itself is rated by Moody’s, then the Moody’s Rating of such Loan shall be the subcategory below such rating.

(iv) if neither such Loan nor any senior unsecured obligation of the Obligor has been publicly rated by Moody’s, but another obligation of the Obligor has been so rated, then the Moody’s Rating Loan shall be determined as though such Loan were a senior unsecured Loan, as follows:

(1) if there is a rating by Moody’s on a senior secured obligation of the Obligor, then the Moody’s Rating of such Loan

(A) shall equal such rating if such Loan is also a senior secured obligation of the Obligor,

(B) shall be one subcategory below such rating if such Loan is a senior unsecured obligation of the Obligor, and

(C) shall be three subcategories below such rating if such rating is “Ba3” or higher or two subcategories below such rating if such rating is “B1” or lower, in each case if such Loan is a subordinated obligation of the Obligor,

(2) if there is a rating by Moody’s on a senior unsecured obligation of the Obligor, then the Moody’s Rating of such Loan

(A) shall equal such rating if such Loan is also a senior unsecured obligation of the Obligor,

(B) shall equal such rating if such rating is “Baa3” or higher or shall equal one subcategory above such rating if such rating is “Bal” or lower, in each case if such Loan is a senior secured obligation of the Obligor, and

(C) shall be two subcategories below such rating if such rating is “B1” or higher or one subcategory below such rating if such rating is “B2” or lower, in each case if such Loan is a subordinated obligation of the Obligor; or

(3) if there is a rating by Moody’s on a subordinated obligation of the Obligor, then the Moody’s Rating of such Loan

(A) shall equal such rating if such Loan is also a subordinated obligation of the Obligor or if such rating is equal to “Caa1”, “Caa2”, Caa3”, “Ca” or “C”,

(B) shall be one subcategory above such rating if such rating is “Baa3” or higher and such Loan is a senior (either secured or unsecured) obligation of the Obligor,

(C) shall be two subcategories above such rating if such rating is below “Baa3” and such Loan is a senior secured obligation of the Obligor (except that if such rating is “B3”, the Moody’s Rating of such Loan shall be “B2”), and

(D) shall be one subcategory above such rating if such rating is below “Baa3” and such Loan is a senior unsecured obligation of the Obligor;

provided, that if the operation of clauses (1) through (3) above shall result in two or more inconsistent Moody’s Ratings, then the Moody’s Rating of the related Loan shall be the lowest of such Moody’s Ratings;

(b) If a Moody’s Rating cannot be determined pursuant to clause (a) above, then at the election of the Servicer, the Moody’s Rating of such Loan may be determined using any one of the methods provided below:

(i) if there are ratings on obligations of the underlying borrower by S&P, then the Moody’s Rating of such Loan will be the rating according to clause (a) above using such S&P ratings; provided that bank loan ratings by S&P may not be used; provided, further, that such resulting rating will be reduced by (x) one rating subcategory if it is “BBB-” or higher and (y) two rating subcategories if it is “BB+” or lower; provided, further, that no more than 10% of the Aggregate Outstanding Loan Balance may be Loans given a Moody’s Rating based on a rating given by S&P as provided in this subclause (b)(i);

(ii) with respect to a senior secured Loan issued by a U.S. Obligor, if

(1) neither the Obligor nor any of its affiliates is subject to reorganization or bankruptcy proceedings,

(2) no debt securities or obligations of the Obligor are in default,

(3) neither the Obligor nor any of its affiliates has defaulted on any debt during the past two years,

(4) the Obligor has been in existence for the past five years,

(5) the Obligor is current on any cumulative dividends,

(6) the fixed-charge ratio for the Obligor exceeds 125% for each of the past two fiscal years and for the most recent quarter,

(7) the Obligor had a net profit before tax in the past fiscal year and the most recent quarter; and

(8) the annual financial statements of the Obligor are unqualified and certified by a firm of independent accountants of international reputation, and quarterly statements are unaudited but signed by a corporate officer, the Moody’s Rating of such Loan will be “B3”;

(iii) with respect to a senior secured Loan issued by a U.S. Obligor, if

(1) neither the Obligor nor any of its affiliates is subject to reorganization or bankruptcy proceedings and

(2) no debt security or obligation of the Obligor has been in default during the past two years, the Moody’s Rating of such Loan will be “Caa2”;

provided, further, that if a Moody’s Rating is obtained pursuant to this subclause (b)(iii), the Obligor must confirm such Rating with Moody’s within 30 days pursuant to clause (c) below; and

(iv) if a debt security or obligation of the Obligor has been in default during the past two years, the Moody’s Rating of such Loan will be “Ca”.

(c) If such Loan is not rated by Moody’s or S&P, and no other security or obligation of the Obligor is rated by Moody’s or S&P, or if the rating of such Loan is not addressed in any of clauses (a) or (b) above, then the Issuer or the Servicer on behalf of the Issuer, may present such Loan to Moody’s for an estimate of such Loan’s Moody’s Rating Factor, from which its corresponding Moody’s Rating shall be determined; provided, however, that until such Moody’s Rating has been obtained, the Moody’s Rating shall be deemed to be “Caa2”.

(d) In all cases, if a Loan is (x) on watch for upgrade it shall be treated as upgraded by one rating subcategory or (y) on watch for downgrade it shall be treated as downgraded by one rating subcategory unless, in each case, Moody’s has advised the Servicer in writing that such treatment is no longer required.

(e) The Moody’s Rating may, in the Servicer’s discretion, be determined in accordance with Annex B hereto as of the Cut-Off Date for such Loan, subject to the satisfaction of the qualifications set forth therein, (i) at all times prior to the end of the Reinvestment Period with respect to Loans representing not more than 30% of the Expected Aggregate Outstanding Loan Balance (as such percentage may be adjusted in the discretion of Moody’s) and (ii) following the Reinvestment Period with respect to Loans representing the greater of (x) 30% of the Aggregate Outstanding Loan Balance as of the applicable date of determination (as such percentage may be adjusted in the discretion of Moody’s) and (y) the Outstanding Loan Balance of Loans included in the Collateral as of such date which have a Moody’s Rating previously determined under this clause (e). The Servicer shall re-determine and report to Moody’s the Moody’s Rating for each Loan with a Moody’s Rating determined under this clause (e) within 30 days after receipt of annual audited financial statements from the related Obligor.

“Moody’s Rating Condition” means, with respect to any action or series of related actions or proposed transaction or series of proposed transactions, that Moody’s shall have notified the Trust Depositor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a reduction or withdrawal of the rating issued by Moody’s on the Closing Date with respect to any outstanding class of Notes as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

“Moody’s Rating Factor” means, for any Loan with a Moody’s Rating, the number set forth below under the heading “Moody’s Rating Factor” across from the Moody’s Rating of such Loan or, in the case of a rating assigned by Moody’s at the request of the Issuer (or the Servicer on behalf of the Issuer), the Moody’s Rating Factor as assigned by Moody’s.

Moody’s Rating of Loan	Moody’s Rating Factor
Aaa(1)	1
Aa1	10
Aa2	20
Aa3	40
Al	70
A2	120
A3	180
Baa1	260
Baa2	360
Baa3	610
Ba1	940
Ba2	1,350
Ba3	1,766
B1	2,220
B2	2,720

Moody’s Rating of Loan	Moody’s Rating Factor
B3	3,490
Caa1	4,770
Caa2	6,500
Caa3	8,070
Ca	10,000
C	10,000

(1) Includes any security issued or guaranteed as to the payment of principal and interest by the United States government or any agency or instrumentality thereof.

“Moody’s Recovery Rate” means, with respect to any Loan, the recovery rate specified by Moody’s for such Loan; provided that (i) the Moody’s Recovery Rate for any Loan for which the Moody’s Rating has been determined pursuant to clause (e) of the definition of “Moody’s Rating”, shall be determined in accordance with Annex B hereto, and (ii) prior to the time that such recovery rate has been specified by Moody’s or so determined, the Moody’s Recovery Rate with respect to such loan shall be deemed to be the percentage specified in the table below:

Moody’s Category	Recovery Rate
Type 1: U.S. or Canadian Obligor senior secured Loan with first priority perfected Lien	45%

Type 2: U.S. or Canadian Obligor senior secured “second lien” or “last-out” Loan	40%

Type 3: U.S. or Canadian Obligor senior unsecured Loan	30%

Moody’s Category	Recovery Rate
Type 4: Non-U.S Non-Canadian Obligorany	0%
any loan

“Moody’s Weighted Average Rating” means, as of any Measurement Date, the number obtained by dividing (a) the sum of the products obtained by multiplying the Outstanding Loan Balance of each Loan by its Moody’s Rating Factor as of such date by (b) the Aggregate Outstanding Loan Balance as of such date.

“Moody’s Weighted Average Rating Factor Test” means a test that will be satisfied if the Moody’s Weighted Average Rating is less than or equal to 3300.

“Moody’s Weighted Average Recovery Rate” means, as of any Measurement Date, the percentage (rounded up to the first decimal place) obtained by dividing (a) the sum of the products obtained by multiplying the Outstanding Loan Balance of each Loan by its Moody’s Recovery Rate, by (b) the Aggregate Outstanding Loan Balance.

“Moody’s Weighted Average Recovery Rate Test” means a test that will be satisfied if the Moody’s Weighted Average Recovery Rate equals or exceeds 43.0%.

“Mortgage” means the mortgage, deed of trust or other instrument creating a Lien on a Mortgaged Property, including the Assignment of Leases and Rents related thereto.

“Mortgage Note” means the note or other evidence of indebtedness of an Obligor under a Real Estate Loan conveyed to the Issuer pursuant to the Loan Sale Agreement, together with all riders and amendments thereto.

“Mortgaged Property” means the underlying real property and any improvements thereon on which a Lien is granted to secure a Real Estate Loan.

“NewStar” means NewStar Financial, Inc., a Delaware corporation, together with its successors in interest.

“NewStar CP Funding LLC” means NewStar CP Funding LLC, a Delaware limited liability company and a wholly owned subsidiary of NewStar.

“NewStar LIBOR Rate” means the posted rate for one, three or six month, as applicable, deposits in U.S. dollars appearing on Telerate Page 3750, as and when determined in accordance with the applicable Required Loan Documents.

“NewStar Prime Rate” means the rate designated by NewStar from time to time as its prime rate in the United States or the prime rate of another bank as designated in an Underlying Loan Agreement, such rate to change as and when such designated rate changes; provided, however, the NewStar Prime Rate is not intended to be the lowest rate of interest charged by NewStar in connection with extensions of credit to debtors.

“Nonrecoverable Advance” means any Scheduled Payment Advance or Servicing Advance, as applicable, previously made in respect of a Loan or any Related Property that, as determined by the Servicer in its reasonable, good faith judgment, will not be ultimately recoverable from subsequent payments or collections with respect to the applicable Loan including, without limitation, payments or reimbursements from the related Obligor, Insurance Proceeds, Released Mortgage Property Proceeds or Liquidation Proceeds on or in respect of such Loan or Related Property; provided however, that for purposes of the Servicer’s ability to reimburse itself for Nonrecoverable Advances pursuant to Section 5.09(c) and clause 2 of Section 7.05(a), Scheduled Payment Advances of interest made in respect of Delinquent Loans shall be deemed not to be Nonrecoverable Advances.

“Note” means any one of the notes of the Issuer of any Class executed and authenticated in accordance with the Indenture.

“Note Break-Even Loss Rate” means, with respect to any class of Notes rated by S&P, at any time, the maximum percentage of defaults that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain such that, after giving effect to S&P assumptions on recoveries and timing and to the priority of payments with respect to the Notes, will result in sufficient funds remaining for the ultimate payment of principal of and interest on such class of Notes in full by its stated maturity and the timely payment of interest on such class of Notes.

“Note Distribution Account” means the interest bearing trust account so designated and established and maintained pursuant to Section 7.01.

“Note Interest Rate” means, as the context requires, any of the Class A-l Note Interest Rate, the Class A-2 Note Interest Rate, the Class B Note Interest Rate, the Class C Note Interest Rate, the Class D Note Interest Rate or the Class E Note Interest Rate.

“Note Register” shall have the meaning provided in Section 1.01 of the Indenture.

“Noteholders” means each Person in whose name a Note is registered in the Note Register.

“Noteless Loan” means a Loan with respect to which (i) the related loan agreement does not require the Obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Loan and (ii) no Underlying Notes are outstanding with respect to the portion of the Loan transferred to the Issuer.

“Notes Loss Differential” means, with respect to any class of Notes rated by S&P, at any time, the rate calculated by subtracting the Class Scenario Loss Rate at such time from the Note Break-Even Loss Rate for such class of Notes at such time.

“Obligor” means, with respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit of which the related Loan is principally underwritten.

“OCC” means the Office of the Comptroller of the Currency.

“Offered Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

“Offered Notes Priority Period” means each Pro Rata Distribution Date during the period beginning on the date on which the Aggregate Outstanding Loan Balance is less than 75% of the Expected Aggregate Outstanding Loan Balance and ending on the date on which the Aggregate Outstanding Loan Balance is less than 45% of the Expected Aggregate Outstanding Loan Balance.

“Offering Memorandum” means the Offering Memorandum, dated August 8, 2005 prepared in connection with the offer and sale of the Offered Notes.

“Officer’s Certificate” means a certificate delivered to the Indenture Trustee signed by the Chief Executive Officer, Chief Investment Officer, Chief Financial Officer or a Managing Director of, the designated manager of the Trust Depositor or of the Servicer, or by a Responsible Officer of the Owner Trustee (or another Person), on behalf of the Issuer, as required by this Agreement or any other Transaction Document.

“Opinion of Counsel” means a written opinion of counsel, who may be outside counsel, or internal counsel (except with respect to federal securities law, tax law, bankruptcy law or UCC matters), for the Trust Depositor or the Servicer, including Dechert LLP or other counsel reasonably acceptable to the Owner Trustee or the Indenture Trustee, as the case may be.

“Optional Repurchase” means a repurchase of the Notes pursuant to Section 10.01 of the Indenture.

“Originator” shall have the meaning provided in the Preamble.

“Outstanding” shall have the meaning provided in the Indenture.

“Outstanding Loan Balance” of a Loan means the excess of (a) the sum, without duplication, of (i) the outstanding principal amount of such Loan or portion thereof transferred to the Issuer as of the Initial Cut-Off Date or the Cut-Off Date, as applicable, or, if the Loan is acquired by the Issuer for a purchase price which is less than 90% of the outstanding principal amount of such Loan or portion thereof transferred to the Issuer as of the Initial Cut-Off Date or the Cut-Off Date, as applicable, then the purchase price paid by the Issuer therefor plus (ii) the principal amount advanced by the Issuer with respect to any Revolving Loan or Delayed Draw Term Loan on or after the Initial Cut-Off Date, as applicable, over (b) all Principal Collections received on such Loan, or portion thereof, transferred to the Issuer since the Initial Cut-Off Date or the related Cut-Off Date, as applicable; provided that for all purposes other than (x) determining the Transfer Deposit Amount with respect to a Loan and (y) the determination of the Cumulative Charged-Off Amount, (i) any Loan charged-off pursuant to clauses (a), (b), (c), (e) and (f) of the definition of Charged-Off Loan will be deemed to have an Outstanding Loan Balance equal to zero and (ii) all or the portion of any Loan charged-off pursuant to clause (d) of the definition of Charged-Off Loan will be deemed to have an Outstanding Loan Balance equal to zero; and provided, further, that, for any Permitted PIK Loan, the Outstanding Loan Balance of such Permitted PIK Loan shall not include any Accreted Interest with respect thereto.

“Outstanding Principal Balance” means, as of date of determination and with respect to any Notes other than the Class A-2 Notes, the original principal amount of such Notes on the Closing Date, as reduced by all amounts paid by the Issuer with respect to such principal amount up to such date, and with respect to the Class A-2 Notes, the outstanding principal amount thereof as of such date of determination unless otherwise expressly required in the context used. For the avoidance of doubt, the Outstanding Principal Balance of the Class A-2 Notes shall not be deemed reduced to zero under the Indenture prior to the Commitment Termination Date when no outstanding principal amount then exists with respect thereto so long as any Class A-2 Commitments remain outstanding with respect thereto.

“Owner Trustee” means the Person acting, not in its individual capacity, but solely as Owner Trustee, under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Participated Loans” means the Loans in which the Issuer holds a Participation interest as of the Closing Date or the related Cut-Off Date (if after the Closing Date), as the case may be.

“Participation” means an undivided 100% participation interest granted by the Originator in and to the Participated Loans and all Related Property therefor.

“Paying Agent” shall have the meaning provided in Section 3.03 of the Indenture and Section 3.09 of the Trust Agreement.

“Permitted Investments” means negotiable instruments or securities or other investments (a) which, except in the case of demand or time deposits, investments in money market funds and Eligible Repurchase Obligations, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (b) that, as of any date of determination, mature by their terms on or prior to the Distribution Date immediately following such date of determination, and (c) that evidence:

(i) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Issuer’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from each Rating Agency in the Highest Required Investment Category granted by such Rating Agency, which, in the case of Fitch, shall be “F1+”;

(iii) commercial paper, or other short term obligations, having, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency, which, in the case of Fitch, shall be “F1+”;

(iv) demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short-term deposits from Moody’s, S&P and Fitch of “P-1”, “A-1+” and “F1+”, respectively;

(v) notes that are payable on demand or bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above;

(vi) investments in taxable money market funds or other regulated investment companies having, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from Moody’s, S&P and Fitch or otherwise subject to satisfaction of the Rating Agency Condition;

(vii) time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency;

(viii) Eligible Repurchase Obligations with a rating acceptable to the Rating Agencies, which, in the case of Fitch, shall be “F1+” and in the case of S&P shall be “A-l”; or

(ix) any negotiable instruments or securities or other investments subject to satisfaction of the Rating Agency Condition.

Permitted Investments shall not include any instrument, security or investment (w) which, if purchased at a price (excluding accrued interest) in excess of 100% of par, is subject to substantial non-credit risk as determined by the Servicer in its reasonable business judgment, (x) the S&P rating of which includes a “p”, “pi”, “q”, “r” or “t” subscript, (y) subject to a tender offer or other offer to exchange such instruments, security or investment for cash or another instrument, security or investment or (z) is an interest only security or mortgage backed security. The Indenture Trustee may purchase or sell to itself or an Affiliate, as principal or agent, the Permitted Investments described above.

“Permitted Liens” means

(i) with respect to the interest of the Originator, the Trust Depositor and the Issuer in the Loans: (a) Liens in favor of the Trust Depositor created pursuant to the Loan Sale Agreement and transferred to the Issuer pursuant hereto, (b) Liens in favor of the Issuer created pursuant to this Agreement, (c) Liens in favor of the Indenture Trustee created pursuant to the Indenture and/or this Agreement, and (d) Liens, if any, which have priority over first priority perfected security interests in the Loans or any portion thereof under the UCC or any other Applicable Law; and

(ii) with respect to the interest of the Originator, the Trust Depositor and the Issuer in the other Collateral (including any Related Property): (a) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (b) purchase money security interests in certain items of equipment, (c) Liens for state, municipal and other local taxes if such taxes shall not at the time be due and payable or the validity or amount thereof is currently being contested by an appropriate Person in good faith by appropriate proceedings, (d) other customary Liens permitted with respect thereto consistent with the Servicing Standard, (e) Liens in favor of the Trust Depositor created by the Originator and transferred by the Trust Depositor to the Issuer pursuant to this Agreement, (f) Liens in favor of the Issuer created pursuant to this Agreement, (g) Liens in favor of the Indenture Trustee created pursuant to the Indenture and/or this Agreement, (h) Liens which have priority over first priority perfected security interests in the other Collateral, the Indenture Collateral or any portion thereof under the UCC or any other Applicable Law, and (i) with respect to Agented Loans and Third Party Serviced Loans, Liens in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility.

“Permitted PIK Loan” means a Loan that requires the Obligor to pay only a portion of the accrued and unpaid interest in cash on a current basis, the remainder of which is deferred and paid later together with interest thereon as a lump sum and is treated as Interest Collections at the time it is received.

“Person” means any individual, corporation, estate, partnership, business or statutory trust, limited liability company, sole proprietorship, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof or other entity.

“Portfolio Criteria” means the criteria set forth below:

(a)	the Portfolio Profile Test is satisfied;

(b)	the S&P CDO Monitor Test is satisfied;

(c)	the Fitch Weighted Average Rating Factor Test is satisfied;

(d)	the Moody’s Weighted Average Rating Factor Test is satisfied;

(e)	the Weighted Average Life Test is satisfied;

(f)	the Weighted Average LIBOR Spread Test is satisfied;

(g)	the Weighted Average Prime Spread Test is satisfied;

(h)	the Weighted Average Coupon Test is satisfied;

(i)	the Diversity Test is satisfied;

(j)	the Moody’s Weighted Average Recovery Rate Test is satisfied;

(k)	the S&P Weighted Average Recovery Rate Test is satisfied; and

(1)	the Class A-2 Funding Test is satisfied.

Compliance with the above criteria will be determined, in the case of a Measurement Date relating to any Additional Loan or a Substitute Loan, after giving effect to the acquisition of all Additional Loans or Substitute Loans, as applicable, on such date.

“Portfolio Profile Test” means a test which will be satisfied as of each Measurement Date based upon compliance with each of the following criteria:

(a) not more than 5% of the Aggregate Outstanding Loan Balance may consist of Fixed Rate Loans;

(b) not more than 25% of the Aggregate Outstanding Loan Balance may consist of Floating Prime Rate Loans;

(c) not more than 20% of the Aggregate Outstanding Loan Balance may consist of Second Lien Loans;

(d) not more than 5% of the Aggregate Outstanding Loan Balance may consist of Loans that pay interest less frequently than quarterly;

(e) not more than 15% of the Aggregate Outstanding Loan Balance may consist of Loans (other than Charged-Off Loans) with a Moody’s Rating of “Caa1” or lower and an S&P Rating of “CCC+” or lower or Loans that do not have either a rating or a rating estimate from each Rating Agency;

(f) not more than 10% of the Aggregate Outstanding Loan Balance may consist of Loans to Obligors organized under the laws of, or all or substantially all of the assets of which are located in, any country other than the United States;

(g) not more than 10% of the Aggregate Outstanding Loan Balance may consist of Loans to Obligors organized under the laws of, or all or substantially all of the assets of which are located in, Canada;

(h) the sum of the Outstanding Loan Balances of Loans to Obligors organized under the laws of, or all or substantially all of the assets of which are located in, Group I Countries, Group II Countries or Group III Countries may not exceed 5% of the Aggregate Outstanding Loan Balance;

(i) not more than 2.5% of the Aggregate Outstanding Loan Balance may consist of Loans to a single Obligor organized under the laws of, or all or substantially all of the assets of which are located in, a Group II Country or a Group III Country;

(j) no more than 10% of the Aggregate Outstanding Loan Balance may consist of Structured Loans;

(k) not more than 25% of the Aggregate Outstanding Loan Balance may consist of Real Estate Loans;

(l) not more than 5% of the Aggregate Outstanding Loan Balance may consist of Broadly Syndicated Loans;

(m) not more than 5% of the Aggregate Outstanding Loan Balance may consist of Loans to a single Obligor; and

(n) not more than 15% of the Aggregate Outstanding Loan Balance may consist of Real Estate Loans the Mortgaged Property for which is located in a single metropolitan statistical area.

Compliance with the above criteria will be determined, in the case of a Measurement Date relating to any Additional Loan or Substitute Loan, after giving effect to the acquisition or substitution of all Additional Loans or Substitute Loans, as applicable, on such date.

“Prepayments” means any and all (a) full prepayments, including prepayment premiums, on or with respect to a Loan (including, with respect to any Loan and any Due Period, any Scheduled Payment, Finance Charge or portion thereof that is due in a subsequent Due Period that the Servicer has received and expressly permitted the related Obligor to make in advance of its scheduled due date, and that will be applied to such Scheduled Payment on such due date), (b) Liquidation Proceeds, and (c) Insurance Proceeds.

“Prime Excess” means, as of any Measurement Date, a fraction (expressed as a percentage), the numerator of which is equal to the product of (a) the excess, if any, of the Weighted Average Prime Spread for such Measurement Date over the Minimum Weighted Average Prime Spread for such Measurement Date and (b) the sum of the Outstanding Loan Balances of all Floating Prime Rate Loans (excluding Charged-Off Loans and Delinquent Loans) in the Collateral as of such Measurement Date, and the denominator of which is the sum of the Outstanding Loan Balances (excluding Charged-Off Loans and Delinquent Loans) of all Fixed Rate Loans and Floating LIBOR Rate Loans in each case solely to the extent that the Prime Excess is included in the calculation of the Weighted Average Coupon or the Weighted Average LIBOR Spread, respectively, in the Collateral as of such Measurement Date. In computing the Prime Excess on any Measurement Date, the Weighted Average Prime Spread for such Measurement Date will be computed as if the Fixed Rate Excess and the LIBOR Excess were equal to zero, and Loans that are Charged-Off Loans and Delinquent Loans will be included in the calculations described herein if, as of such Measurement Date, such Loans are paying in full current interest pursuant to the terms of their respective Underlying Note or, if a Noteless Loan, the related Underlying Loan Agreement.

“Principal and Interest Account” means the interest bearing trust account so designated and established and maintained pursuant to Section 7.03.

“Principal Collection Account” means a sub-account of the Principal and Interest Account established and maintained pursuant to Section 7.03(a).

“Principal Collections” means amounts deposited into the Principal and Interest Account in respect of payments received on or after the Initial Cut-Off Date in the case of the Initial Loans and the applicable Cut Off Date in the case of any Additional Loans or Substitute Loans on account of principal on the Loans, including:

(a) the principal portion of:

(i) any Scheduled Payments and Prepayments; and

(ii) any amounts received (1) in connection with the purchase or repurchase of any Loan and the amount of any adjustment for substituted Loans and (2) as Scheduled Payment Advances that the Servicer determines to make;

(b) Curtailments and, during the Ramp-Up Period and the Reinvestment Period, Liquidation Proceeds other than Required Liquidation Proceeds;

(c) all Sale Proceeds not attributable to accrued interest or Sale Premium;

(d) amounts previously deposited in accordance with the procedures for the substitution of Loans that have not been applied to purchase one or more Substitute Loans within 180 days after their deposit into the Principal Collection Account; provided that prior to the expiration of 180 days from the date of their deposit in the Principal Collection Account, such amounts shall be deemed not to constitute Principal Collections for purposes of the requirement that all Principal Collections then held in the Principal Collection Account be transferred to the Note Distribution Account on each Distribution Date; and

(e) all other amounts not specifically included in Interest Collections.

“Priority of Payments” means, collectively, the payments made on each Distribution Date in accordance with Section 7.05(a) and Section 7.05(b).

“Proceeds” means, with respect to any Collateral, whatever is receivable or received when such Collateral is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Proposed Portfolio” means the portfolio (measured by principal balance and treating Revolving Loans and Delayed Draw Term Loans as fully funded) of (a) the Loans, (b) Principal Collections held as cash and (c) Permitted Investments purchased with Principal Collections resulting from the repurchase, maturity or other disposition of Loan or a proposed acquisition of an Additional Loan or substitution of a Substitute Loan, as the case may be.

“Pro Rata Distribution Date” means any Distribution Date (a) occurring prior to the occurrence of a Servicer Default, an Event of Default, a Downgrade Event, the existence of any Class E Accrued Payable or the Sequential Pool Condition, and (b) on which the Interest Distributable Test is satisfied.

“Purchase Agreement” means the Purchase Agreement, dated August 10, 2005 among the Initial Purchasers, the Trust Depositor, the Issuer and NewStar, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Qualified Institution” means (a) the corporate trust department of the Indenture Trustee or the corporate trust department of Wachovia Bank, National Association, or (b) a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) that has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “AA-”, in the case of Fitch, shall be “AA-” and in the case of Moody’s, shall be “Aa3” or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “A-1+”, in the case of Fitch, shall be “F1+”, and in the case of Moody’s, shall be “P-1”, (B) the parent corporation, if such parent corporation guarantees the obligations of the depository institution, of which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “AA-”, in the case of Fitch, shall be “AA-” and in the case of Moody’s, shall be “Aa3” or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “A-1+”, in the case of Fitch, shall be “F1+” and in the case of Moody’s, shall be “A-1”, or (C) otherwise satisfies the Rating Agency Condition, and (ii) whose deposits are insured by the FDIC and satisfies the Rating Agency Condition.

“Qualified Second Lien Loan” means any Second Lien Loan: (a) which has a Loan-to-Value of not greater than 70%; (b) as to which the ratio, for the related Obligor, of (x) the sum of (i) the maximum availability (as provided in the applicable loan documentation) of such Loan as of the date of its origination plus (ii) the maximum availability under all other indebtedness of the related Obligor which ranks either senior to, or pari passu with, such Loan to (y) such Obligor’s earnings before interest, taxes, depreciation and amortization for the twelve calendar months preceding such date shall not exceed (I) in the case of Obligors in the media and telecommunications industries, 6.5:1.0 and (II) in the case of all other Obligors, 4.5:1.0; and (c) with respect to which the Underlying Loan Agreement (i) contains a limit on the amount of first-lien senior debt which may be incurred by the related Obligor, (ii) preserves enforcement rights for the second lien lender after a default under the related Underlying Loan Agreement, and (iii) contains either or both (x) a standstill period applicable to the holders of such Second Lien Loan of not longer than 180 days following a default under the loan agreement governing the senior indebtedness of such Obligor, and (y) provisions requiring the consent of the holders of such Second Lien Loan to release of all or substantially all of the Related Property securing such Loan unless the majority of the proceeds of the disposition of such Related Property are used to repay the indebtedness which is senior to or pari passu with such Second Lien Loan, or to repay such Second Lien Loan.

“Qualified Transferee” means:

(a) the Trust Depositor, the Issuer, the Indenture Trustee and any Affiliate thereof; or

(b) any other Person which:

(i) has at least $50,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm or similar fiduciary); and

(ii) is one of the following:

(A) an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan;

(B) an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, or an “institutional accredited investor” within the meaning of Regulation D who is a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act;

(C) the indenture trustee, collateral agent or administrative agent in connection with (x) a securitization of the subject Loan through the creation of collateralized debt or loan obligations or (y) an asset-backed commercial paper funded transaction funded by a commercial paper conduit whose commercial paper notes are rated at least “A-1” by S&P or at least “P-1” by Moody’s, or (z) a repurchase transaction funded by an entity which would otherwise be a Qualified Transferee so long as the “equity interest” (other than any nominal or de minimis equity interest) in the special purpose entity that issues notes or certificates in connection with any such collateralized debt or loan obligation, asset-backed commercial paper funded transaction or repurchase transaction is owned by one or more entities that are Qualified Transferees under subclauses (A) or (B) above; or

(D) any entity Controlled (as defined below) by any of the entities described in subclauses (i) or (ii) above.

For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise, and “Controlled” has the meaning correlative thereto.

“Quarterly Report” has the meaning provided in Section 9.01.

“Ramp-Up Period” means the period commencing on the Closing Date and ending on the Effective Date.

“Rating Agency” means each of S&P, Moody’s and Fitch, so long as such Persons maintain a rating on any of the Offered Notes; and if any of S&P, Moody’s or Fitch no longer maintains a rating on any of the Offered Notes, such other nationally recognized statistical rating organization, if any, selected by the Trust Depositor.

“Rating Agency Condition” means, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, that each applicable Rating Agency shall have notified the Trust Depositor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a Ratings Effect.

“Ratings Confirmation Failure” shall have the meaning provided in Section 2.06(h).

“Ratings Effect” means, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, a reduction or withdrawal of the then-current rating issued by a Rating Agency with respect to any outstanding Class of Notes as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

“Real Estate Loan” means any Loan for which the underlying Related Property consists primarily of real property owned by the Obligor and is evidenced by a Mortgage Note.

“Record Date” means, for book-entry Notes, the calendar day immediately preceding the applicable Distribution Date, the Repurchase Date or the Refinancing Date, as applicable, and for the definitive Notes, the last Business Day of the calendar month preceding the related Distribution Date, the Repurchase Date or the Refinancing Date, as applicable.

“Records” means all Loan and other documents, books, records and other information (including without limitation, computer programs, tapes, disks, data processing software and related property and rights) executed in connection with the origination or acquisition of the Loans or maintained with respect to the Loans and the related Obligors that the Originator or the Servicer have generated, in which the Originator, the Trust Depositor, the Issuer, the Indenture Trustee or the Servicer have acquired an interest pursuant to the Transfer and Servicing Agreements or in which the Originator, the Trust Depositor, the Issuer, the Indenture Trustee or the Servicer have otherwise obtained an interest to the extent transferable, and subject to any confidentiality and/or transferability restrictions.

“Reference Banks” means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

“Refinancing” means a refinancing of the Offered Notes pursuant to Section 10.04 of the Indenture.

“Refinancing Date” means the Distribution Date on or after the Distribution Date occurring in October, 2008 designated as such by the Issuer in connection with a Refinancing.

“Refinancing Price” means an amount equal to the sum of (i) the then Outstanding Principal Balance of each Class of Offered Notes to be refinanced plus accrued and unpaid interest thereon to but excluding the Refinancing Date and all other amounts accrued and unpaid with respect thereto, plus (ii) with respect to the Class A-2 Notes, any accrued and unpaid Class A-2 Increased Costs and Class A-2 Commitment Fee, plus (iii) all administrative and other fees, expenses, advances and other amounts then accrued and payable or reimbursable in accordance with the Priority of Payments (excluding any amounts payable to the Class F Noteholder or to the Certificateholder).

“Registered” means, with respect to any debt obligation, a debt obligation that was issued after July 18, 1984 and that is in registered form for purposes of the Code.

“Reinvestment Period” means the period beginning on the Effective Date and terminating on the earlier to occur of (a) the Business Day preceding the Distribution Date in October, 2008, (b) an Event of Default or, (c) the Distribution Date following the date on which the Servicer notifies the Indenture Trustee in writing that, in light of the composition of the Loans, general market conditions and other factors, the Servicer (in its sole discretion) has determined that investments in Additional Loans within the foreseeable future would either be impractical or not beneficial; provided that, (i) if the Reinvestment Period terminates as described in clause (a), the Reinvestment Period may not be extended without the consent of the Servicer and the Majority Noteholders and satisfaction of the Fitch Rating Condition and the S&P Rating Condition with respect to the extension of the Reinvestment Period; and (ii) if the Reinvestment Period terminates as a result of the occurrence of an Event of Default, the Reinvestment Period may not be reinstated unless (w) the event giving rise to such termination has been cured or waived, (x) no other events that would terminate the Reinvestment Period have occurred, (y) the Servicer and the Majority Noteholders have consented to such reinstatement and (z) the Fitch Rating Condition, and the S&P Rating Condition have been satisfied with respect to the reinstatement of the Reinvestment Period.

“Related Property” means, with respect to any Loan and as applicable in the context used, the interest of the Obligor, or the interest of the Originator, Trust Depositor or Issuer under the Loan, in any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan (including, without limitation, Mortgaged Property and/or a pledge of the stock, membership or other ownership interests in the Obligor), including all Proceeds from any sale or other disposition of such property or other assets.

“Released Mortgage Property Proceeds” means, as to any Loan secured by a Mortgaged Property, the proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the Lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which is not released to the Obligor, the grantor or another creditor in accordance with the Applicable Law, the governing documents, the Credit and Collection Policy, the Servicing Standard and this Agreement, net of costs with respect thereto.

“Repossessed Property” means items of Related Property taken in the name of the Issuer as a result of legal action enforcing the Lien on the Related Property resulting from a default on the related Loan.

“Representative Amount” means an amount that is representative for a single transaction in the relevant market at the relevant time.

“Repurchase Date” means the Distribution Date designated as such by the Issuer in connection with an Optional Repurchase.

“Repurchase Price” means, in the case of a repurchase of the Notes pursuant to Section 10.01 of the Indenture, an amount equal to the sum of (i) the then Outstanding Principal Balance of each Class of Offered Notes to be repurchased plus accrued and unpaid interest thereon to but excluding the Repurchase Date and all other amounts accrued and unpaid with respect thereto, plus (ii) any accrued and unpaid Class A-2 Increased Costs and Class A-2 Commitment Fee, plus (iii) all administrative and other fees, expenses, advances and other amounts then accrued and payable or reimbursable in accordance with the Priority of Payments (including fees and expenses, if any, incurred by the Indenture Trustee and the Servicer in connection with any sale of Loans in connection with a repurchase).

“Required Distributable Amount” means, for any Distribution Date, the sum of the Additional Principal Amount for such Distribution Date plus the Required Reserve Amount for such Distribution Date.

“Required Liquidation Proceeds” means, for any Distribution Date during the Ramp-Up Period and the Reinvestment Period, the lesser of (i) an amount equal to the Required Distributable Amount for such Distribution Date minus the Interest Distributable Amount for such Distribution Date and (ii) the amount of Liquidation Proceeds, if any, on deposit in the Principal Collection Account on the last day of the Due Period immediately preceding such Distribution Date, which Required Liquidation Proceeds shall be deemed to constitute Interest Collections for all purposes hereunder as of the end of the Due Period immediately preceding such Distribution Date.

“Required Loan Documents” means, with respect to:

(a) all Loans in the aggregate:

(i) a blanket assignment of all of the Originator’s and Trust Depositor’s right, title and interest in and to all Related Property securing the Loans at any time transferred to the Issuer, including without limitation, all rights under applicable guarantees and Insurance Policies, such assignment shall be in the name of “U.S. Bank National Association, its successors and assigns, as Indenture Trustee under the Indenture, dated as of August 10, 2005 relating to NewStar Trust 2005-1”;

(ii) irrevocable powers of attorney of the Originator, the Trust Depositor and the Issuer to the Indenture Trustee to execute, deliver, file or record and otherwise deal with the Related Property for the Loans at any time transferred to the Issuer. The powers of attorney will be delegable by the Indenture Trustee to the Servicer and any Successor Servicer and will permit the Indenture Trustee or its delegate to prepare, execute and file or record UCC financing statements and notices to insurers;

(iii) blanket UCC-1 financing statements identifying by type all Collateral for the Loans to be transferred to the Issuer as Related Property under the Indenture and naming the Issuer and the Indenture Trustee, as assignee of the Issuer, as “Secured Party” and the Trust Depositor as the “Debtor”;

(b) for each Loan:

(i) (x) other than in the case of a Noteless Loan, the original or, if accompanied by a “lost note” affidavit and indemnity, a copy of, the Underlying Note, endorsed by the prior holder of record either in blank or to the Indenture Trustee (and evidencing an unbroken chain of endorsements from the prior holder thereof evidenced in the chain of endorsements to the Indenture Trustee), with any endorsement to the Indenture Trustee to be in the following form: “U.S. Bank National Association, its successors and assigns, as Indenture Trustee under the Indenture, dated as of August 10, 2005, relating to NewStar Trust 2005-1”, and (y) in the case of a Noteless Loan, (A) a copy of each transfer document or instrument relating to such Noteless Loan evidencing the assignment of such Noteless Loan to the Originator, from the Originator to the Trust Depositor and from the Trust Depositor either to the Indenture Trustee or in blank, and (B) a copy of the related credit agreement, note purchase agreement or sale and servicing agreement (or equivalent agreement), as applicable, together with, to the extent in the possession of the Originator or reasonably available to the Originator, copies of all other documents and instruments described in clauses (b)(ii), (iii) and (iv) hereof with respect to such Noteless Loan;

(ii) other than in the case of a Noteless Loan, originals or copies of each of the following, to the extent applicable to the related Loan: any related loan agreement, credit agreement, note purchase agreement, security agreement (if separate from any Mortgage), Mortgage, sale and servicing agreement, acquisition agreement, subordination agreement, intercreditor agreement or similar instruments, guarantee, Insurance Policy, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto, as set forth on the Loan Checklist;

(iii) other than in the case of a Noteless Loan, if any Loan (other than an Agented Loan or a Third Party Serviced Loan) is secured by a Mortgage:

(x) either (A) the original Mortgage, the original Assignment of Leases and Rents, if any, and the originals of all intervening assignments, if any, of the Mortgage and Assignments of Leases and Rents with evidence of recording thereon, (B) copies thereof certified by the Servicer by closing counsel or by a title company or escrow company to be true and complete copies thereof where the originals have been transmitted for recording until such time as the originals are returned by the public recording office or (C) copies certified by the public recording offices where such documents were recorded to be true and complete copies thereof in those instances where the public recording offices retain the original or where the original recorded documents are lost; and

(y) an Assignment of Mortgage and of any other material recorded security documents (including any Assignment of Leases and Rents) in recordable form, executed by the prior holder of record, in blank or to the Indenture Trustee (and evidencing an unbroken chain of assignments from the prior holder of record to the Indenture Trustee), with any assignment to the Indenture Trustee to be in the following form: “U.S. Bank National Association, its successors and assigns, as Indenture Trustee under the Indenture, dated as of August 10, 2005, relating to NewStar Trust 2005-1”;

(iv) other than in the case of a Noteless Loan, with respect to any Loan originated by the Originator, either (x) copies of the UCC-1 financing statements, if any, and any related continuation statements, showing the Obligor, as debtor and the Originator as secured party or (y) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing; and;

(v) a copy of the related Loan Checklist.

“Required Principal Distribution Amount” means for any Distribution Date, during the Ramp-Up Period and the Reinvestment Period, any Uninvested Amounts as of such date.

“Required Reserve Amount” means, with respect to each Distribution Date, an amount equal to the Outstanding Loan Balance of each Delinquent Loan.

“Reserve Fund” means the interest bearing trust account so designated and established and maintained pursuant to Section 7.01.

“Responsible Officer” means, when used with respect to (a) the Owner Trustee or the Indenture Trustee, any officer assigned to the Corporate Trust Office (and, with respect to the Indenture Trustee, the CDO Group), including any Chief Executive Officer, President, Executive Vice President, Vice President, Assistant Vice President, Secretary, any Assistant Secretary, any trust officer or any other officer of the Owner Trustee or the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (b) the Trust Depositor, the Issuer, the Originator or the Servicer, the Chief Executive Officer, Chief Investment Officer, Chief Financial Officer or any Managing Director thereof who is also a Servicing Officer of such Person or of the designated manager of such Person, as applicable.

“Revolving Loan” means a Loan that is a line of credit arising from an extension of credit by the Originator to or on behalf of an Obligor with a commitment that is fixed pursuant to the terms of the related Required Loan Documents.

“S&P” means Standard and Poor’s, a division of The McGraw Hill Companies and any successor thereto.

“S&P CDO Monitor” means the dynamic, analytical computer program provided by S&P to the Servicer and the Indenture Trustee within 30 days after the Closing Date for the purpose of estimating the default risk of Loans.

“S&P CDO Monitor Test” means the test that will be satisfied on any Measurement Date if after giving effect to the substitution of a Substitute Loan or the acquisition of an Additional Loan (or both), as the case may be, on such Measurement Date the Notes Loss Differential of the Proposed Portfolio is positive, or if the Notes Loss Differential of the Proposed Portfolio is negative prior to giving effect to such sale or purchase, the extent of compliance is improved after giving effect to the substitution of a Substitute Loan or the acquisition of an Additional Loan, as applicable. The S&P CDO Monitor Test will be considered improved if the Notes Loss Differential of the Proposed Portfolio is greater than the corresponding Notes Loss Differential of the Current Portfolio. In the event such test is updated or otherwise modified by S&P after the Closing Date, the “S&P CDO Monitor Test” shall mean such test as so updated or otherwise modified.

“S&P Priority Category Recovery Rate” means, with respect to any Loan, unless otherwise specified by S&P, the percentage specified in the table below:

S&P Priority Category	Recovery Rate
First Lien Loan	57%
Qualified Second Lien Loan	47%
Second Lien Loans, up to an aggregate of Outstanding Loan Balances of Second Lien Loans of less than or equal to 15% of the Expected Aggregate Outstanding Loan Balance	38%
Second Lien Loans, representing the aggregate of Outstanding Loan Balances of Second Lien Loans in excess of 15% of the Expected Aggregate Outstanding Loan Balance	21%
Real Estate Loan (whole loan)	50%
Real Estate Loan (senior B-note loan)	35%
Real Estate Loan (subordinated B-note loan)	30%
Structured Loans	as assigned by S&P

“S&P Rating” means, with respect to any Loan, for determining the S&P Rating as of any Measurement Date:

(i) if there is an issuer credit rating of the Obligor of such Loan, or the guarantor who unconditionally and irrevocably guarantees such Loan, then the

S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on such Loan in the Collateral);

(ii) if there is no issuer credit rating of the Obligor and no other security or obligation of the Obligor is rated by S&P, then the Issuer may apply to S&P for a corporate credit estimate after the acquisition of such Loan, which shall be its S&P Rating; provided that, pending receipt from S&P of such estimate, such Loan shall have a S&P Rating of “CCC” if the Servicer reasonably believes such rating would be at least “CCC”;

(iii) if there is no issuer credit rating of the Obligor and such Loan is not rated by S&P, but another security or obligation of the Obligor is rated by S&P and the Issuer does not obtain a S&P Rating for such Loan pursuant to clause (ii) above, then the S&P Rating of such Loan shall be the issuer credit rating or shall be determined as follows: (A) if there is a rating on a senior secured obligation of the Obligor, then the S&P Rating of such Loan shall be one rating subcategory below such rating; (B) if there is a rating on a senior unsecured obligation of the Obligor, then the S&P Rating of such Loan shall equal such rating; and (C) if there is a rating on a subordinated obligation of the Obligor, then the S&P Rating of such Loan shall be one rating subcategory above such rating;

(iv) if there is no issuer credit rating of the Obligor published by S&P and such Loan is not rated by S&P and no other security or obligation of the Obligor is rated by S&P and the Issuer does not obtain a S&P Rating for such Loan pursuant to clause (ii) above, then the S&P Rating of such Loan shall be determined as follows: If such Loan has a public rating by Moody’s or Fitch, then the S&P Rating of such Loan shall be (A) one rating subcategory below the S&P equivalent of the rating assigned by (x) Moody’s if such Loan is rated “Baa3” or higher by Moody’s or (y) Fitch if such Loan is rated “BBB-” or higher by Fitch, and (B) two rating subcategories below the S&P equivalent of the rating assigned by (x) Moody’s if such Loan is rated “Bal” or lower by Moody’s or (y) Fitch if such Loan is rated “BB+” or lower by Fitch; provided that not more than 10% (or such higher percentage as S&P may specify in writing to the Issuer and the Indenture Trustee from time to time) of the Aggregate Outstanding Loan Balance may be deemed to have a S&P Rating based on a rating assigned by Moody’s or Fitch as provided in this clause; and

(v) if (A) the S&P Rating previously provided for a Loan expires 13 months after issuance without such S&P Rating being renewed, (B) the Servicer fails to provide S&P with requested materials in connection with obtaining an S&P Rating for a Loan, (C) the Servicer fails to provide financial statements with respect to any Obligor every 13 months from the date the applicable Loan is included in the Collateral, until such Loan is paid in full or (D) no other rating for such Loan applies by operation of clauses (i)-(iv) above, the applicable Loan will be deemed to have an S&P Rating of “CCC-”.

“S&P Rating Condition” means, with respect to any action or series of related actions or proposed transaction or series of proposed transactions, that S&P shall have notified the Trust

Depositor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a reduction or withdrawal of the then-current rating issued by S&P with respect to any outstanding class of Notes as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

“S&P Weighted Average Recovery Rate” means, as of any Measurement Date, the percentage (rounded up to the first decimal place) obtained by dividing (a) the sum of the products obtained by multiplying the Outstanding Loan Balance of each Loan by its S&P Priority Category Recovery Rate, by (b) the Aggregate Outstanding Loan Balance.

“S&P Weighted Average Recovery Rate Test” means a test that will be satisfied if the S&P Weighted Average Recovery Rate equals or exceeds 53.3%.

“SAIF” means the Savings Association Insurance Fund, or any successor thereto.

“Sale Premium” means, with respect to any Loan sold pursuant to the this Agreement, the excess, if any, of the applicable Sale Proceeds (exclusive of accrued interest and of any amounts reimbursable to the Servicer therefrom pursuant to Section 7.03(h)) over the Outstanding Loan Balance of such Loan at the time of sale.

“Sale Proceeds” means all proceeds received as a result of sales of Loans (other than Charged-Off Loans) pursuant to this Agreement, net of any sales, brokerage and related administrative or sales expenses of the Servicer or the Indenture Trustee in connection with any such sale.

“Scheduled Payment” means, with respect to any Loan, each payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Loan after (a) in the case of the Initial Loans, (i) the Initial Cut-Off Date in the case of principal payments and (ii) July 1, 2005 in the case of interest payments or (b) in the case of Additional Loans or Substitute Loans, the related Cut-Off Date, as adjusted pursuant to the terms of the related Underlying Note and/or Required Loan Documents.

“Scheduled Payment Advance” means, with respect to any Distribution Date, the amounts, if any, deposited by the Servicer in the Principal and Interest Account for such Distribution Date in respect of Scheduled Payments (or portions thereof) pursuant to Section 5.09.

“Second Lien Loan” means a Loan which (i) is not by its terms (and is not expressly permitted by its terms to become) subordinate in right of payment to any other obligation for borrowed money of the Obligor of such Loan, other than a First Lien Loan, (ii) is secured by a valid second priority perfected security interest or Lien in, to or on specified Related Property, subject to Permitted Liens (whether or not the Issuer and any other lenders are also granted a security interest of a higher or lower priority in additional Related Property), (iii) is secured by Related Property having a value (determined as set forth below) not less than the Outstanding Loan Balance of such Loan plus the aggregate Outstanding Loan Balances of all other Loans of equal or higher seniority secured by a first or second Lien or security interest in the same Related Property, and (iv) does not qualify as an First Lien Loan. The determination as to whether condition (iii) of this definition is satisfied shall be based on the Servicer’s judgment at the time the Loan is included in the Collateral.

“Securities” means the Notes and the Certificate, or any of them.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securityholders” means, collectively, the Holders of the Notes and the Certificateholder.

“Sequential Distribution Date” means any Distribution Date (a) following the occurrence of a Servicer Default, an Event of Default, a Downgrade Event, the existence of any Class E Accrued Payable, the Sequential Pool Condition, a Ratings Confirmation Failure or (b) on which the Interest Distributable Test is not satisfied; provided that in the case of a Sequential Distribution Date arising due to a Ratings Confirmation Failure, only the first Distribution Date following such Ratings Confirmation Failure and each subsequent Distribution Date prior to the date on which the Effective Date Ratings Confirmation is delivered or the date on which the Outstanding Principal Balance of each Class of Offered Notes has been reduced to zero shall be a Sequential Distribution Date.

“Sequential Pool Condition” means a condition that will be satisfied following the Reinvestment Period, as of the first Distribution Date on or after the date on which the Aggregate Outstanding Loan Balance is less than 45% of the Expected Aggregate Outstanding Loan Balance.

“Servicer” means initially NewStar, or its successors in interest, until any Servicer Transfer hereunder or the resignation or permitted assignment by the Servicer and, thereafter, means the Successor Servicer appointed pursuant to ARTICLE 8 with respect to the duties and obligations required of the Servicer under this Agreement.

“Servicer Default” shall have the meaning specified in Section 8.01.

“Servicer Employees” shall have the meaning specified in Section 5.04.

“Servicer Transfer” shall have the meaning specified in Section 8.02(b).

“Servicing Advances” means, all reasonable and customary “out-of-pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Related Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Foreclosed Property or Repossessed Property, (d) compliance with its obligations under this Agreement and the other Transaction Documents, and (e) in connection with the liquidation of a Loan (other than Liquidation Expenses), for all of which costs and expenses the Servicer is entitled to reimbursement thereof with interest thereon as provided in this Agreement.

“Servicing Fee” shall have the meaning provided in Section 5.11.

“Servicing Fee Percentage” means 1.0% per annum.

“Servicing File” means, for each Loan, the following documents or instruments:

(a) copies of each of the Required Loan Documents;

(b) with respect to any Real Estate Loan:

(i) the originals or copies of any environmental indemnity agreement;

(ii) the Appraisal or Appraisals relating to the related Mortgaged Property;

(iii) any Environmental Site Assessment in the possession of the Servicer relating to the related Mortgaged Property;

(c) any other portion of the Loan File which is not part of the Required Loan Documents.

“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of Loans whose name appears on a list of servicing officers appearing in an Officer’s Certificate furnished to the Indenture Trustee by the Servicer, as the same may be amended from time to time.

“Servicing Standard” means, with respect to any Loans included in the Collateral, to service and administer such Loans in accordance with the Underlying Loan Agreements and all customary and usual servicing practices (A) which are consistent with the higher of: (x) the customary and usual servicing practices that a prudent loan investor or lender would use in servicing loans like the Loans for its own account, and (y) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others; (B) with a view to maximize the value of the Loans; and (C) without regard to: (1) any relationship that the Servicer or any Affiliate of the Servicer may have with any Obligor or any Affiliate of any Obligor, (2) the Servicer’s obligations to incur servicing and administrative expenses with respect to a Loan, (3) the Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction, (4) the ownership by the Servicer or any Affiliate of any Loans, (5) the ownership, servicing or management for others by the Servicer of any other Loans or property by the Servicer or (6) any relationship that the Servicer or any Affiliate of the Servicer may have with any holder of mezzanine loans of the Obligor with respect to such Loans.

“Servicing Transfer Costs” means, costs and expenses, if any, incurred by the Indenture Trustee, or by the Back-up Servicer, or by the Successor Servicer for costs and expenses associated with the transfer of servicing to the Successor Servicer, which shall not exceed $100,000 in the aggregate for any given servicing transfer.

“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“SPE Obligor” means an Obligor that is organized as a special purpose entity and is not an operating company.

“Specified Amendment” means, with respect to any Loan, any waiver, modification, amendment or variance of such Loan which does not constitute a Material Modification of the type specified in clause (ii) of the definition thereof and which effects any term of such Loan in a manner that would:

(a) modify the amortization schedule with respect to such Loan to reduce the dollar amount of any Scheduled Payment by more than 20%, or to postpone by more than two payment periods with respect thereto or eliminate a Scheduled Payment with respect thereto; provided that any such modification, postponement or elimination shall not cause the weighted average life of the applicable Loan to increase by more than 10%; or

(b) reduce or increase the cash interest rate payable by the Obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Loan); or

(c) extend the stated maturity date of such Loan by more than 24 months; provided that, any such extension shall be deemed not to have been made until the business day following the original stated maturity date of such Loan; provided further that such extension shall not cause the weighted average life of such Loan to increase by more than 10%; or

(d) release any party from its obligations under such Loan, if such release would have a material adverse effect on the Loan; or

(e) reduce the principal amount thereof.

“Stated Maturity” means July 25, 2018.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §§ 3801 et seq., as the same may be amended from time to time.

“Structured Loan” means a Loan (which may be documented in legal form consistent with either a loan or a security) which arises from an extension of credit to an Obligor (including SPE Obligors), in connection with which the cash flows, priority of payment provisions, determinations of credit enhancement levels, performance triggers and legal opinions are consistent with those for issuances of asset backed loans or asset backed securities, as applicable, involving similar underlying pools of assets with similar characteristics as the specified pool of assets collateralizing such Structured Loan.

“Subsequent List of Loans” means a list, in the form of the initial List of Loans delivered on the Closing Date, but listing each Additional Loan or Substitute Loan, as the case may be, transferred to the Issuer pursuant to the related Subsequent Transfer Agreement.

“Subsequent Purchase Agreement” means, with respect to any Additional Loans or Substitute Loans, the agreement between the Originator and the Trust Depositor pursuant to which the

Originator will transfer the Substitute Loans to the Trust Depositor, the form of which is attached to hereto as Exhibit J.

“Subsequent Transfer Agreement” means the agreement described in Section 2.04(d)(v) hereof, the form of which is attached hereto as Exhibit I.

“Subservicer” means any direct or indirect wholly owned subsidiary of NewStar that NewStar has identified as a subservicer or additional collateral agent or any other Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 5.02(a) of this Agreement in respect of the qualification of a Subservicer.

“Subservicing Agreement” means any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Loans as provided in this Agreement, a copy of which shall be delivered, along with any modifications thereto, to the Indenture Trustee.

“Substitute Loan” means one or more Eligible Loans transferred by the Originator to the Trust Depositor and by the Trust Depositor to the Issuer under and in accordance with Section 2.04 and identified in the related Addition Notice.

“Substitute Loan Assets” means any assets acquired by the Issuer in connection with a substitution of one or more Substitute Loans pursuant to Section 2.04, which assets shall include the Trust Depositor’s right, title and interest in the following:

(i) the Substitute Loans listed in the related Subsequent Purchase Agreement, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the applicable Cut-Off Date and all Liquidation Proceeds and recoveries thereon, in each case as they arise after the applicable Cut-Off Date;

(ii) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv) all collections and records (including Computer Records) with respect to the foregoing;

(v) all documents relating to the applicable Loan Files; and

(vi) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Substitute Loan Qualification Conditions” means, with respect to any Substitute Loans being transferred to the Issuer pursuant to Section 2.04, the accuracy of each of the following statements as of the related Cut-Off Date for each such Loan:

(a) the Outstanding Loan Balance of such Substitute Loan or, if more than one Substitute Loan will be added in replacement of a Loan to be reassigned by the Issuer to the Trust Depositor, the sum of the Outstanding Loan Balances of such Substitute Loans, is not less than that of the Loan identified on the related Addition Notice as the Loan to be reassigned by the Issuer to the Trust Depositor and reconveyed to the Originator in exchange for such Substitute Loan or Loans;

(b) no selection procedures believed by the Originator or the Trust Depositor to be adverse shall have been employed in the selection of such Loan being substituted from the Originator’s portfolio; and

(c) all actions or additional actions (if any) necessary to perfect the security interest and assignment of such Substitute Loan and Related Property to the Trust Depositor, the Issuer, and the Indenture Trustee shall have been taken as of or prior to the related Cut-Off Date.

“Substitution Event” shall have occurred if a Loan then held by the Issuer and identified in the related Addition Notice is one of (a) a Charged-Off Loan, (b) a Loan that has a covenant default, (c) a Delinquent Loan, (d) a Loan that becomes subject to a Material Modification, (e) a Loan that becomes subject to a Specified Amendment or (f) the subject of a breach of a representation or warranty under this Agreement or other provision, which breach or other provision, in the absence of a substitution of a Substitute Loan for such Loan pursuant to Section 2.04, would require the payment of a Transfer Deposit Amount to the Issuer in respect of such Loan pursuant to Section 11.01; provided, that, the occurrence of a Substitution Event with respect to a Loan shall be subject to the limits set forth in Section 2.09.

“Substitution Period” shall have the meaning provided in Section 2.04(a)(ii)(3).

“Successor Backup Servicer” shall have the meaning provided in Section 8.10(a).

“Successor Servicer” shall have the meaning provided in Section 8.02(b).

“Tape” shall have the meaning provided in Section 5.15(b)(ii).

“Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service or such other page as may be nominated as the information vendor (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Termination Notice” shall have the meaning provided in Section 8.02(a).

“Term Loan” means a loan that is a closed-end extension of credit by the Originator to an Obligor which may be fully funded or partially funded at the closing thereof, and which provides for full amortization of the principal thereof prior to or upon maturity.

“Third Party Agented Loan” means, with respect to any Loan, (a) the Loan is originated by a Person other than the Originator as part of a syndicated loan transaction which has been fully consummated prior to such Loan becoming part of the Collateral, (b) upon the sale of the Loan under the Transfer and Servicing Agreements to the Issuer, the Required Loan Documents shall have been delivered to the Indenture Trustee, (c) the Issuer, as assignee of the Loan, has all of the rights and obligations of the Originator which have been transferred by the Originator with respect to such Loan and the Originator’s right, title and interest in and to the Related Property, (d) the Loan is secured by an undivided interest in the Related Property that also secures and is shared by, on a pro rata basis, all other holders of such Obligor’s indebtedness of equal priority issued in such syndicated loan transaction, and (e) the third party Loan originator (or an affiliate thereof) is the lead agent, collateral agent and paying agent for all lenders in such syndicated loan transaction and receives payment directly from the Obligor thereof on behalf of such lenders.

“Third Party Serviced Loan” means any Third Party Agented Loan or Participated Loan with respect to which a third party unaffiliated with the Servicer services and administers such Loan, together with other pari passu loans to the same Obligor secured by the same Related Property.

“Third Party Servicer” means the lead agent or other servicer or administrative agent under any Third Party Serviced Loan responsible for the servicing and administration thereof.

“Three Month Index Maturity” shall have the meaning provided in Section 7.06.

“Three Month LIBOR” means LIBOR for the Three Month Index Maturity.

“Traditional Middle Market Loan” means any Loan issued as part of a loan facility with an original loan size (including any first and second lien loans included in the facility) of $125,000,000 or less, including for purposes of this definition the maximum available amount of commitments under any Revolving Loans and Delayed Draw Term Loans.

“Transaction Account Property” means the Transaction Accounts, all amounts and investments held from time to time in any Transaction Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Transaction Accounts” means, collectively, the Principal and Interest Account (including the Principal Collection Account and Interest Collection Account), the Reserve Fund, the Note Distribution Account, the Class A-2 Funding Account and the Certificate Account, or any of them.

“Transaction Documents” means this Agreement, the Indenture, the Trust Agreement, the Loan Sale Agreement, the Purchase Agreement, any Subsequent Transfer Agreement, any Subsequent Purchase Agreement, the Joinder Agreement, the Notes, the Certificate, any fee letters, any UCC financing statements filed pursuant to the terms of the Transaction Documents, and any additional document the execution of which is necessary or incidental to carrying out the terms of, or which is identified as a “Transaction Document” in, the foregoing documents, all as such documents are amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Transfer and Servicing Agreements” means collectively this Agreement and the Loan Sale Agreement.

“Transfer Deposit Amount” means, on any date of determination with respect to any Loan, an amount equal to the sum of the Outstanding Loan Balance of such Loan, together with accrued interest thereon through such date of determination at the Loan Rate provided for thereunder, and any outstanding Scheduled Payment Advances and Servicing Advances thereon that have not been waived by the Servicer entitled thereto, together with accrued interest thereon due the Servicer.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated on or about August 5, 2005, between the Trust Depositor and the Owner Trustee, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Trust Depositor” shall have the meaning provided in the Preamble.

“Trust Estate” shall have the meaning provided in the Trust Agreement.

“Trustees” means the Owner Trustee and the Indenture Trustee, or any of them individually as the context may require.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

“Underlying Loan Agreement” means each single lender or multi-lender commercial loan or credit agreements or other debt agreements or instruments customary for the applicable type of Loan originated or acquired by NewStar.

“Underlying Note” means the one or more promissory notes executed by an Obligor evidencing a Loan.

“Uninvested Amounts” means the remaining amount of any funds previously deposited to the Principal Collections Account during the Reinvestment Period that are not used either to purchase Additional Loans or to make a Class A-2 Prepayment within the 90 day period following the deposit of such Principal Collections into the Principal Collection Account.

“United States” means the United States of America.

“USD-LIBOR-Reference Banks” shall have the meaning provided in Section 7.06(a).

“Valuation” means, with respect to any Loan, a valuation of the fair market value of such Loan established by reference to (i) a third-party pricing service such as LoanX or LPC or other service selected by the Servicer in accordance with the Servicing Standard; provided that if a fair market value is available from more than one pricing service the highest such value so obtained shall be used, or (ii) if data for such Loan is not available from such a pricing service, an analysis performed by an Approved Valuation Firm to establish a fair market value of such Loan which reflects the price that would be paid by a willing buyer to a willing seller of such Loan in an expedited sale on an arm’s-length basis.

“Warehouse Facilities” means initially, the Funding I Transaction and any similar collateralized financing facility the Originator and the Servicer may enter into after the Closing Date.

“Weighted Average Coupon” means, as of any Measurement Date, a fraction (expressed as a percentage and rounded up to the next 0.001%), (a) the numerator of which is the sum of the products determined by multiplying the Outstanding Loan Balance of each Fixed Rate Loan (excluding Charged-Off Loans and Delinquent Loans) in the Collateral as of such Measurement Date by the current Loan Rate on such Loan, and (b) the denominator of which is the sum of the Outstanding Loan Balances of all Fixed Rate Loans (excluding Charged-Off Loans and Delinquent Loans) in the Collateral as of such Measurement Date; provided that if the foregoing amount is less than the Minimum Weighted Average Coupon for such Measurement Date, any LIBOR Excess and any Prime Excess as of such Measurement Date shall be added to such amount (but solely to the extent that such LIBOR Excess and such Prime Excess have not been included in the calculation of the Weighted Average Prime Spread or the Weighted Average LIBOR Spread, respectively, on such Measurement Date); and provided further that, for purposes of this definition: (1) no contingent payment of interest will be included in such calculation; (2) any stated coupon shall exclude any portion of the interest that is currently being deferred in violation of the terms of the related Underlying Loan Documents; and (3) Loans that are Charged-Off Loans and Delinquent Loans will be included in the calculations described herein if, as of such Measurement Date, such Loans are paying in full current interest pursuant to the terms of their respective Underlying Note or, if a Noteless Loan, pursuant to the terms of the related Underlying Loan Agreement.

“Weighted Average Coupon Test” means a test that will be satisfied if the Weighted Average Coupon exceeds the Minimum Weighted Average Coupon.

“Weighted Average LIBOR Spread” means, as of any Measurement Date, a fraction (expressed as a percentage and rounded up to the next 0.001%), (a) the numerator of which is the sum of the products determined by multiplying the Outstanding Loan Balance of each Floating LIBOR Rate Loan (excluding Charged-Off Loans and Delinquent Loans) in the Collateral as of such Measurement Date by the stated spread above or below LIBOR of the current Loan Rate applicable to such Loan, and (b) the denominator of which is the sum of the Outstanding Loan Balances of all Floating LIBOR Rate Loans (excluding Charged-Off Loans and Delinquent Loans) in the Collateral as of such Measurement Date; provided that if the foregoing amount is less than the Minimum Weighted Average LIBOR Spread as of such Measurement Date, any Fixed Rate Excess and any Prime Excess as of such Measurement Date shall be added to such amount (but solely to the extent that such Fixed Rate Excess and such Prime Excess have not been included in the calculation of the Weighted Average Prime Spread or the Weighted Average Coupon, respectively, on such Measurement Date); and provided further that for purposes of this definition, (1) no contingent payment of interest will be included in such calculation; (2) any Loan Rate shall exclude any portion of the interest that is currently being deferred in violation of the terms of the related Loan Documents; (3) in the case of Loan Rate for a Floating LIBOR Rate Loan not expressed as a stated spread above or below LIBOR, the stated spread to LIBOR relating to such Loan shall be calculated on any Measurement Date by the Servicer in its sole discretion on behalf of the Issuer by subtracting LIBOR from the Loan Rate of such Loan; and (4) Loans that are Charged-Off Loans and Delinquent Loans will be included in the calculations described herein if, as of such Measurement Date, such Loans are paying in full current interest pursuant to the terms of their respective Underlying Note or, in the case of a Noteless Loan, the Underlying Loan Agreement.

“Weighted Average LIBOR Spread Test” means a test that will be satisfied if the Weighted Average LIBOR Spread exceeds the Minimum Weighted Average LIBOR Spread.

“Weighted Average Life” means, as of any Measurement Date with respect to any Loan, the number obtained by dividing (a) the sum of the products obtained by multiplying (i) the Average Life at such time of each Loan (excluding Charged-Off Loans) by (ii) the Outstanding Loan Balance of such Loan by (b) the Aggregate Outstanding Loan Balance (excluding Charged-Off Loans) as of such date.

“Weighted Average Life Test” means a test that will (a) be satisfied as of any Measurement Date during the Ramp-Up Period and the Reinvestment Period if the Weighted Average Life is less than a number of years equal to, as of the first Determination Date following the Closing Date, 6.00 years, declining by 0.25 years for each Due Period elapsed after the first Determination Date following the Closing Date, and (b) will be deemed satisfied at all times after the Reinvestment Period.

“Weighted Average Prime Spread” means, as of any Measurement Date, a fraction (expressed as a percentage and rounded up to the next 0.001%), (a) the numerator of which is the sum of the products determined by multiplying the Outstanding Loan Balance of each Floating Prime Rate Loan (excluding Charged-Off Loans and Delinquent Loans) in the Collateral as of such Measurement Date by the stated spread above or below the prime interest rate of the current Loan Rate applicable to such Loan, and (b) the denominator of which is the sum of the Outstanding Loan Balances of all Floating Prime Rate Loans (excluding Charged-Off Loans and Delinquent Loans) in the Collateral as of such Measurement Date; provided that if the foregoing amount is less than the Minimum Weighted Average Prime Spread as of such Measurement Date, any Fixed Rate Excess and any LIBOR Excess as of such Measurement Date shall be added to such amount (but solely to the extent that such Fixed Rate Excess and such LIBOR Excess have not been included in the calculation of the Weighted Average LIBOR Spread or the Weighted Average Coupon, respectively, on such Measurement Date); and provided further that for purposes of this definition, (1) no contingent payment of interest will be included in such calculation; (2) any Loan Rate shall exclude any portion of the interest that is currently being deferred in violation of the terms of the related Loan Documents; (3) in the case of Loan Rate for a Floating Prime Rate Loan not expressed as a stated spread above or below the prime interest rate, the stated spread to the prime interest rate relating to such Loan shall be calculated on any Measurement Date by the Servicer in its sole judgment on behalf of the Issuer by subtracting the prime interest rate from the Loan Rate of such Loan; and (4) Loans that are Charged-Off Loans and Delinquent Loans will be included in the calculations described herein if, as of such Measurement Date, such Loans are paying in full current interest pursuant to the terms of their respective Underlying Note or, in the case of a Noteless Loan, the Underlying Loan Agreement.

“Weighted Average Prime Spread Test” means a test that will be satisfied if the Weighted Average Prime Spread exceeds the Minimum Weighted Average Prime Spread.

Section 1.02. Usage of Terms.

With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation”.

Section 1.03. Section References.

All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

Section 1.04. Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360 day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

Section 1.05. Accounting Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

ARTICLE II.

ESTABLISHMENT OF ISSUER; TRANSFER OF LOAN ASSETS

Section 2.01. Creation and Funding of Issuer; Transfer of Loan Assets.

(a) The Issuer shall be created pursuant to the terms and conditions of the Trust Agreement, upon the execution and delivery of the Trust Agreement and the filing by the Owner Trustee of an appropriately completed Certificate of Trust (as defined in the Trust Agreement) under the Statutory Trust Statute. The Trust Depositor, as settlor of the Issuer, shall fund and convey assets to the Issuer pursuant to the terms and provisions hereof. The Issuer shall be administered pursuant to the provisions of this Agreement and the Trust Agreement for the benefit of the Securityholders. The Owner Trustee is hereby specifically recognized by the parties hereto as empowered to conduct business dealings on behalf of the Issuer in accordance with the terms hereof and of the Trust Agreement. The Servicer is hereby specifically recognized by the parties hereto as empowered to act on behalf of the Issuer and the Owner Trustee in accordance with Section 5.02(e), Section 5.02(g) and otherwise to perform the duties and obligations required to be performed by the Servicer under the Transaction Documents.

(b) Subject to and upon the terms and conditions set forth herein, the Trust Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer, for a purchase price consisting of $294,027,800.39 in cash (less placement expenses and certain other expenses associated with the initial offer and sale of the Notes the proceeds of which represent consideration paid by the Issuer herein), $3,875,000 in aggregate principal amount of Class E Notes, $31,648,223 in aggregate principal amount of the Class F Note and the Certificate, all the right, title and interest of the Trust Depositor in and to the Initial Loan Assets.

To the extent the purchase price paid to the Trust Depositor for any Loan is less than the fair market value of such Loan, the difference between such fair market value and the purchase price shall be deemed to be a capital contribution made by the Trust Depositor to the Issuer on the Closing Date in the case of the Initial Loans and as of the related Cut-Off Date in the case of any Additional Loans or Substitute Loans.

(c) The Originator and the Trust Depositor each acknowledge with respect to itself that the representations and warranties of the Originator in the Sale Agreement and of the Trust Depositor in Section 3.01 through Section 3.04 will run to and be for the benefit of the Issuer and the Trustees, and the Issuer and the Trustees may enforce directly (without joinder of the Trust Depositor when enforcing against the Originator), the repurchase obligations of the Originator or Trust Depositor, as applicable, with respect to breaches of such representations and warranties as set forth in the Sale Agreement or in this Agreement.

(d) The sale, transfer, assignment, set-over and conveyance of the Loan Assets by the Trust Depositor to the Issuer pursuant to this Agreement does not constitute and is not intended to result in a creation or an assumption by the Trust Depositor or the Issuer of any obligation of the Originator as lead agent, collateral agent or paying agent under any Agented Note. The Trust Depositor also hereby assigns to the Issuer all of the Trust Depositor’s right, title and interest (but none of its obligations) under the Loan Sale Agreement, including but not limited to the Trust Depositor’s right to exercise the remedies created by the Loan Sale Agreement.

(e) The Originator, Trust Depositor and Issuer intend and agree that (i) the transfer of the Loan Assets to the Trust Depositor and the transfer of the Loan Assets to the Issuer are intended to be a sale, conveyance and transfer of ownership of the Loan Assets, as the case may be, rather than the mere granting of a security interest to secure a borrowing and (ii) such Loan Assets shall not be part of the Originator’s or the Trust Depositor’s estate in the event of a filing of a bankruptcy petition or other action by or against such Person under any Insolvency Law. In the event, however, that notwithstanding such intent and agreement, such transfers are deemed to be a mere security interest to secure indebtedness, the Originator shall be deemed to have granted (and as of the Closing Date hereby grants to) the Trust Depositor and the Trust Depositor shall be deemed to have granted (and as of the Closing Date hereby grants to) the Issuer, as the case may be, a perfected first priority security interest in all right, title and interest of the Originator or of the Trust Depositor, respectively, in such Loan Assets and this Agreement shall constitute a security agreement under Applicable Law, securing the repayment of the purchase price paid hereunder, the obligations and/or interests represented by the Securities, in the order and priorities, and subject to the other terms and conditions of, this Agreement, the Indenture and the Trust Agreement, together with such other obligations or interests as may arise hereunder and thereunder in favor of the parties hereto and thereto.

(f) If any such transfer of the Loan Assets is deemed to be the mere granting of a security interest to secure a borrowing, the Trust Depositor may, to secure the Trust Depositor’s own borrowing under this Agreement (to the extent that the transfer of the Loan Assets thereunder is deemed to be a mere granting of a security interest to secure a borrowing) repledge and reassign (i) all or a portion of the Loan Assets pledged to Trust Depositor by the Originator and with respect to which the Trust Depositor has not released its security interest at the time of such pledge and assignment, and (ii) all proceeds thereof. Such repledge and reassignment may be made by Trust Depositor with or without a repledge and reassignment by Trust Depositor of its rights under any agreement with the Originator, and without further notice to or acknowledgment from the Originator. The Originator waives, to the extent permitted by applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against Trust Depositor or any assignee of Trust Depositor relating to such action by Trust Depositor in connection with the transactions contemplated by this Agreement.

Section 2.02. Conditions to Transfer of Initial Loan Assets to Issuer.

On or before the Closing Date, the Originator or the Trust Depositor, as applicable, shall deliver or cause to be delivered to the Owner Trustee and Indenture Trustee each of the documents, certificates and other items as follows:

(a) a certificate of an officer of the Originator substantially in the form of Exhibit C hereto;

(b) copies of resolutions of the Board of Directors of the Originator, the Servicer and the designated manager of the Trust Depositor or of the Executive Committee of the Board of Directors of the Originator, the Servicer and the designated manager of the Trust Depositor approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by the Secretary or an Assistant Secretary of the Originator, the Servicer and designated manager of the Trust Depositor;

(c) officially certified evidence dated within 30 days of the Closing Date of due formation and good standing of the Originator under the laws of the State of Delaware;

(d) the initial List of Loans, certified by an officer of the Trust Depositor, together with an Assignment substantially in the form of Exhibit A (along with the delivery of any instruments and Loan Files as required under Section 2.08);

(e) a certificate of an officer of the designated manager of the Trust Depositor substantially in the form of Exhibit B hereto;

(f) a letter from KPMG or another nationally recognized accounting firm, addressed to the Originator and the Trust Depositor (with a copy to the Indenture Trustee, Moody’s, Fitch and S&P), stating that such firm has reviewed a sample of the Initial Loans and performed specific procedures for such sample with respect to certain loan terms and that identifies those Initial Loans that do not conform;

(g) officially certified, evidence dated within 30 days of the Closing Date of due organization and good standing of the Trust Depositor under the laws of the State of Delaware;

(h) evidence of proper filing with appropriate offices in the State of Delaware of UCC financing statements listing the Originator, as debtor, naming the Indenture Trustee as total assignee and identifying the Loan Assets as collateral; and evidence of proper filing with appropriate officer in the State of Delaware of UCC financing statements listing the Trust Depositor, as debtor, naming the Indenture Trustee as total assignee and identifying the Loan Assets as collateral; and evidence of proper filing with appropriate officers in the State of Delaware of UCC financing statements listing the Issuer and naming the Indenture Trustee as secured party and identifying the Indenture Collateral, as collateral;

(i) an Officer’s Certificate listing the Servicer’s Servicing Officers;

(j) evidence of deposit in the Principal and Interest Account of all funds received with respect to the Initial Loans on and after the Initial Cut-Off Date in the case of payments of principal of the Initial Loans and July 1, 2005 in the case of interest payments on the Initial Loans, to the date two days preceding the Closing Date, together with an Officer’s Certificate from the Servicer to the effect that such amount is correct; and

(k) a fully executed copy of each of the Transaction Documents.

Section 2.03. Acceptance by Owner Trustee.

On the Closing Date, if the conditions set forth in Section 2.02 have been satisfied, the Issuer shall issue to, or upon the order of, the Trust Depositor the Certificate representing ownership of a beneficial interest in 100% of the Issuer and the Issuer shall issue, and the Indenture Trustee shall authenticate, to, or upon the order of, the Trust Depositor the Notes secured by the Collateral. The Owner Trustee hereby acknowledges its acceptance, on behalf of the Issuer, of the Initial Loan Assets, and declares that it shall maintain such right, title and interest in the Loan Assets in accordance with the terms of this Agreement and the Trust Agreement upon the trust herein and therein set forth.

Section 2.04. Conveyance of Substitute Loans.

(a) (i) Subject to Sections 2.01(d) and (e) and, as applicable, the satisfaction of the conditions set forth in Section 2.04(d), the Originator may, at its option (but shall not be obligated to) either:

(1) contemporaneously convey to the Trust Depositor one or more Loans as described in Section 2.04(b); or

(2) deposit to the Principal Collection Account the Transfer Deposit Amount with respect to any Loan as to which a Substitution Event has occurred and then, prior to the expiry of the Substitution Period, convey to the Trust Depositor one or more Loans as described in Section 2.04(b) in exchange for the funds so deposited or a portion thereof.

(ii) Any substitution pursuant to this Section 2.04 shall be initiated by delivery of written notice (a “Notice of Substitution”) to the Indenture Trustee from the Servicer that the Originator intends to substitute a Loan pursuant to this Section 2.04 and shall be completed prior to the earliest of:

(1) the expiration of 180 days after delivery of such notice;

(2) delivery of written notice to the Indenture Trustee from the Servicer stating that it does not intend to use any remaining deposit to purchase Substitute Loans; or

(3) in the case of a Loan which has become subject to a Material Modification, the effective date set forth in such Material Modification (such period described in clause (ii)(1), (2) or (3), as applicable, being the “Substitution Period”).

(iii) Each Notice of Substitution shall specify the Loan to be substituted, the reasons for such substitution and the Transfer Deposit Amount with respect to the Loan. On the last day of any Substitution Period, any amounts previously deposited in accordance with clause (a)(i)(2) above which relate to such Substitution Period that have not been applied to purchase one or more Substitute Loans shall be deemed to constitute Principal Collections and shall be transferred on the next Distribution Date to the Note Distribution Account and distributed to the Noteholders in accordance with the priority of payments set forth in Section 7.05 (a) or (b), as applicable and prior to the expiration of the related Substitution Period any such amounts shall not be deemed to be Principal Collections and shall remain in the Principal Collection Account. The price paid (or, in the case of a contemporaneous conveyance of a Substitute Loan pursuant to Section 2.04(a)(i)(1), deemed paid) by the Issuer for any Substitute Loan shall be an amount equal to (x) in the case of a Loan originated by the Originator, the Outstanding Loan Balance thereof, and (y) in the case of a Loan acquired by the Originator from a third party, the purchase price paid for such Loan, plus, in each case accrued interest thereon.

(b) With respect to any Substitute Loans to be conveyed to the Trust Depositor by the Originator as described in Section 2.04(a), the Originator shall sell, transfer, assign, set over and otherwise convey to the Trust Depositor (by delivery of an executed Subsequent Purchase Agreement), without recourse other than as expressly provided herein and therein (and the Trust Depositor shall be required to purchase through cash payment or by exchange of one or more related Loans released by the Issuer to the Trust Depositor on the related Cut-Off Date), all the right, title and interest of the Originator in and to the Substitute Loan Assets.

To the extent the purchase price paid to the Originator for any Substitute Loan is less than the fair market value of such Substitute Loan, the difference between such fair market value and the purchase price shall be deemed to be a capital contribution made by the Originator to the Trust Depositor on the relevant Cut-Off Date.

(c) Subject to Sections 2.01(d) and (e) and the conditions set forth in Section 2.04(d), the Trust Depositor shall sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse other than as expressly provided herein and therein, (i) all the right, title and interest of the Trust Depositor in and to the Substitute Loans purchased pursuant to Sections 2.04(a) and (b), and (ii) all other rights and property interests consisting of Substitute Loan Assets related to such Substitute Loans (the property in clauses (i) and (ii) above, upon such transfer, becoming part of the Collateral).

(d) The Originator shall transfer to the Trust Depositor and the Trust Depositor shall transfer to the Issuer the Substitute Loans and the other property and rights related thereto described in Sections 2.04(b) and (c) only upon the satisfaction of each of the following conditions on or prior to the related Cut-Off Date (and the delivery of a related Addition Notice by the Trust Depositor shall be deemed a representation and warranty by the Trust Depositor and of the Originator that such conditions have been or will be, as of the related Cut-Off Date, satisfied):

(i) the Trust Depositor shall have provided the Owner Trustee and the Indenture Trustee with a timely Addition Notice complying with the definition thereof contained herein (a copy of which shall be provided to S&P promptly after it is delivered to the Owner Trustee), which Addition Notice shall in any event be no later than ten Business Days prior to the date of addition;

(ii) there shall have occurred, with respect to each such Substitute Loan, a corresponding Substitution Event with respect to one or more Loans then in the Collateral;

(iii) after giving effect to the inclusion of the applicable Substitute Loans in the Collateral, the Portfolio Criteria are satisfied and the Substitute Loans being conveyed to the Issuer satisfy the Substitute Loan Qualification Conditions; provided that if any component of the Portfolio Criteria is not satisfied prior to giving effect to the inclusion of a Substitute Loan, the Portfolio Criteria shall be deemed satisfied with respect to such component if the component is maintained or improved by the inclusion of such Substitute Loan; provided that for purposes of determining compliance with the Portfolio Criteria, any Substitute Loan which does not have a rating from each Rating Agency as of the applicable Cut-Off Date will be deemed to have an S&P Rating of “CCC”, a Moody’s Rating of “Caa2” and a Fitch Rating of “CCC” pending receipt of a rating estimate from the applicable Rating Agency;

(iv) the Originator shall have delivered to the Trust Depositor a duly executed Subsequent Purchase Agreement, which shall include a Subsequent List of Loans listing the Substitute Loan;

(v) the Trust Depositor shall have delivered to the Issuer a duly executed Subsequent Transfer Agreement, which shall include a Subsequent List of Loans listing the Substitute Loan;

(vi) the Trust Depositor shall have deposited or caused to be deposited in the Principal and Interest Account all Collections received with respect to the Substitute Loan on and after the related Cut-Off Date;

(vii) each of the representations and warranties made by the Trust Depositor pursuant to Sections 3.02 (including without limitation that each such Substitute Loan is an Eligible Loan) and 3.04 applicable to the Substitute Loan shall be true and correct as of the related Cut-Off Date;

(viii) the Originator shall bear all incidental transactions costs incurred in connection with a substitution effected pursuant to this Agreement and shall, at its own expense, on or prior to the related Cut-Off Date, indicate in its Computer Records that ownership of the Substitute Loan identified on the Subsequent List of Loans in the Subsequent Transfer Agreement has been sold by the Originator to the Trust Depositor and by the Trust Depositor to the Issuer pursuant to the Transfer and Servicing Agreements; and

(ix) prior to such substitution the Originator shall provide written notice to each Rating Agency and shall have received written confirmation from Moody’s (which shall respond to the Originator within 15 Business Days after receiving written notice from the Originator of its intention to substitute a Loan) that the proposed substitution will not result in a reduction or withdrawal of any rating on any outstanding Class of Offered Notes; provided, however, that any failure by Moody’s to respond to the Originator shall be deemed a non-approval by Moody’s. In the case of Fitch, only notice to, not confirmation from, Fitch shall be required in connection with a proposed substitution, provided, however, that Fitch shall be entitled to receive from the Originator financial statements, credit committee papers and such other information relating to such Substitute Loan as is reasonably requested by Fitch in connection with the proposed substitution of a Loan.

(e) Notwithstanding anything in this Section 2.04 to the contrary, any substitution of Loans to be effected pursuant to this Section 2.04 shall be subject to the limitations set forth in Section 2.09(b), if applicable.

(f) The Servicer, the Issuer and the Indenture Trustee shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Servicer in order to effect the transfer and release of any of the Issuer’s interests in the Loans that are being substituted.

(g) The Servicer on behalf of the Issuer shall present each Substitute Loan proposed to be included in the Collateral to each Rating Agency for review by such Rating Agency in order that each Rating Agency may provide a rating and a recovery rate with respect to such Loan; provided that (i) such Loan may become a part of the Collateral prior to the Servicer’s presentment of the Loan to the Rating Agencies as described herein, (ii) the Servicer’s failure to present a Loan to the Rating Agencies as described herein shall not constitute an independent breach of, or default under, this Agreement, (iii) with respect to S&P, the recovery rate shall be determined in accordance with the S&P Priority Category

Recovery Rate and (iv) the Servicer shall have no obligation to present a Substitute Loan to Moody’s if a Moody’s Rating for such Loan has been determined by reference to clause (e) of the definition of Moody’s Rating.

Section 2.05. Sales of Loans.

(a) Except as otherwise expressly permitted or required by this Agreement, the Servicer (on behalf of the Issuer) shall not sell, transfer, exchange or otherwise dispose of any Loan; provided that on or prior to the trade date for such sale, transfer, exchange or other disposition, if the Servicer has certified to the Indenture Trustee that each of the conditions applicable to such sale, transfer, exchange or other disposition set forth below has been satisfied, the Servicer (on behalf of the Issuer) may direct the Indenture Trustee to sell, and the Indenture Trustee shall sell in the manner directed by the Servicer for cash:

(i) during the Ramp-Up Period and the Reinvestment Period, any Loan, so long as after giving effect to such sale the following conditions are met: (A) the sum of the Outstanding Loan Balances and Exposure Amounts of all Loans (other than Delinquent Loans and Charged-Off Loans) sold as described in this clause (1) during any 12 month period does not exceed 15% of the Aggregate Outstanding Loan Balance as of the first day of such 12 month period; (B) following any such sale of a Loan, the Portfolio Criteria must be satisfied or, if immediately prior to such sale any component of the Portfolio Criteria was not satisfied, compliance with such component of the Portfolio Criteria must be maintained or improved after giving effect to such sale; (C) at the time of any such sale of a Loan, no Rating Agency shall have withdrawn its ratings of any of the Offered Notes; and (D) if such Loan is to be sold to an Affiliate of the Servicer or the Issuer, the Servicer obtains either (x) bids for such Loan from three unaffiliated loan market participants (or, if the Servicer is unable to obtain bids from three such participants, then such lesser number of unaffiliated loan market participants from which the Servicer can obtain bids using efforts consistent with the Servicing Standard), or (y) if the Servicer is unable to obtain any bids for such Loan from an unaffiliated loan market participant, a Valuation of the Loan, and the Servicer may sell such Loan to the Affiliate of the Servicer or Issuer only if such Affiliate acquires such Loan for a price at least equal to the highest bid provided by an unaffiliated loan market participant or the fair market value established by such Valuation, as applicable; and

(ii) at any time, so long as no Servicer Default or Event of Default has occurred and is continuing, any other Loan constituting a Charged-Off Loan or a Delinquent Loan, so long as the following conditions are met: (A) on or prior to the date of the proposed sale the Servicer certifies to the Indenture Trustee that it has determined that such Loan is a Charged-Off Loan or a Delinquent Loan; and (B) if such Loan is to be sold to an Affiliate of the Servicer or the Issuer, the Servicer obtains either (x) bids for such Loan from three unaffiliated loan market participants (or, if the Servicer is unable to obtain bids from three such participants, then such lesser number of unaffiliated loan market participants from which the Servicer can obtain bids using efforts consistent with the Servicing Standard), or (y) if the Servicer is unable to obtain any bids for such Loan from an unaffiliated loan market participant, a Valuation of the

Loan, and the Servicer may sell such Loan to an Affiliate of the Servicer or Issuer only if such Affiliate acquires such Loan for a price at least equal to the highest bid provided by an unaffiliated loan market participant or the fair market value established by such Valuation, as applicable;

provided, further, that (x) the Servicer and the Issuer hereby expressly agree that no sale of Loans shall be undertaken for the primary purpose of recognizing gains or preventing losses from market value changes in the Loans and (y) any sale of Loans to an Affiliate of the Issuer as described above shall be subject to the limit set forth in Section 2.09(b).

The Sale Proceeds from any sale pursuant to this Section 2.05(a) will be deposited into the Principal and Interest Account and allocated as provided in Section 7.05. Upon receipt by the Servicer for deposit in the Principal and Interest Account of the amounts of Sale Proceeds received in connection with any such sale, and upon receipt by the Indenture Trustee of an Officer’s Certificate of the Servicer as to the satisfaction of all applicable conditions of this Section 2.05, the Indenture Trustee shall assign to the party designated by the Servicer (or to the Servicer itself) all of the Issuer’s right, title and interest in the repurchased or substituted Loan and related Loan Assets without recourse, representation or warranty. Such reassigned Loan shall no longer thereafter be included in the Collateral.

(b) In the event that the Servicer has notified the Indenture Trustee of an Optional Repurchase of the Notes, the Servicer may at any time direct the Indenture Trustee to sell, and the Indenture Trustee shall sell in the manner directed by the Servicer, any Loan without regard to the foregoing limitations in Section 2.05(a); provided that (i) the Servicer certifies to the Indenture Trustee that in its judgment exercised in accordance with the Servicing Standard and based on calculations included in the certification (which shall include the sales prices of the Loans), the Sale Proceeds from the sale of one or more of the Loans shall be sufficient to pay the Repurchase Price with respect to all the Notes, and (ii) the Servicer shall sell any Loan pursuant to this Section 2.05(b) only at a price that is commercially reasonable as reasonably determined by the Servicer in accordance with the Servicing Standard.

Section 2.06. Conveyance of Additional Loans.

(a) The Issuer may, at any time during the Ramp-Up Period and the Reinvestment Period and subject to the conditions set forth in this Section 2.06, apply Principal Collections standing to the credit of the Principal Collections Account, Draws under the Class A-2 Notes and amounts standing to the credit of the Class A-2 Funding Account to purchase Additional Loan Assets from the Trust Depositor (by delivery of a Subsequent Transfer Agreement). The purchase price paid by the Issuer for any Additional Loan shall be an amount equal to (x) in the case of a Loan originated by the Originator, the Outstanding Loan Balance thereof, and (y) in the case of a Loan acquired by the Originator from a third party, the purchase price paid for such Loan, plus, in each case accrued interest thereon.

(b) Upon the acquisition of any Additional Loan Assets pursuant to and in accordance with this Section 2.06, such Additional Loan Assets shall become part of the Collateral subject to the Lien of the Indenture. The Servicer represents and warrants in connection with the foregoing that it will not cause the Issuer to acquire any Additional Loan pursuant to this Section 2.06 for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

(c) Each Additional Loan to be acquired by the Issuer for inclusion in the Collateral during the Ramp-Up Period and the Reinvestment Period will be eligible for purchase by the Issuer and inclusion in the Collateral only if, after giving effect to the inclusion of the applicable Additional Loans in the Collateral, the Portfolio Criteria are satisfied; provided that if any component of the Portfolio Criteria is not satisfied prior to giving effect to the inclusion of such Additional Loans, the Portfolio Criteria shall be deemed satisfied with respect to such component if the component is maintained or improved by the inclusion of such Additional Loans. For purposes of determining compliance with the Portfolio Criteria, any Additional Loan which does not have a rating from each Rating Agency as of the applicable Cut-Off Date will be deemed to have an S&P Rating of “CCC”, a Moody’s Rating of “Caa2” and a Fitch Rating of “CCC” pending receipt of a rating estimate from the applicable Rating Agency.

(d) The Originator shall transfer to the Trust Depositor and the Trust Depositor shall transfer to the Issuer the Additional Loans and the other property and rights related thereto described in Section 2.06(a) only upon the satisfaction of each of the following conditions on or prior to the related Cut-Off Date (and the delivery of a related Addition Notice by the Trust Depositor shall be deemed a representation and warranty by the Issuer, the Trust Depositor and the Originator that such conditions are satisfied as of the related Cut-Off Date):

(i) the Trust Depositor shall have provided the Issuer and the Indenture Trustee with a timely Addition Notice complying with the definition thereof contained herein, which Addition Notice shall be delivered no later than 11:00 a.m. on the related Cut-Off Date;

(ii) after giving effect to the inclusion of the applicable Additional Loans in the Collateral, the Portfolio Criteria are satisfied; provided that if any component of the Portfolio Criteria is not satisfied prior to giving effect to the inclusion of such Additional Loans, the Portfolio Criteria shall be deemed satisfied with respect to such component if the component is maintained or improved by the inclusion of such Additional Loans;

(iii) the Originator shall have delivered to the Trust Depositor and Indenture Trustee a duly executed Subsequent Purchase Agreement, which shall include a Subsequent List of Loans listing the Additional Loans;

(iv) the Trust Depositor shall have delivered to the Issuer a duly executed Subsequent Transfer Agreement, which shall include a Subsequent List of Loans listing the Additional Loans;

(v) the Trust Depositor shall have deposited or caused to be deposited in the Principal and Interest Account all Collections received with respect to the Additional Loans on and after the related Cut-Off Date;

(vi) as of each Cut-Off Date, neither the Originator nor the Trust Depositor was insolvent nor will either of them have been made insolvent by such transfer nor is either of them aware of any pending insolvency;

(vii) no selection procedures believed by the Originator or the Trust Depositor to be adverse to the interests of the Holders shall have been utilized in selecting the Additional Loans; and

(viii) each of the representations and warranties made by the Trust Depositor pursuant to Sections 3.02 (including without limitation that such Additional Loan is an Eligible Loan) and 3.04 applicable to the Additional Loans shall be true and correct as of the related Cut-Off Date.

(e) The Originator shall, at its own expense, on or prior to the related Cut-Off Date, indicate in its Computer Records that ownership of the Additional Loans identified on the Subsequent List of Loans in the Subsequent Transfer Agreement has been sold to by the Originator to the Trust Depositor and by the Trust Depositor to the Issuer pursuant to the Transfer and Servicing Agreements.

(f) The Originator shall deliver prior written notice of the inclusion of an Additional Loan to Moody’s, Fitch and S&P.

(g) The Servicer on behalf of the Issuer shall present each Additional Loan proposed to be included in the Collateral to each Rating Agency for review by such Rating Agency in order that each Rating Agency may provide a rating and a recovery rate with respect to such Loan; provided that (i) such Loan may become a part of the Collateral prior to the Servicer’s presentment of the Loan to the Rating Agencies as described herein, (ii) the Servicer’s failure to present a Loan to the Rating Agencies as described herein shall not constitute an independent breach of, or default under, this Agreement, (iii) with respect to S&P, the recovery rate shall be determined in accordance with the S&P Priority Category Recovery Rate and (iv) the Servicer shall have no obligation to present a Substitute Loan to Moody’s if a Moody’s Rating for such Loan has been determined by reference to clause (e) of the definition of Moody’s Rating.

(h) Within five Business Days after the Effective Date, the Servicer will (i) determine the extent of compliance with the Portfolio Criteria of the Loans included in the Collateral as of the Effective Date, (ii) report the results of that determination to the Indenture Trustee and the Rating Agencies and (iii) request that each of Moody’s and S&P confirm in writing (the “Effective Date Ratings Confirmation”), within 30 days after the Effective Date (or such later date as each such Rating Agency may determine), that it has not reduced or withdrawn any of the ratings assigned to the Offered Notes on the Closing Date. In the event that any such rating is reduced or withdrawn (such event, a “Ratings Confirmation Failure”), the next and succeeding Distribution Dates shall be Sequential Distribution Dates until such date as each such Rating Agency shall confirm its respective ratings of the Offered Notes assigned on the Closing Date or until the Outstanding Principal Balance of each class of Offered Notes is reduced to zero. If upon receipt of the Effective Date Ratings Confirmation, no Ratings Confirmation Failure occurs, no Sequential Distribution Date will occur by reason thereof.

Section 2.07. Release of Excluded Amounts.

(a) The parties hereto acknowledge and agree that the Issuer has no interest in the Excluded Amounts. The Indenture Trustee hereby agrees to release to the Issuer from the Loan Assets, and the Issuer hereby agrees to release to the Trust Depositor, any Excluded Amounts immediately upon identification thereof and upon receipt of an Officer’s Certificate of the Servicer, which release shall be automatic and shall require no further act by the Indenture Trustee or the Issuer; provided, that, the Indenture Trustee and Owner Trustee shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release, as may reasonably be requested by the Trust Depositor in writing. Such Excluded Amounts shall not constitute and shall not be included in the Loan Assets.

(b) Immediately upon the release to the Trust Depositor by the Indenture Trustee of the Excluded Amounts, the Trust Depositor hereby irrevocably agrees to release to the Originator such Excluded Amounts, which release shall be automatic and shall require no further act by the Trust Depositor; provided, that, the Trust Depositor shall execute and deliver such instruments of release and assignment, or otherwise confirming the foregoing release of any Excluded Amounts, as may be reasonably requested by the Originator.

Section 2.08. Delivery of Documents in the Loan File; Recording of Assignments of Mortgage.

(a) Subject to the delivery requirements set forth in Section 2.08(b), the Issuer hereby authorizes and directs the Originator and the Trust Depositor to deliver possession of all the Loan Files to the Indenture Trustee (with copies to be held by the Servicer) on behalf of and for the account of the Noteholders. The Originator and the Trust Depositor shall also identify on the List of Loans (including any deemed amendment thereof associated with any Additional Loans or Substitute Loans), whether by attached schedule or marking or other effective identifying designation, all Loans that are or are evidenced by such instruments.

(b) With respect to each Loan in the Collateral, on or before the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans, the Trust Depositor will deliver or cause to be delivered to the Indenture Trustee, to the extent not previously delivered, each of the documents in the Loan File with respect to such Loan, except that (i) the original recorded Mortgage, in those instances where a copy thereof certified by a Responsible Officer of the Originator was delivered to the Indenture Trustee as a Required Loan Document pursuant to clause (b)(iii)(x) of the definition thereof, will be delivered or caused to be delivered within ten Business Days after receipt thereof, and in any event within one year after the Closing Date in the case of the

Initial Loans and the related Cut Off Date in the case of any Additional Loans or Substitute Loans, and (ii) any intervening Assignments of Mortgage, in those instances where copies thereof certified by the Originator were delivered to the Indenture Trustee as a Required Loan Document pursuant to clause (b)(iii)(x) of the definition thereof, will be delivered or caused to be delivered within ten Business Days after the receipt thereof, and in any event, within one year after the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans. Notwithstanding the foregoing in clauses (i) and (ii) of this Section 2.08(b), in those instances where the public recording office retains the original Mortgage or the intervening Assignments of the Mortgage after it has been recorded, the Trust Depositor shall be deemed to have satisfied its obligations hereunder upon delivery to the Indenture Trustee of a copy of such Mortgage or Assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

(c) Prior to the occurrence of an Event of Default or a Servicer Default, the Indenture Trustee shall not record any Assignment of Mortgage referenced in clause (b)(y) of the definition of Required Loan Documents. Upon the occurrence of an Event of Default or a Servicer Default, the Servicer or, if a Servicer Default has arisen, the Indenture Trustee shall cause to be recorded in the appropriate offices each such Assignment of Mortgage delivered to it. Each such recording shall be at the expense of the Servicer; provided, however, to the extent the Servicer does not pay such expense then the Indenture Trustee shall be reimbursed as an Administrative Expense pursuant to the provisions of Section 7.05(a).

Section 2.09. Optional Purchase by the Servicer of Certain Loans; Limitations on Substitution and Repurchase.

(a) Subject to the limitations set forth in Section 2.09(b), the Servicer shall have the right, but not the obligation, to purchase any (i) Charged-Off Loan, (ii) Delinquent Loan, (iii) Loan that has a material covenant default, (iv) Loan which has become subject to a Material Modification, or (v) Loan that has become subject to a Specified Amendment. In the event of such a purchase, the Servicer shall deposit in the Principal and Interest Account, on the next succeeding Determination Date, an amount equal to the Transfer Deposit Amount for such Loan (or applicable portion thereof) as of the date of such purchase. The Servicer, the Issuer and the Indenture Trustee shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Servicer in order to effect the transfer and release of any of the Issuer’s interests in the Loans that are being purchased.

(b) In no event may (x) the aggregate Outstanding Loan Balance of all Loans purchased pursuant to Section 2.09(a), substituted pursuant to Section 2.04 or sold to an Affiliate of the Issuer pursuant to Section 2.05 exceed an amount equal to 20% of the Expected Aggregate Outstanding Loan Balance or, if less, the Aggregate Outstanding Loan Balance as of the Effective Date; provided that the foregoing limitation shall not apply to Loans substituted by reason of the occurrence of a Substitution Event of the type specified in clause (f) of the definition of such term, or (y) the aggregate Outstanding Loan Balance of (i) Charged-Off Loans, (ii) Delinquent Loans, (iii) Loans that have a material covenant default, and (iv) Loans which have become subject to a Material Modification of the type specified in clause (ii) of the definition thereof (without regard to whether such Material Modification may otherwise constitute a Material Modification of a type specified in clause (i) of the definition thereof), purchased pursuant to Section 2.09(a), substituted pursuant to Section 2.04 or sold to an Affiliate of the Issuer pursuant to Section 2.05 exceed an amount equal to 10% of the Expected Aggregate Outstanding Loan Balance or, if less, the Aggregate Outstanding Loan Balance as of the Effective Date.

Section 2.10. Certification by Indenture Trustee; Possession of Loan Files.

(a) Review; Certification. On or prior to the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans, the Indenture Trustee shall review the portion of the Loan File required to be delivered pursuant to Section 2.08(b) on the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans, and shall deliver to the Originator, the Trust Depositor and the Servicer a certification in the form attached hereto as Exhibit L-l on or prior to the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans. Within two Business Days after the Indenture Trustee receives the portion of the Loan File permitted to be delivered after the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans pursuant to Section 2.08(b), the Indenture Trustee shall deliver to the Originator, the Trust Depositor and the Servicer a certification in the form attached hereto as Exhibit L-l. Within 360 days after the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans, the Indenture Trustee shall deliver to the Originator, the Servicer, the Trust Depositor and any Noteholder who requests a copy from the Indenture Trustee a final certification in the form attached hereto as Exhibit L-2 evidencing the completeness of the Loan Files (as set forth in the related Loan Checklists) with respect to the Loans so transferred.

(b) Non-Conforming Loan Files. If the Indenture Trustee during the process of reviewing the Loan Files finds any document constituting a part of a Loan File which is not properly executed, has not been received, is unrelated to a Loan identified in the List of Loans, or does not conform in a material respect to the requirements of the definition of Loan File, or the description thereof as set forth in the List of Loans, the Indenture Trustee shall promptly so notify the Originator, the Trust Depositor and the Servicer. In performing any such review, the Indenture Trustee may conclusively rely on the Originator as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Indenture Trustee’s review of the Loan Files is limited solely to confirming that the documents listed in the definition of Loan File have been executed and received and relate to the Loans identified in the List of Loans; provided, however, with respect to the UCC financing statements referenced in clause (b)(iv) of the definition of Required Loan Documents, the Indenture Trustee’s sole responsibility will be to confirm that the Loan File contains UCC financing statements and not to make determinations about the materiality of such UCC financing statements. The Originator agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Loan File of which it is so notified by the Indenture Trustee. If, however, within 30 days after the Indenture Trustee’s notice to it respecting such material defect the Originator has not remedied the defect and such defect materially and adversely affects the value of the related Loan, such Loan will be treated as an “Ineligible Loan” and the Originator will (i) substitute in lieu of such Loan a Substitute Loan in the manner and subject to the conditions set forth in Section 11.01 or (ii) repurchase such

Loan at a purchase price equal to the Transfer Deposit Amount, which purchase price shall be deposited in the Principal and Interest Account within such 30 day period.

(c) Release of Entire Loan File Upon Sale, Substitution or Repurchase. Subject to Section 5.08(a), upon receipt by the Indenture Trustee of a certification of a Servicing Officer of the Servicer of such substitution or of such purchase and the deposit of the amounts then required to be deposited as described in Section 2.05, Section 2.09, Section 2.10(b) or Section 11.01, as applicable, in the Principal and Interest Account (which certification shall be in the form of Exhibit M hereto), the Indenture Trustee shall release to the Servicer for release to the Originator the related Loan File and the Indenture Trustee and the Issuer shall execute, without recourse, and deliver such instruments of transfer necessary to transfer all right, title and interest in such Loan to the Originator free and clear of any Liens created by the Transaction Documents. All costs of any such transfer shall be borne by the Originator.

(d) Partial Release of Loan File and/or Related Property. Subject to Section 5.08(b), if in connection with taking any action in connection with a Loan (including, without limitation, the amendment to documents in the Loan File and/or a revision to Related Property) the Servicer requires any item constituting part of the Loan File, or the release from the Lien of the related Loan of all or part of any Related Property, the Servicer shall deliver to the Indenture Trustee a certificate to such effect in the form attached as Exhibit M hereto. Subject to Section 5.08(d), upon receipt of such certification, the Indenture Trustee shall deliver to the Servicer within two Business Days of such request (if such request was received by 2:00 p.m., central time), the requested documentation, and the Indenture Trustee shall execute, without recourse, and deliver such instruments of transfer necessary to release all or the requested part of the Related Property from the Lien of the related Loan and/or the Lien under the Transaction Documents.

(e) Annual Certification. On the Distribution Date in October of each year, commencing October 25, 2006, the Indenture Trustee shall deliver to the Originator, the Trust Depositor and the Servicer a certification detailing all transactions with respect to the Loans for which the Indenture Trustee holds the Loan Files pursuant to this Agreement during the prior calendar year. Such certification shall list all Loan Files which were released by or returned to the Indenture Trustee during the prior calendar year, the date of such release or return and the reason for such release or return.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

The Trust Depositor makes, and upon execution of each Subsequent Purchase Agreement is deemed to make, the representations and warranties in Section 3.01 through Section 3.04, on which the Issuer will rely in purchasing the Initial Loan Assets on the Closing Date (and, except for the representations and warranties in Section 3.03 which only apply to the Initial Loans as of the Closing Date, Additional Loan Assets and Substitute Loan Assets, as the case may be, on any Cut-Off Date), and on which the Securityholders will rely.

Such representations and warranties are given as of the execution and delivery of this Agreement and as of the Closing Date (or Cut-Off Date, as applicable), but shall survive the sale, transfer and assignment of the Loan Assets to the Issuer. The repurchase obligation or substitution obligation of the Trust Depositor set forth in Section 11.01 constitutes the sole remedy available for a breach of a representation or warranty of the Trust Depositor set forth in Section 3.01 through Section 3.04 of this Agreement

Section 3.01. Representations and Warranties Regarding the Trust Depositor.

By its execution of this Agreement and each Subsequent Transfer Agreement, the Trust Depositor represents and warrants to the Issuer, the Indenture Trustee and the Securityholders that:

(a) Organization and Good Standing. The Trust Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the power to own its assets and to transact the business in which it is currently engaged. The Trust Depositor is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Trust Depositor or the Issuer.

(b) Authorization; Valid Sale; Binding Obligations. The Trust Depositor has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and to create the Issuer and cause it to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which the Issuer is a party, and the Trust Depositor has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to cause the Issuer to be created. This Agreement and each Subsequent Transfer Agreement, if any, shall effect a valid sale, transfer and assignment of or grant a security interest in the Loan Assets from the Trust Depositor to the Issuer. This Agreement and the other Transaction Documents to which the Trust Depositor is a party constitute the legal, valid and binding obligation of the Trust Depositor enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(c) No Consent Required. The Trust Depositor is not required to obtain the consent of any other party (other than those that it has already obtained) or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority (other than those that it has already obtained) in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

(d) No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Trust Depositor,

and the consummation of the transactions contemplated hereby and thereby, will not violate any Applicable Law applicable to the Trust Depositor, or conflict with, result in a default under or constitute a breach of the Trust Depositor’s organizational documents or Contractual Obligations to which the Trust Depositor is a party or by which the Trust Depositor or any of the Trust Depositor’s properties may be bound, or result in the creation or imposition of any Lien of any kind upon any of its properties pursuant to the terms of any such Contractual Obligations, other than as contemplated by the Transaction Documents.

(e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Trust Depositor threatened, against the Trust Depositor or any of its properties or with respect to this Agreement, the other Transaction Documents to which it is a party or the Securities (i) that, if adversely determined, would in the reasonable judgment of the Trust Depositor be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Trust Depositor or the Issuer or the transactions contemplated by this Agreement or the other Transaction Documents to which the Trust Depositor is a party or (ii) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificate or Notes.

(f) Solvency. The Trust Depositor, at the time of and after giving effect to each conveyance of Loan Assets hereunder, is Solvent on and as of the date thereof.

(g) Taxes. The Trust Depositor has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has put all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Trust Depositor); no tax Lien has been filed and, to the Trust Depositor’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(h) Place of Business; No Changes. The Trust Depositor’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Trust Depositor has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location within the 4-months preceding the Closing Date.

(i) Not an Investment Company. The Trust Depositor is not and, after giving effect to the transactions contemplated by the Transaction Documents, will not be required to be registered as an “investment company” under the 1940 Act.

(j) Sale Treatment. Other than for accounting and tax purposes, the Trust Depositor has treated the transfer of Loan Assets to the Issuer for all purposes as a sale and purchase on all of its relevant books and records and other applicable documents.

(k) Security Interest.

(i) This Agreement creates a valid and continuing security interest in favor of the Issuer (as defined in the applicable UCC) in all right, title and interest of Trust Depositor in the Loan Assets, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Trust Depositor;

(ii) the Loans, along with the related Loan Files, constitute either a “general intangible”, an “instrument”, an “account”, “investment property”, or “chattel paper”, within the meaning of the applicable UCC;

(iii) the Trust Depositor owns and has, and upon the sale and transfer thereof by the Trust Depositor to the Issuer, the Issuer will have, good and marketable title to the Loan Assets free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;

(iv) the Trust Depositor has received all consents and approvals required by the terms of the Loan Assets to the sale of the Loan Assets hereunder to the Issuer;

(v) the Trust Depositor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Loan Assets granted to the Issuer under this Agreement;

(vi) other than the security interest granted to the Issuer pursuant to this Agreement, the Trust Depositor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Loan Assets. The Trust Depositor has not authorized the filing of and is not aware of any financing statements naming the Trust Depositor as debtor that include a description of collateral covering such Loan Assets other than any financing statement (A) relating to the security interest granted to the Trust Depositor under the Loan Sale Agreement, or (B) that has been terminated. The Trust Depositor is not aware of the filing of any judgment or tax Lien filings against the Trust Depositor;

(vii) all original executed copies of each Underlying Note (if any) that constitute or evidence the Loan Assets have been delivered to the Indenture Trustee, and in the case of Noteless Loans, the documents required pursuant to clause (b)(i)(y)(A) of the definition of Required Loan Documents have been delivered to the Indenture Trustee;

(viii) except with respect to Noteless Loans, the Trust Depositor has received a written acknowledgment from the Indenture Trustee that the Indenture Trustee or its bailee is holding any Underlying Notes that constitute or evidence any Loan Assets solely on behalf of and for the benefit of the Securityholders; and

(ix) none of the Underlying Notes that constitute or evidence any Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer and the Indenture Trustee.

(l) Value Given. The cash payments and Securities of the Issuer received by the Trust Depositor in respect of the purchase price of the Loans sold hereunder, together with the Issuer’s assumption of the future funding obligations under the Revolving Loans and Delayed Draw Term Loans, constitutes reasonably equivalent value in consideration for the transfer to the Issuer of such Loans under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Originator to the Trust Depositor, and such transfer was not and is not voidable or subject to avoidance under any Insolvency Law.

(m) Investment Company. The Issuer is not and, after giving effect to the transactions contemplated by the Transaction Documents, will not be required to be registered as an “investment company” within the meaning of the 1940 Act.

(n) No Defaults. The Trust Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Trust Depositor or its respective properties or might have consequences that would materially and adversely affect its performance hereunder.

(o) Bulk Transfer Laws. The transfer, assignment and conveyance of the Loans by the Trust Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(p) Origination and Collection Practices. The origination and collection practices used by any Affiliate of the Trust Depositor with respect to each Loan have been in all material respects legal, proper and prudent and comply with the Credit and Collection Policy.

(q) [Reserved].

(r) Lack of Intent to Hinder, Delay or Defraud. Neither the Trust Depositor nor any of its Affiliates sold, or will sell, any interest in any Loan with any intent to hinder, delay or defraud any of their respective creditors.

(s) Nonconsolidation. The Trust Depositor conducts its affairs such that the Issuer would not be substantively consolidated in the estate of the Trust Depositor and their respective separate existences would not be disregarded in the event of the Trust Depositor’s bankruptcy.

(t) Accuracy of Information. All written factual information heretofore furnished by the Trust Depositor for purposes of or in connection with this Agreement or the other Transaction Documents to which Trust Depositor is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Trust Depositor to any party to the Transaction Documents will be, true and accurate in all material respects, on the date such information is stated or certified.

The representations and warranties set forth in Section 3.01(k) may not be waived by any Person and shall survive the termination of this Agreement. The Trust Depositor and Issuer (i) shall not, without satisfaction of the S&P Rating Condition with respect thereto, waive any breach of the representations and warranties in Section 3.01(k), and (ii) shall provide S&P with prompt written notice of any breach of the representations and warranties set out in Section 3.01(k).

Section 3.02. Representations and Warranties Regarding Each Loan and as to Certain Loans in the Aggregate.

The Trust Depositor represents and warrants (x) with respect to Section 3.02(a), Section 3.02(b), Section 3.02(d) and Section 3.02(e) as to each Loan as of the Closing Date, and as of each Cut-Off Date with respect to each Additional Loan and each Substitute Loan, and (y) with respect to Section 3.02(c), as to the Collateral in the aggregate as of the Initial Cut-Off Date, and as of each Cut-Off Date with respect to Additional Loans and Substitute Loans (after giving effect to the addition of such Additional Loans and Substitute Loans to the Collateral), that:

(a) List of Loans. The information set forth in the List of Loans attached hereto as Exhibit G (as the same may be amended or deemed amended in respect of a conveyance of Additional Loans or Substitute Loans on a Cut-Off Date) is true, complete and correct as of the applicable Cut-Off Date.

(b) Eligible Loan. Such Loan satisfies the criteria for the definition of Eligible Loan set forth in this Agreement as of the date of its conveyance hereunder, provided that this representation and warranty is made to the best of the Trust Depositor’s knowledge with respect to clause (aa) and clauses (vi), (vii), (x) and (xiv) of clause (jj) of the definition of Eligible Loan and, provided, further, that this representation and warranty is made to the best of the Trust Depositor’s knowledge as it related to the origination and servicing practices of Third Party Servicers of Third Party Serviced Loans with respect to clauses, (h), (i), (v), (bb), (ee) and clauses (ii), (v), (vi) (vii) and (xx) of clause (jj) of the definition of Eligible Loan.

(c) Loans Secured by Real Property. Less than 40% of the Aggregate Outstanding Loan Balance of the Collateral as of the Initial Cut-Off Date consists of Loans principally secured by real property and the Trust Depositor will not effectuate the transfer of an Additional Loan or Substitute Loan if such transfer would cause more than 40% of the Aggregate Outstanding Loan Balance of the Collateral as of any Cut-Off Date to consist of Loans principally secured by real property.

Section 3.03. Representations and Warranties Regarding the Initial Loans in the Aggregate.

The Trust Depositor represents and warrants, on the Closing Date, that as of the Initial Cut-Off Date, the Initial Loans have the following additional characteristics: (i) other than in the case of any Structured Loans, no Loan has a remaining maturity of more than 120 months; (ii) other than in the case of any Structured Loans, the date of the final Scheduled Payment on the Loan with the latest maturity is not later than July 25, 2015 and (iii) no Loan was originated after the Initial Cut-Off Date.

Section 3.04. Representations and Warranties Regarding the Required Loan Documents.

The Trust Depositor represents and warrants on the Closing Date with respect to the Initial Loans (or as of the related Cut-Off Date, with respect to Additional Loans and Substitute Loans), that except as otherwise provided in Section 2.08, the Required Loan Documents and each other item identified on each Loan Checklist with respect to the Loan File for each Loan are in the possession of the Indenture Trustee.

Section 3.05. [Reserved].

Section 3.06. Representations and Warranties Regarding the Servicer.

The Servicer represents and warrants to the Owner Trustee, the Indenture Trustee and the Securityholders that:

(a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer or the Issuer. The Servicer is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction to service the Loans in accordance with the terms hereof and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer or Issuer.

(b) Authorization; Binding Obligations. The Servicer has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Servicer is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Servicer is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party. This Agreement and the other Transaction Documents to which the Servicer is a party constitute the legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(c) No Consent Required. The Servicer is not required to obtain the consent of any other party (other than those that it has already obtained) or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority (other than those that it has already obtained) in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Servicer is a party.

(d) No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party by the Servicer will not violate any Applicable Law applicable to the Servicer, or conflict with, result in a default under or constitute a breach of the Servicer’s organizational documents or any Contractual Obligations to which the Servicer is a party or by which the Servicer or any of the Servicer’s properties may be bound, or result in the creation of or imposition of any Lien of any kind upon any of its properties pursuant to the terms of any such Contractual Obligations, other than as contemplated by the Transaction Documents.

(e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, or any other Transaction Document to which the Servicer is a party that, if adversely determined, would in the reasonable judgment of the Servicer be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Servicer or the Issuer or the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party.

(f) Reports. All reports, certificates and other written information furnished by the Servicer with respect to the Loans are correct in all material respects.

Section 3.07. Representations and Warranties of the Backup Servicer.

The Backup Servicer hereby represents and warrants to the Owner Trustee, the Indenture Trustee and the Securityholders, as follows:

(a) Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with all requisite power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b) Good Standing. The Backup Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property and the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or have such licenses or approvals has not had, and would not be reasonably expected to have, a material adverse effect on the interests of the Securityholders.

(c) Authorization. It has the power and authority to execute and deliver this Agreement and to carry out its terms. It has duly authorized the execution, delivery and performance of this Agreement by all requisite action.

(d) No Violations. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement by it will not violate any Applicable Law or conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, its organizational documents or any Contractual Obligations by which it or any of its property is bound or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any Contractual Obligations.

(e) No Consent Required. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over it or any of its respective properties is required to be obtained in order for it to enter into this Agreement or perform its obligations hereunder.

(f) Binding Obligation. This Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(g) Litigation. There are no proceedings or investigations pending or, to the best of its knowledge, threatened, against it before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might (in its reasonable judgment) have a material adverse effect on the interests of the Securityholders.

ARTICLE IV.

PERFECTION OF TRANSFER AND

PROTECTION OF SECURITY INTERESTS

Section 4.01. Custody of Loans.

The contents of each Loan File shall be held in the custody of the Indenture Trustee under the Indenture for the benefit of, and as agent for, the Securityholders.

Section 4.02. Filing.

On or prior to the Closing Date, the Originator, Trust Depositor and Servicer shall cause the UCC financing statement(s) referred to in Section 2.02(h) hereof to be filed, and from time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as the Owner Trustee or Indenture Trustee (acting at the direction of the Majority Noteholders) may reasonably request to perfect and protect the Indenture Trustee’s first priority perfected security interest in the Loan Assets against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. Notwithstanding the obligations of the Originator, Trust Depositor and Servicer set forth in the preceding sentence, the Originator, Trust Depositor and Servicer hereby authorize the Owner Trustee to prepare and file, at the expense of the Servicer, UCC financing statements (including but not limited to renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Owner Trustee may from time to time deem necessary or appropriate in order to perfect and maintain the security interest granted hereunder in accordance with the UCC.

Section 4.03. Changes in Name, Corporate Structure or Location.

(a) During the term of this Agreement, none of the Originator, the Servicer, the Trust Depositor or the Issuer shall change its name, form of organization, existence, state of formation or location without first giving at least 30 days’ prior written notice to the Owner Trustee and the other parties hereto.

(b) If any change in either the Servicer’s, the Originator’s or the Trust Depositor’s name, form of organization, existence, state of formation, location or other action would make any financing or continuation statement or notice of ownership interest or Lien relating to any Loan Asset seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Servicer, no later than five Business Days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Indenture Trustee’s security interest in the Loan Assets and the proceeds thereof. Promptly after taking any of the foregoing actions, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee an Opinion of Counsel reasonably acceptable to the Owner Trustee and the Indenture Trustee stating that, in the opinion of such counsel, all financing statements or amendments necessary to preserve and protect the Indenture Trustee’s security interest in the Loan Assets have been filed, and reciting the details of such filing.

Section 4.04. Costs and Expenses.

The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Trustees’ and Issuer’s right, title and interest in and to the Loan Assets (including, without limitation, the security interest in the Related Property related thereto and the security interests provided for in the Indenture); provided, however, to the extent permitted by the Required Loan Documents, the Servicer may seek reimbursement for such costs and disbursements from the related Obligors.

Section 4.05. Sale Treatment.

Other than for accounting and tax purposes, the Trust Depositor shall treat the transfer of Loan Assets made hereunder for all purposes as a sale and purchase on all of its relevant books and records.

Section 4.06. Separateness from Trust Depositor.

The Originator agrees to take or refrain from taking or engaging in with respect to the Trust Depositor each of the actions or activities specified in the “substantive consolidation” opinion of Dechert LLP (including any certificates of the Originator attached thereto) delivered on the Closing Date, upon which the conclusions therein are based.

ARTICLE V.

SERVICING OF LOANS

Section 5.01. Appointment and Acceptance.

NewStar is hereby appointed as Servicer pursuant to this Agreement and pursuant to the other Transaction Documents under which the Servicer has any rights, duties or obligations. NewStar accepts such appointment and agrees to act as the Servicer pursuant to this Agreement and pursuant to the other Transaction Documents under which NewStar, as Servicer, has any rights, duties or obligations.

Section 5.02. Duties of the Servicer.

(a) The Servicer, as an independent contract servicer, shall service and administer the Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement, the Credit and Collection Policy and the Servicing Standard. The parties hereto each acknowledge, and the Noteholders and the Certificateholder are hereby deemed to acknowledge, that the Servicer, as Servicer under this Agreement, possesses only such rights with respect to the enforcement of rights and remedies with respect to the Loans and the Related Property and under the Required Loan Documents as those which have been transferred to the Issuer with respect to the related Loan. Therefore, the provisions of this Article V shall not apply to Third Party Serviced Loans except to the extent the Servicer, on behalf of the Issuer, has the right to vote, consent, give directions, make advances or receive payments with respect thereto, and these provisions shall only apply to Agented Loans with respect to which the Servicer is the lead agent and to the extent not inconsistent with the related Required Loan Documents.

(b) The Servicer may perform its duties directly or, consistent with the Servicing Standard, may perform appropriate duties through agents, accountants, experts, attorneys, brokers, consultants or nominees selected with reasonable care by the Servicer. The Servicer will remain fully responsible and fully liable for its duties and obligations hereunder and under any other Transaction Document notwithstanding any such delegation to a third party. Performance by any such third party of any of the duties of the Servicer hereunder or under any other Transaction Document shall be deemed to be performance thereof by the Servicer. In addition, the Servicer may enter into Subservicing Agreements for any servicing and administration of Loans with any entity provided the Rating Agency Condition is satisfied. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either itself directly service the related Loans or enter into a Subservicing Agreement with a successor Subservicer which qualifies hereunder. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, so long as this Agreement shall remain effective, the Servicer shall remain obligated and primarily liable to the Indenture Trustee, for itself and on behalf of the Securityholders, for the servicing and administering of the Loans in accordance with the provisions of this Agreement, the Credit and Collection Policy and the Servicing Standard, without diminution of such obligation or liability by virtue of such Subservicing Agreements or other arrangements with third parties pursuant to this clause (b) or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Loans when any Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

(c) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Indenture Trustee and the Securityholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 5.02(d). Notwithstanding the foregoing, the Servicer shall (i) at its expense and without reimbursement, deliver to the Indenture Trustee a copy of each Subservicing Agreement and (ii) provide notice of the termination of any Subservicer within a reasonable time after such Subservicer’s termination to the Indenture Trustee.

(d) In the event the initial Servicer shall for any reason no longer be the Servicer, the Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Indenture Trustee, deliver to the Successor Servicer all documents and records (including computer tapes and diskettes) in its possession relating to each Subservicing Agreement and the Loans then being serviced hereunder and an accounting of amounts collected and held by it hereunder and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements and of any other arrangements with third parties pursuant to clause (a) of this Section 5.02 to the Successor Servicer to the extent permitted thereby.

(e) Modifications and Waivers Relating to Loans.

(i) So long as it is consistent with the Credit and Collection Policy and the Servicing Standard, the Servicer may waive, modify or vary any term of any Loan if in the Servicer’s determination such waiver, modification or variance will not be materially adverse to the interests of the Noteholders; provided, however, the Servicer may not:

(1) amend, waive, modify or vary any Loan in any manner that would extend the stated maturity date of such Loan beyond the date that is 36 months prior to the Stated Maturity; or

(2) enter into any amendment, waiver, modification or variance with respect to any loan for the purpose or with the intention of causing a Substitution Event to occur with respect to such Loan solely in order to render such loan eligible for repurchase or substitution hereunder or to otherwise make such Loan eligible for repurchase pursuant to Section 2.09.

(ii) Except as expressly set forth in Section 5.02(e)(i), the Servicer may execute any amendments, waivers, modifications or variances related to such Loan and any documents related thereto on behalf of the Issuer. The Servicer will provide each Rating Agency with a written summary of any such amendment, waiver, modification or variance promptly after its execution and, promptly upon request by any Rating Agency, a copy of any such waiver, modification or variance. Such summary shall set forth a brief description of the reasons for, and the effect of, such waiver, modification or variance, and shall indicate whether such waiver, modification or variance constitutes a Specified Amendment.

(iii) With respect to each of the modifications described in clauses (a) through (d) of the definition of Specified Amendment, the Servicer may elect to submit the modified Loan to S&P to be re-rated. If the Servicer elects to have such Loan re-rated by S&P, then at any time during such process or thereafter, the Servicer may repurchase such Loan pursuant to Section 2.09 or substitute for such Loan under Section 2.04 (provided the Servicer is then also the Originator). The provisions of this Section 5.02(e)(iii) shall not apply to modifications, amendments or variances that do not constitute Specified Amendments.

(iv) Although costs incurred by the Servicer or any Subservicer in respect of Servicing Advances, including any interest owed with respect thereto, may be added to the amount owing by the Obligor under the related Loan, such amounts shall not be so added for the purposes of calculating distributions to Noteholders. Any fees and costs imposed in connection therewith on the Obligor of the related Loan, and any reimbursement of Servicer Advances by any Obligor or out of Sale Proceeds, Liquidation Proceeds, Insurance Proceeds or Released Mortgaged Property Proceeds received with respect to the related Loan or its Related Property shall be withdrawn and payable to the Servicer from the Principal and Interest Account pursuant to Section 7.03(h). Without limiting the generality of the foregoing, so long as it is consistent with the Credit and Collection Policy and the Servicing Standard, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Issuer, the Indenture Trustee, the Owner Trustee and each Securityholder, all instruments of amendment, waiver, satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Loans and with respect to any Related Property. Such authority shall include, but not be limited to, the authority to substitute or release items of Related Property consistent with the Credit and Collection Policy and the Servicing Agreement and sell participations or assignments in Loans previously transferred to the Issuer. The Issuer, the Indenture Trustee and the Owner Trustee have granted a power of attorney to the Servicer with respect thereto, pursuant to Section 5.02(g). In connection with any such sale, the Servicer shall deposit in the Principal and Interest Account, pursuant to Section 7.03(b), all proceeds received upon such sale (other than Excluded Amounts). If reasonably required by the Servicer, the Issuer, the Indenture Trustee and the Owner Trustee, shall furnish the Servicer, within five Business Days of receipt of the Servicer’s request, with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement or under any of the other Transaction Documents. Any such request by the Servicer to the Issuer, the Indenture Trustee or the Owner Trustee, shall be accompanied by a certification in the form of Exhibit L attached hereto signed by a Servicing Officer. In connection with any substitution of Related Property, the Servicer shall deliver to the Indenture Trustee the items required by, and within the time frame, set forth in Section 2.08, assuming that the date of substitution is the relevant Cut-Off Date.

(f) The Servicer, in servicing and administering the Loans, shall act in good faith, exercise commercially reasonable judgment and reasonable care, consistent with the Credit and Collection Policy and the Servicing Standard, employ or cause to be employed procedures (including collection, foreclosure, Foreclosed Property and Repossessed Property management procedures other than for Third Party Serviced Loans), in accordance with the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard.

(g) In accordance with the power set forth in Section 2.01(a), the Servicer shall perform the duties of the Issuer and the Owner Trustee under the Transaction Documents. In furtherance of the foregoing, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer and the Owner Trustee under the Transaction Documents. The Servicer shall monitor the performance of the Issuer and the Owner Trustee and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s or the Owner Trustee’s duties under the Transaction Documents. The Servicer shall prepare for execution by the Owner Trustee or the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Transaction Documents.

(h) In addition to the duties of the Servicer set forth in this Agreement or any of the Transaction Documents, the Servicer shall perform or shall cause to be performed such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to state and federal tax and securities laws. In accordance with the directions of the Issuer or the Owner Trustee, as applicable, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Issuer as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.

(i) Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, the Servicer shall be responsible for promptly (upon a Responsible Officer of the Servicer having actual knowledge thereof) notifying the Owner Trustee and the Paying Agent in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Securityholder. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Paying Agent pursuant to such provision.

(j) All tax returns required to be signed by the Issuer, if any, will be signed by the Servicer on behalf of the Issuer if permitted under applicable law and otherwise by the Owner Trustee on behalf of the Issuer.

(k) The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be reasonably accessible for inspection by the Owner Trustee and Indenture Trustee at any time during the Servicer’s normal business hours upon not less than 3 Business Days prior written notice.

(l) Without the prior written consent of the Majority Noteholders and subject to the satisfaction of the S&P Rating Condition and the Moody’s Rating Condition, the

Servicer shall not agree or consent to, or otherwise permit to occur, any amendment, modification, change, supplement or rescission of or to the Credit and Collection Policy, in whole or in part, in any manner that could have a material adverse effect on the Loans.

(m) For so long as any of the Notes are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, (i) the Servicer will provide or cause to be provided to any holder of such Notes and any prospective purchaser thereof designated by such holder, upon the request of such a holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (ii) the Servicer shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Notes conducted in accordance with Rule 144A.

(n) The initial Servicer will keep in full force and effect its existence, rights and franchise as a Delaware corporation, and the Servicer shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and of any of the Loans and to perform its duties under this Agreement.

(o) The Servicer shall be obligated to make the Servicing Advances (but not Scheduled Payment Advances) incurred in the performance of its servicing duties hereunder as provided in Section 5.09 hereof. The Servicer shall be entitled to reimbursement for such Servicing Advances from the Collections received from the Loan to which such Servicing Advances relate pursuant to Section 5.10(d) and Section 7.03(h). Notwithstanding anything contained herein to the contrary, in no event shall the application of Servicing Advances or Scheduled Payment Advances prevent a Loan from being or becoming a Delinquent Loan or Charged-Off Loan, as applicable.

(p) The Servicer shall not be responsible for any taxes on the Issuer or any Servicing Fees payable to any Successor Servicer.

(q) All payments (other than Prepayments) received on Loans by the Servicer will be applied by the Servicer to amounts due by the Obligor in accordance with the provisions of the related Required Loan Documents or, if to be applied at the discretion of the Servicer, then consistent with the Credit and Collection Policy and the Servicing Standard.

(r) To the extent permitted by applicable law, the initial Servicer shall be responsible for any tax reporting, disclosure, record keeping or list maintenance requirements of the Issuer under Internal Revenue Code Sections 6011(a), 6111(d) or 6112, including, but not limited to, the preparation of IRS Form 8886 pursuant to Federal Income Tax Regulations Section 1.6011-4(d) or any successor provision and any required list maintenance under Federal Income Tax Regulations Section 301.6112-1 or any successor provision.

(s) The Servicer shall notify the Backup Servicer of any material modification to its servicing system.

(t) The Servicer shall provide to S&P (i) annual financial statements for each Obligor of a Loan included in the Collateral, as promptly as reasonably practicable after the end of the fiscal year of such Obligor, until such time as the related Loan has been paid in full or is no longer part of the Collateral and (ii) promptly after a Responsible Officer of the Servicer becomes aware thereof, via electronic copy at the following email addresses: clo_loans@standardandpoors.com; and cdo_surveillance@sandp.com, notice of any payment default (following the expiration of any applicable grace period) under a Loan. Any failure by the initial Servicer to provide financial statements with respect to any Obligor within 135 days after the end of the fiscal year of each such Obligor shall result in each Loan to the applicable Obligor being deemed to have an S&P Rating of CCC–.

(u) The Servicer shall provide to Moody’s annual financial statements for each Obligor of a Loan included in the Collateral as promptly as reasonably practicable after such financial statements are delivered to the Servicer after the end of each Obligor’s fiscal year, until such time as the related Loan has been paid in full or is no longer part of the Collateral.

(v) The Servicer will maintain the Servicing Files at the principal place of business of the Servicer at the address set forth in Section 13.04 hereof in accordance with the Servicing Standard.

(w) Promptly following any extension of the Reinvestment Period or any early termination of the Reinvestment Period, the Servicer shall give written notice thereof to the Trustees, the Trust Depositor, the Backup Servicer and the Rating Agencies at the addresses described in Section 13.04 hereof.

(x) The Servicer shall determine and report to the Indenture Trustee and Backup Servicer the extent of compliance of the Loans included in the Collateral with the Portfolio Criteria on and as of the Effective Date.

(y) The Trust Depositor, the Issuer, the Owner Trustee and the Indenture Trustee each hereby irrevocably (except as provided below) appoint the Servicer its respective true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at the Issuer’s expense, in connection with the performance of the Servicer’s duties provided for in this Agreement and in the other Transaction Documents, including the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received on or with respect to the Loans and the Related Property, (b) to make all necessary transfers of the Loans, and/or of the Related Property, as applicable, in accordance herewith and therewith, (c) to execute (under hand under seal or as a deed) and deliver all necessary or appropriate bills of sale, assignments, agreements and other instruments and endorsements in connection with any such transfer, and (d) to execute (under hand, under seal or as a deed) any votes, consents, directions, releases, amendments, waivers, satisfactions and cancellations, agreements, instruments, orders or other documents or certificates in connection with or pursuant to this Agreement or the other Transaction Documents relating thereto or to the duties of the Servicer hereunder or thereunder, the Trust Depositor, the Issuer, the Owner Trustee and the Indenture Trustee hereby ratifying and confirming all that such attorney-in-fact (or any substitute) shall lawfully do under this power of attorney and in accordance with this Agreement and the other Transaction Documents as applicable thereto. Nevertheless, if so requested by the Servicer, the Trust Depositor, the Issuer, the Owner Trustee and the Indenture Trustee or any thereof, as requested, shall ratify and confirm any such act by executing and delivering to the Servicer or as directed by the Servicer all proper bills of sale, assignments, releases, endorsements and other certificates, instruments and documents of whatever nature as may reasonably be designated in any such request. This power of attorney shall, however, expire, and the Servicer and any substitute agent or attorney-in-fact appointed by the Servicer pursuant hereto shall cease to have any power to act as the agent or attorney-in-fact of the Issuer, the Indenture Trustee or of the Owner Trustee upon termination of this Agreement or upon a Servicer Transfer from and after which the Successor Servicer shall be deemed to have the rights of the Servicer pursuant to this clause (y).

(z) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer, the Securityholders, the Indenture Trustee and the Owner Trustee in the Loans and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(aa) If at any time during the Reinvestment Period the Issuer receives a payment of principal with respect to a Revolving Loan and, after giving effect to such payment (and the corresponding increase in the Exposure Amount), the Class A-2 Funding Test is not satisfied, the Servicer shall transfer an amount of Principal Collections sufficient to cause the Class A-2 Funding Test to be satisfied from the Principal Collections Account to the Class A-2 Funding Account.

(bb) Notwithstanding any other provision of this Agreement, if any material conflict or material inconsistency exists among the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard, the provisions of the Required Loan Documents shall control.

Section 5.03. Liquidation of Loans.

(a) In the event that any payment due under any Loan and not postponed pursuant to Section 5.02 is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under the Loan, the Servicer in accordance with the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard shall take such action as shall maximize the amount of recovery thereon and as the Servicer shall deem to be in the best interests of the Noteholders.

(b) The Servicer, consistent with its Credit and Collection Policy and the Servicing Standard, may accelerate all payments due under any Loan to the extent permitted by the Required Loan Documents and foreclose upon at a public or private sale or otherwise comparably effect the ownership of Related Property relating to Charged-Off Loans for which the related Loan is still outstanding and as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the provisions of Section 5.10 and, subject to applicable laws, shall act, or shall engage an experienced Person qualified to act, as sales and processing agent for the Related Property that is repossessed. In connection with such foreclosure or other conversion and any other liquidation action or enforcement of remedies, the Servicer shall exercise collection and foreclosure procedures in accordance with the Credit and Collection Policy and the Servicing Standard. Without limiting the generality of the foregoing, the Servicer may not sell any such Related Property without first using commercially reasonable efforts to obtain bids to purchase such Related Property from at least three Persons (other than the Servicer or any of its Affiliates). The Servicer may sell the Related Property to the highest bidder (if any bids are received) or the Servicer or an Affiliate may purchase the Related Property for a price equal to the highest bid, but in no event may the Servicer sell any Related Property for less than the then fair market value of the Related Property. If no bids are received and the Servicer has used commercially reasonable efforts to obtain such bids, the Servicer or an Affiliate may purchase the Related Property for a price equal to the then fair market value of such Related Property. Any such sale of the Related Property is to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Indenture Trustee setting forth the Loan, the Related Property, the sale price of the Related Property and certifying that such sale price is the fair market value of such Related Property. In any case in which any such Related Property has suffered damage, the Servicer will not expend funds in connection with any repair or toward the repossession of such Related Property unless it reasonably determines that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

(c) Prior to undertaking foreclosure of any Loan secured by real property and any improvements thereon including any Mortgaged Property of a Real Estate Loan, the Servicer must investigate environmental conditions, including, in accordance with the Credit and Collection Policy and the Servicing Standard, the performance of a Phase I Environmental Site Assessment and, if required by the Phase I Environmental Site Assessment, a Phase II Environmental Site Assessment, to ascertain the actual or potential presence of any hazardous material on or under such property. For purposes of this Agreement, the term hazardous material includes (1) any hazardous substance, as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601-9675, and (2) petroleum (as that term is defined at 42 U.S.C. § 6991) including any derivative, fraction, byproduct, constituent or breakdown product thereof, or additive thereto. In the event that the environmental investigation determines the existence of any hazardous material on or under the real property in excess of minimum action levels established by relevant regulatory agencies, title to such property shall not be taken without satisfaction of the Rating Agency Condition and, in any event, title to such real property shall not be taken if the Servicer reasonably expects that the costs of causing such real property to comply with any applicable Environmental Law, considered together with all other Servicing Advances and Liquidation Expenses relating to such Loan or Related Property expected to be required to be advanced or paid hereunder and any then outstanding and unreimbursed Scheduled Payment Advances and Servicing Advances, together with interest due thereon, shall, upon disposition of the Related Property result in any portion thereof constituting Nonrecoverable Advances.

(d) After a Loan has been liquidated, the Servicer shall promptly prepare and forward to the Indenture Trustee and upon request, any Securityholder, a report (the

“Liquidation Report”), in the form attached hereto as Exhibit D, detailing the Liquidation Proceeds received from such Loan, the Liquidation Expenses incurred and reimbursed to the Servicer with respect thereto, any Scheduled Payment Advances and Servicing Advances, together with interest due thereon, reimbursed to the Servicer therefrom, any loss incurred in connection therewith, and any Nonrecoverable Advances to be reimbursed to the Servicer with respect thereto in accordance with the Priority of Payments in Section 7.05.

Section 5.04. Fidelity Bond.

The Servicer shall at all times maintain with a responsible company, and at its own expense, a blanket fidelity bond (the “Fidelity Bond”) in a minimum aggregate amount equal to $2,000,000, and a maximum deductible of $100,000, with coverage on all employees acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Loans or the Related Property (“Servicer Employees”). The Fidelity Bond shall provide coverage to the Indenture Trustee, the Owner Trustee and the Securityholders, their respective officers and employees, against losses resulting from forgery, theft, embezzlement or fraud by such Servicer Employees. The Fidelity Bond shall not relieve the Servicer from its duties or indemnity obligations as set forth in this Agreement. Upon the request of the Indenture Trustee, the Owner Trustee or any Securityholder, the Servicer shall cause to be delivered to the Indenture Trustee, the Owner Trustee or such Securityholder a certified true copy of such Fidelity Bond.

Section 5.05. Maintenance of Hazard Insurance.

(a) Other than with respect to Agented Loans and Third Party Serviced Loans, the Servicer will use its reasonable best efforts to ensure that each Obligor maintains hazard insurance with extended coverage and liability insurance with respect to each Loan, in such amounts as required under the applicable Required Loan Documents, provided that, if and to the extent that the Required Loan Documents permit the lender or its agent any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Obligor is required to maintain, the Servicer shall exercise such discretion in a manner consistent with the Credit and Collection Policy and the Servicing Standard. The Servicer will use its reasonable best efforts to ensure that each Obligor maintains hazard insurance with respect to insurable improvements on real property and tangible, personal property constituting Related Property which was material to the underwriting of the Loan (other than accounts receivable) in an amount at least equal to the least of (i) the aggregate appraised or evaluated amounts of such Related Property, (ii) the sum of the Outstanding Loan Balance of the related Loan and the outstanding principal amount of any other indebtedness of the Obligor secured by such Related Property of equal priority with or prior to the related Loan and (iii) the full insurable value of such Related Property. If an Obligor fails to maintain such hazard insurance, the Servicer may in its discretion purchase and maintain such insurance on behalf of, and at the expense of, the Obligor and any amounts advanced by the Servicer with respect thereto shall constitute Servicing Advances reimbursable hereunder.

(b) Without limiting Section 5.05(a), in the case of each Real Estate Loan, the Servicer shall use its reasonable best efforts to ensure that the Obligor on the related Loan maintains fire and hazard insurance with extended coverage customary in the area where the

Mortgaged Property is located for real property similar to the Mortgaged Property. If permissible under the Required Loan Documents, and to the Servicer’s knowledge after reasonable investigation, the related Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), consistent with the Credit and Collection Policy and the Servicing Standard, the Servicer will require the related Obligor to purchase a flood insurance policy covering the insurable real property that is material to the underwriting of the Loan with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the full insurable value of such material Mortgaged Property, (ii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and (iii) the sum of the Outstanding Loan Balance of the related Loan and the outstanding principal amount of any other indebtedness of the Obligor secured by such Mortgaged Property of equal priority with or prior to the related Loan. The Servicer shall also maintain, to the extent such insurance is available at commercially reasonable rates and required by the Credit and Collection Policy and the Servicing Standard, on Foreclosed Property constituting insurable real property of material value, similar fire and hazard insurance in the amounts described above and, if applicable, general liability insurance. Any amounts advanced by the Servicer in connection with any such insurance shall constitute Servicing Advances reimbursable hereunder. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Obligor or other creditors or maintained on Foreclosed Property, other than pursuant to such Applicable Law and regulations as shall at any time be in force and as shall require such additional insurance.

(c) The Servicer agrees to present, on behalf of the Indenture Trustee and the Securityholders, claims to the insurer under each such hazard Insurance Policy and, with respect to any Foreclosed Property, any such general liability policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard. Except as otherwise provided in this Agreement, the Servicer hereby disclaims any and all right, title and interest in and to any Insurance Policy and Insurance Proceeds with respect to any Related Property, excluding any Insurance Policy with respect to which it is named as loss payee and as an insured, and agrees that it has no equitable, beneficial or other interest in the Insurance Polices and Insurance Proceeds other than being named as loss payee and as an insured and except for its right to receive therefrom amounts due to it under this Agreement. Any amounts collected by the Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the Related Property or amounts to be released to the Obligor or other creditors or Persons in accordance with Applicable Law, the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard) shall be deposited in the Principal and Interest Account, subject to withdrawal pursuant to Section 7.03(h).

(d) All hazard Insurance Policies required under this Section 5.05 shall be endorsed with loss payable to the Servicer, showing the Servicer and the Indenture Trustee as additional insureds, as their interests may appear, and any hazard insurance policy on Mortgaged Property required hereunder shall include a standard mortgagee endorsement.

Section 5.06. Collection of Certain Loan Payments.

(a) The Servicer shall make reasonable efforts, consistent with the Credit and Collection Policy and the Servicing Standard, to collect all payments required under the terms and provisions of the Loans. Consistent with the foregoing and the Credit and Collection Policy and the Servicing Standard, the Servicer may in its discretion waive or permit to be waived any fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the due date for payments due on a Loan as provided in Section 5.02(e).

(b) Except as otherwise permitted under this Agreement, the Servicer agrees not to make, or consent to, any change, in the direction of, or instructions with respect to, any payments to be made by an Obligor or, in connection with an Agented Loan or a Third Party Serviced Loan, the paying agent with respect thereto, in any manner that would diminish, impair, delay or otherwise adversely effect the timing or receipt of such payments to the Concentration Account without the prior written consent of the Indenture Trustee and with the consent of the Majority Noteholders.

Section 5.07. Access to Certain Documentation and Information Regarding the Loans.

The Servicer shall provide to the Owner Trustee, the Indenture Trustee, any bank, thrift or insurance company regulatory authority and the supervisory agents and examiners of the foregoing, access to the documentation regarding the Loans required by applicable local, state and federal regulations, such access being afforded without charge but only upon not less than three Business Days prior written request by the Owner Trustee, the Indenture Trustee or any such regulated Noteholder and during normal business hours at the offices of the Servicer designated by it and in a manner that does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations. The Indenture Trustee, the Owner Trustee, such Noteholder and the representative of any such regulatory authority designated by the related Noteholder to view such information shall and shall cause their representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee and the Owner Trustee may reasonably determine that such disclosure is consistent with their obligations hereunder. The Servicer may request that any such Person not a party hereto enter into a confidentiality agreement reasonably acceptable to the Servicer prior to permitting such Person to view such information.

Section 5.08. Satisfaction of Mortgages and Collateral and Release of Loan Files.

(a) Upon the payment in full of any Loan, the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes or the deposit into the Principal and Interest Account of the purchase price of any Loan acquired by the Trust Depositor, the Servicer or another Person pursuant to this Agreement, or any other Transaction Document, the Servicer will immediately notify the Indenture Trustee by a certification in the form of Exhibit M attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Principal and Interest Account pursuant to Section 7.03(b) have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Loan File. Upon receipt of such certification and request, the Indenture

Trustee in accordance with Section 2.10(c), shall release, within two Business Days (if such request was received by 2:00 p.m. central time), the related Loan File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable by the Servicer and shall not be chargeable to the Principal and Interest Account or the Note Distribution Account; provided that the Servicer may collect and retain such expenses from the underlying Obligor.

(b) From time to time and as appropriate for the servicing or foreclosure of any Loan, the Indenture Trustee shall, upon request of the Servicer and delivery to the Indenture Trustee of a certification in the form of Exhibit M attached hereto signed by a Servicing Officer, release the related Loan File to the Servicer within two Business Days (if such request was received by 2:00 p.m. Eastern time). The Servicer shall return the Loan File to the Indenture Trustee when the need therefor by the Servicer no longer exists, unless the Loan has been liquidated and the Liquidation Proceeds relating to the Loan have been deposited in the Principal and Interest Account and remitted to the Indenture Trustee for deposit in the Note Distribution Account or the Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure or repossession of Related Property either judicially or non-judicially, and the Servicer has delivered to the Indenture Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to whom such Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Loan was liquidated, the servicing receipt relating to such Loan shall be released by the Indenture Trustee to the Servicer.

(c) The Indenture Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents provided to it necessary to the servicing or foreclosure or trustee’s sale in respect of Related Property or to any legal action brought to obtain judgment against any Obligor on the related loan agreement (including any Underlying Note or other agreement securing Related Property) or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the related loan agreement (including any Underlying Note or other agreement securing Related Property) or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Indenture Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Indenture Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Indenture Trustee will not invalidate or otherwise adversely affect the Lien of the agreement securing Related Property, except for the termination of such a Lien upon completion of the foreclosure or trustee’s sale. The Indenture Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Indenture Trustee by the Servicer or take any other action requested in such request, that is, in the opinion of the Servicer as evidenced by such request, required or appropriate by any state or other jurisdiction to discharge the Lien securing Related Property upon the satisfaction thereof and the Indenture Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days of the Indenture Trustee’s receipt of such certificate or documents. Such certificate or documents shall state that the related Loan has been paid in full by or on behalf of the Obligor (or subject to a deficiency claim against such Obligor) and that such payment has been deposited in the Principal and Interest Account.

(d) Notwithstanding anything contained in this Section 5.08 to the contrary, in no event may the Servicer possess in excess of 10 Loan Files (excluding Loan Files for Loans which have been paid in full or repurchased) at any given time.

Section 5.09. Scheduled Payment Advances; Servicing Advances and Nonrecoverable Advances.

(a) For each Due Period, if the Servicer determines that any Scheduled Payment (or portion thereof) that was due and payable pursuant to a Loan in the Collateral during such Due Period was not received prior to the end of such Due Period, the Servicer has the right to elect, but is not obligated, to make a Scheduled Payment Advance in an amount up to the amount of such delinquent Scheduled Payment (or portion thereof) unless the Servicer believes in good faith that pursuant to Section 5.09(b) that such advance will be a Nonrecoverable Advance. The Servicer will deposit any Scheduled Payment Advances into the Principal and Interest Account on or prior to 11:00 a.m. (New York City time) on the related Determination Date, in immediately available funds. The Servicer will be entitled to be reimbursed for Scheduled Payment Advances, together with accrued and unpaid interest thereon at the NewStar Prime Rate (and in the case of any Successor Servicer at the rate published in The Wall Street Journal from time to time as the prime rate in the United States) pursuant to Section 7.03, Section 7.05(a) and Section 7.05(b). The Servicer is obligated to make Servicing Advances in the performance of its servicing duties, unless it believes in good faith that the advance will be a Nonrecoverable Advance. The Servicer will be entitled to reimbursement for Servicing Advances, with interest thereon to accrue at the NewStar Prime Rate, from the Collections received from the Loan to which the Servicing Advance relates as well as pursuant to the Priority of Payments.

(b) The Servicer will not make a Scheduled Payment Advance or a Servicing Advance if the Servicer has determined in its sole discretion, exercised in good faith and consistent with the Servicing Standard, that the amount of such Scheduled Payment Advance or Servicing Advance proposed to be advanced plus interest expected to accrue thereon, will be a Nonrecoverable Advance. Absent bad faith, the Servicer’s determination as to whether any Scheduled Payment Advance or Servicing Advance is expected to be a Nonrecoverable Advance or whether, once advanced, it is a Nonrecoverable Advance, shall be conclusive and binding on the Issuer and on the Noteholders. The determination by the Servicer that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Advance or that it has made a Nonrecoverable Advance shall be made by the Servicer and shall be evidenced by an Officer’s Certificate delivered promptly to the Indenture Trustee, setting forth the basis for such determination.

(c) The Servicer will be entitled to recover any Scheduled Payment Advance made by it, together with accrued interest due thereon, from Interest Collections in the case of Scheduled Payment Advances of interest, and from Principal Collections in the case of Scheduled Payment Advance of principal, in each case received from the Obligor with respect to the specific Loan for which such Scheduled Payment Advance was made or other collections or proceeds with respect to such Loan or the Related Property; provided that, if at any time a Scheduled Payment Advance of interest, together with accrued interest thereon, made by the Servicer is subsequently determined to be a Nonrecoverable Advance, the Servicer will be entitled to recover the amount of such Nonrecoverable Advance from the Principal and Interest Account on any Business Day during any Due Period prior to the related Determination Date (or on a Distribution Date prior to any payment of interest on or principal of the Notes in accordance with the Priority of Payments); and provided further that, if at any time a Scheduled Payment Advance of principal, together with accrued interest thereon, made by the Servicer is subsequently determined to be a Nonrecoverable Advance, the Servicer will be entitled to recover the amount of such Nonrecoverable Advance on a Distribution Date to the extent then permitted in accordance with the Priority of Payments. The Servicer will be entitled to recover the amount of any Servicing Advance, together with accrued interest thereon, from the Principal and Interest Account from amounts received from or with respect to the specific Loan or Related Property with respect to which such Servicing Advance was made on any Business Day during any Due Period prior to the related Determination Date, provided that, if such Servicing Advance, together with accrued interest thereon, is subsequently determined to be a Nonrecoverable Advance, the Servicer will be entitled to recover the amount of such Nonrecoverable Advance on any Distribution Date prior to any payment of interest on or principal of the Notes in accordance with the Priority of Payments.

(d) The Servicer shall be entitled to an annual rate of interest payable at the NewStar Prime Rate (or, for any Successor Servicer, the rate specified in Section 5.09(a)) with respect to each Scheduled Payment Advance and each Servicing Advance from and including the date such advance is made by the Servicer to but not including the date of reimbursement of such advance to the Servicer.

Section 5.10. Title, Management and Disposition of Foreclosed Property.

(a) In the event that title to Related Property is acquired by the Servicer hereunder in foreclosure or by deed in lieu of foreclosure or by other legal process, the deed or certificate of sale, or the Repossessed Property, shall be taken in the name of the Issuer for the benefit of the Securityholders.

(b) The Servicer, subject to the provisions of this ARTICLE 5, shall manage, conserve, protect and operate each such Foreclosed Property or other Repossessed Property for the Securityholders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the Foreclosed Property or other Repossessed Property in a manner consistent with the Credit and Collection Policy and the Servicing Standard. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Securityholders.

(c) The Servicer shall cause to be deposited in the Principal and Interest Account, no later than two Business Days after the receipt thereof, all revenues received with respect to the conservation and disposition of the related Foreclosed Property or other Repossessed Property net of Liquidation Expenses.

(d) The Servicer shall, subject to Section 5.02(o) and Section 7.03, reimburse itself for any related unreimbursed Scheduled Payment Advances and Servicing Advances, together with accrued and unpaid interest due thereon, and unpaid Servicing Fees, and the Servicer shall deposit in the Principal and Interest Account the net cash proceeds of the sale of any Foreclosed Property or other Repossessed Property to be distributed to the Securityholders in accordance with Section 7.05 hereof.

Section 5.11. Servicing Compensation.

(a) As compensation for its servicing activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to receive a servicing fee calculated and payable quarterly in arrears on each Distribution Date prior to the termination of the Issuer (with respect to each Due Period, the “Servicing Fee”) equal to the sum of the product of: (i) the Servicing Fee Percentage, (ii) the Aggregate Outstanding Loan Balance as of the beginning of the related Due Period (or, with respect to the first Due Period, as of the Closing Date) and (iii) a fraction, the numerator of which is equal to the number of days in the related Due Period (or, with respect to the first Due Period, the number of days from the Closing Date to the end of the first Due Period) and the denominator of which is 360. The Servicing Fee is payable out of Collections pursuant to Section 7.05(a) and Section 7.05(b). If the Servicer is replaced, the Originator shall be responsible for the payment of any fee payable to a Successor Servicer in excess of the Servicing Fee to the extent such fee is not paid pursuant to Section 7.05(a) and Section 7.05(b).

(b) In addition to the Servicing Fee, the Servicer shall be entitled to retain for itself as additional servicing compensation assumption and other administrative fees paid or payable in connection with any Loan.

Section 5.12. Assignment; Resignation.

The Servicer shall not assign its rights and duties under this Agreement (other than in connection with a subservicing or other arrangement permitted under this Agreement) nor resign from the obligations and duties hereby imposed on it as Servicer except (a) by mutual consent of the Servicer, the Indenture Trustee and the Majority Noteholders, (b) in connection with a merger, conversion or consolidation permitted pursuant to Section 5.13 (in which case the Person resulting from the merger, conversion or consolidation shall be the successor of the Servicer), (c) in connection with an assignment permitted pursuant to Section 5.13 (in which case the assignee shall be the successor of the Servicer), or (d) upon the Servicer’s determination that its duties hereunder are no longer permissible under Applicable Law or administrative determination and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Indenture Trustee, which Opinion of Counsel shall be in form and substance reasonably acceptable to the Indenture Trustee. No such resignation shall become effective until a successor has assumed the Servicer’s responsibilities and obligations hereunder in accordance with Section 8.03.

Section 5.13. Merger or Consolidation of Servicer.

(a) Any Person into which the Servicer may be merged or consolidated, or any Person resulting from such merger, conversion or consolidation to which the Servicer is a party, or any Person succeeding to substantially all of the business of the Servicer, and who shall be an established commercial loan servicing institution that on a consolidated basis has a net worth of at least $50,000,000, shall be the Successor Servicer hereunder without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary; provided, however, no such merger, conversion or consolidation of the Servicer or transfer of all or substantially all of the Servicer’s assets or business shall be permitted hereunder unless the Rating Agency Condition is satisfied with respect thereto or unless the Servicer appoints a Successor Servicer which meets such requirements and accepts such appointment to become Servicer hereunder and the Rating Agency Condition is satisfied with respect thereto. Such Successor Servicer shall be a permitted assignee of the Servicer. The provisions of Section 8.03(c) and (e) shall apply to any such servicing transfer.

(b) So long as the Servicer is the Originator, upon the occurrence of any merger or consolidation of the Originator or transfer of substantially all of its assets and its business which, in the case of a merger or consolidation, results in the failure of the holders of the common voting stock of the Originator as of the Closing Date to own 51% of the outstanding common voting stock of the Originator or any successor entity with or into which the Originator shall have been merged or consolidated, the Servicer shall (i) provide the Trust Depositor, the Indenture Trustee and the Rating Agencies with notice of such change-in-control within 30 days after completion of the same, and (ii) satisfy the Rating Agency Condition after completion of the same.

Section 5.14. Limitation on Liability of the Servicer and Others.

The Servicer and any stockholder, partner, member, manager, director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities or persons respecting any matters arising hereunder. Except as otherwise provided in Section 5.02(b), the Servicer shall not be liable for any errors, inaccuracies or omissions of any Person not affiliated with the Servicer contained in any information, report, certificate, data or other document delivered to the Servicer or on which the Servicer must rely in order to perform its obligations hereunder and under the other Transaction Documents. The Servicer shall not be in default hereunder or incur any liability, except as provided in the proviso in the last sentence of this Section 5.14 for any failure, error or delay in carrying out its duties hereunder or under any other Transaction Document if such failure, error or delay results from the Servicer acting in accordance with information prepared or supplied by a Person other than the Servicer or any of its Affiliates or the failure or delay of any such Person to prepare or provide such information. The Servicer shall not be in default and shall incur no liability for any act or failure to act by any Third Party Servicer. Subject to the terms of Section 12.01 herein, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer’s duty to service the Loans in accordance with this Agreement. The Servicer shall not be responsible for the payment of any taxes imposed on or with respect to the Issuer or for the fees of any Successor Servicer. Except as provided herein, the Servicer shall not be under any liability to any other party to the Agreement, the Noteholder, or the Certificateholder or any

other Person for any action taken or for refraining from taking any action pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, notwithstanding anything to the contrary contained herein, nothing shall protect the Servicer against any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties or by reason of its willful misconduct hereunder.

Section 5.15. The Backup Servicer.

(a) The Issuer and the Trust Depositor hereby appoint Lyon Financial Services, Inc. to act as Backup Servicer in accordance with the terms of this Agreement. Lyon Financial Services, Inc. hereby accepts such appointment and agrees to perform the duties and responsibilities with respect thereto set forth herein.

(b) The Backup Servicer shall perform the following duties and obligations:

(i) On or before four Business Days after the Closing Date, the Backup Servicer shall accept from the Servicer delivery of the information required to be set forth in the Quarterly Reports in hard copy and in an agreed upon electronic format.

(ii) Not later than 12:00 noon New York time four Business Days after the end of the related Due Period, the Servicer shall provide to the Backup Servicer and the Backup Servicer shall accept delivery of tape in an agreed upon electronic format (the “Tape”) from the Servicer, which shall include but not be limited to the following information: (A) for each Loan, (1) Loan number, (2) Loan category (i.e., Real Estate Loan, Traditional Middle Market Loan, Large Middle Market Loan, Broadly Syndicated Loan or Structured Loan), (3) state of Obligor’s primary business, (4) Moody’s Industry Classification Group, (5) type of Loan (i.e., Term Loan, Delayed Draw Term Loan or Revolving Loan), (6) type of security interest (i.e., First Lien Loan or Second Lien Loan), (7) term payment type, (8) origination date, (9) maturity date, (10) benchmark for Loan Rate, (11) margin, (12) frequency of Scheduled Payments, (13) controlling interest (i.e., whether the Loan is syndicated and whether the Issuer holds a majority of the outstanding indebtedness under such syndicated Loan), (14) the collection status (including number of days delinquent), (15) the Loan status, (16) the Outstanding Loan Balance, (17) the aggregate Outstanding Loan Balance and (18) the Aggregate Outstanding Loan Balance. With respect to its duties pursuant to this Section 5.15(b)(ii), the Backup Servicer shall have no duty to confirm that the Tape contains the foregoing information.

(iii) Prior to the Distribution Date, the Backup Servicer shall review the Quarterly Report to ensure that it is complete on its face and based solely on the information provided to the Backup Servicer pursuant to Section 5.15(b) that the following items in such Quarterly Report have been accurately calculated, if applicable, and reported: (A) the Aggregate Outstanding Loan Balance, (B) the Backup Servicing Fee, (C) the Loans that are more than 60 days delinquent (other than Charged-Off Loans), (D) the Charged-Off Loans, and (E) the Priority of Payments.

The Backup Servicer shall notify the Indenture Trustee, the Initial Purchasers and the Servicer in writing of any discrepancies with the Quarterly Report based on such review not later than the Business Day preceding such Distribution Date.

(iv) If the Servicer disagrees with the report provided under paragraph (iii) above by the Backup Servicer or if the Servicer or any subservicer has not reconciled such discrepancy, the Backup Servicer agrees to confer with the Servicer to resolve such disagreement on or prior to the next succeeding Determination Date and shall settle such discrepancy with the Servicer if possible, and notify the Indenture Trustee, the Initial Purchasers and the Rating Agencies of the resolution thereof. The Servicer hereby agrees to cooperate at its own expense with the Backup Servicer in reconciling any discrepancies herein. If within 20 days after the delivery of the report provided under paragraph (iii) above by the Backup Servicer, such discrepancy is not resolved, the Backup Servicer shall promptly notify the Servicer, Indenture Trustee, the Initial Purchasers and the Rating Agencies of the continued existence of such discrepancy. Following receipt of such notice by the Indenture Trustee, the Initial Purchasers and the Rating Agencies, the Servicer shall deliver to the Indenture Trustee, the Initial Purchasers, the Backup Servicer and the Rating Agencies no later than the related Distribution Date a certificate describing the nature and amount of such discrepancies and the actions the Servicer proposes to take with respect thereto.

With respect to the foregoing, the Backup Servicer, in the performance of its duties and obligations hereunder, is entitled to rely conclusively, and shall be fully protected in so relying, on the contents of each Tape, including, but not limited to, the completeness and accuracy thereof, provided by the Servicer. The Backup Servicer shall have no liability for any errors in the content of such Tape, and, except as specifically provided herein, shall not be required to verify, recompute, reconcile or recalculate any such information or data.

(c) After the termination or resignation by the Servicer in accordance with this Agreement, all authority, power, rights and responsibilities of the Servicer, under this Agreement, whether with respect to the Loans or otherwise, shall pass to and be vested in the Successor Servicer or the Backup Servicer, as applicable in accordance with Section 8.03 and such applicable party shall be deemed the Successor Servicer, subject to and in accordance with the provisions of Section 8.03, as long as such named Successor Servicer is not prohibited by any Applicable Law from fulfilling the same, as evidenced by an Opinion of Counsel; provided, however, if Lyon Financial Services, Inc. as Backup Servicer becomes the Successor Servicer, it will not make any Scheduled Payment Advances and its obligations as Backup Servicer hereunder shall thereafter cease.

(d) Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Backup Servicer shall be a party, or (iii) that may succeed to the properties and assets of the Backup Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Backup Servicer hereunder, shall be the successor to the Backup Servicer under this Agreement without further act on the part of any of the parties to this Agreement.

(e) As compensation for its backup servicing activities hereunder, the Backup Servicer shall be entitled to receive the Backup Servicing Fee. The Backup Servicing Fee shall be calculated and payable quarterly in arrears on each Distribution Date. The Backup Servicer’s entitlement to receive the Backup Servicing Fee (other than due and unpaid Backup Servicer Fees owed through such date) shall cease on the earliest to occur of: (i) it becoming the Successor Servicer, (ii) its removal as Backup Servicer, or (iii) the termination of this Agreement.

(f) The Backup Servicer may be removed and replaced as provided in Section 8.10.

(g) The Backup Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Servicer hereunder. Without limiting the generality of the foregoing, the Backup Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer may act through its agents, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Backup Servicer will be responsible for any misconduct or negligence on the part of such agents, attorneys or custodians acting for and on behalf of the Backup Servicer. Neither the Backup Servicer nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages or expenses that result from the negligence or willful misconduct of it or them or the failure to perform materially in accordance with this Agreement.

(h) Limitation on Liability. The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any Tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must or may rely in order to perform its obligations hereunder, and the parties hereto each agree to look only to the Servicer to perform such obligations. The Backup Servicer shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party, including the Servicer (other than any agent, attorney or custodian acting on behalf of the Backup Servicer), (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than any agent, attorney or custodian acting on behalf of the Backup Servicer), (iii) the invalidity or unenforceability of any Loan or any other item of Collateral under Applicable Law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Loan, or (v) the acts or omissions of any Successor Backup Servicer.

Section 5.16. Covenants of the Backup Servicer.

The Backup Servicer hereby covenants that:

(a) The Backup Servicer will comply in all material respects with all Applicable Law.

(b) The Backup Servicer will preserve and maintain its existence, rights and franchises as a corporation in good standing under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

(c) The Backup Servicer shall perform in all material respects all of its obligations and duties under this Agreement.

ARTICLE VI.

COVENANTS OF THE TRUST DEPOSITOR

Section 6.01. Legal Existence.

During the term of this Agreement, the Trust Depositor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Trust Depositor and its Affiliates will be conducted on an arm’s-length basis.

Section 6.02. Loans Not to Be Evidenced by Promissory Notes.

The Trust Depositor will take no action to cause any Loan not originally evidenced by an Underlying Note to be evidenced by an instrument (as defined in the UCC), except in connection with the enforcement or collection of such Loan.

Section 6.03. Security Interests.

The Trust Depositor will not sell, pledge, assign or transfer to any Person other than the Issuer, or grant, create, incur, assume or suffer to exist any Lien on any Loan in the Collateral or its interest in any Related Property, other than the Lien granted to the Issuer, whether now existing or hereafter transferred to the Issuer, or any interest therein. The Trust Depositor will immediately notify the Owner Trustee and the Indenture Trustee of the existence of any Lien on any Loan in the Collateral or its interest in any Related Property; and the Trust Depositor shall defend the right, title and interest of the Issuer in, to and under the Loans in the Collateral and the Issuer’s interest in any Related Property, against all claims of third parties; provided, however, that nothing in this Section 6.03 shall prevent or be deemed to prohibit the Trust

Depositor from suffering to exist Permitted Liens upon any of the Loans in the Collateral or its interest in any Related Property.

Section 6.04. Delivery of Principal Collections and Interest Collections.

The Trust Depositor agrees to pay to the Servicer promptly (but in no event later than two Business Days after receipt) all Collections received by the Trust Depositor in respect of the Loans, for application in accordance with Section 7.05 hereof.

Section 6.05. Regulatory Filings.

The Trust Depositor shall make any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Issuer as may be necessary or that the Trust Depositor deems advisable to comply with any federal or state securities or reporting requirements laws.

Section 6.06. Compliance with Law.

The Trust Depositor hereby agrees to comply in all material respects with all Applicable Law applicable to the Trust Depositor except where the failure to do so would not have a material adverse effect on the Securityholders.

Section 6.07. Activities; Transfers of Notes or Certificates by Trust Depositor.

Except as contemplated by this Agreement or the other Transaction Documents, the Trust Depositor shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, which is not directly related to the transactions contemplated and authorized by this Agreement or the other Transaction Documents; provided, however, that the Trust Depositor may purchase and sell (or grant Liens in respect of) assets similar to the Loan Assets to other Persons in securitization or other non-recourse financing transactions involving the Originator or any of its Affiliates on terms and conditions (with respect to liabilities and restrictions on its activities, as well as restrictions on its interactions with the Originator or its Affiliates, relevant to the “bankruptcy remoteness” or “substantive consolidation” analysis relating to the Trust Depositor) substantially similar to the terms and conditions applicable to the Trust Depositor under the Transaction Documents so long as the Securityholders are not materially adversely affected thereby and the Rating Agency Condition is satisfied. Notwithstanding anything to the contrary contained herein, the Trust Depositor may assign, transfer, convey or finance all or any portion of any Class of Notes or the Certificate owned by it provided such assignment, transfer, conveyance or financing is done in accordance with the terms of Section 4.02 of the Indenture.

Section 6.08. Indebtedness.

The Trust Depositor shall not create, incur, assume or suffer to exist any Indebtedness or other liability whatsoever, except (a) obligations incurred under this Agreement or the other Transaction Documents or to the Originator, (b) liabilities incident to the maintenance of its limited liability company existence in good standing or (c) liabilities necessarily incurred to facilitate transactions permitted by Section 6.07.

Section 6.09. Guarantees.

The Trust Depositor shall not become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise except in connection with the transactions permitted by Section 6.07.

Section 6.10. Investments.

The Trust Depositor shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except for (a) transfers of Loan Assets to the Issuer as contemplated by the Transaction Documents and the receipt of $3,875,000 in aggregate principal amount of the Class E Notes, $31,648,223 in aggregate principal amount of the Class F Note and the Certificate as partial consideration for the transfer of the Loan Assets to the Issuer or (b) as may be necessary to facilitate transactions permitted by Section 6.07. Without limiting the generality of the foregoing or restricting the ability of the Trust Depositor to make capital contributions to the Issuer, the Trust Depositor shall not (i) provide credit to any other Securityholder for the purpose of enabling such Securityholder to purchase any Securities or (ii) lend any money to the Issuer.

Section 6.11. Merger; Sales.

The Trust Depositor shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or acquire or be acquired by any Person, or convey, sell, lease or otherwise dispose of all or substantially all of its property or business.

Section 6.12. Distributions.

The Trust Depositor shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Trust Depositor or any Person’s interest therein, or purchase, redeem or otherwise acquire for value any of its members’ interests now or hereafter outstanding, except that, so long as no Event of Default has occurred and is continuing and no Event of Default would occur as a result thereof or after giving effect thereto and the Trust Depositor would continue to be Solvent as a result thereof and after giving effect thereto, the Trust Depositor may declare and pay distributions to its members.

Section 6.13. Other Agreements.

Except as provided in this Agreement or the other Transaction Documents, the Trust Depositor shall not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except this Agreement and the other Transaction Documents to which it is a party and any agreement relating to another transaction permitted by Section 6.07; nor shall it amend or modify without the prior satisfaction of the Rating Condition the provisions of its organizational documents which relate to its bankruptcy remote nature or separateness covenants as required by the Rating Agencies or in connection with the true sale and substantial nonconsolidation opinions delivered on the Closing Date, or issue any power of attorney except to the Owner Trustee, the Indenture Trustee or the Servicer in accordance with the Transaction Documents or in connection with another transaction permitted by Section 6.07.

Section 6.14. Separate Legal Existence.

The Trust Depositor shall (a) maintain compliance with the covenants set forth in Sections 1.07 and 1.08 of the Limited Liability Company Agreement of the Trust Depositor, dated as of August 5, 2005, between the Originator, the designated manager and the independent managers party thereto, and (b) to the extent in addition to the covenants referred to in clause (a) of this Section 6.14, take or refrain from taking, as applicable, each of the activities specified in the “substantive consolidation” opinion of Dechert LLP, delivered on the Closing Date, upon which the conclusions expressed therein are based.

Section 6.15. Location; Records.

The Trust Depositor shall (a) not move its location outside the Commonwealth of Massachusetts or its jurisdiction of formation outside of the State of Delaware without 30 days’ prior written notice to the Owner Trustee and the Indenture Trustee and (b) will promptly take all actions (if any) required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue the first priority perfected security interest of the Indenture Trustee in all Loans.

Section 6.16. Liability of Trust Depositor.

The Trust Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Trust Depositor under this Agreement.

Section 6.17. Bankruptcy Limitations.

The Trust Depositor shall not, without the affirmative vote of a majority of the managers of the Trust Depositor (which must include the affirmative vote of at least two (2) duly appointed Independent managers) (a) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the limited liability company or a substantial part of its property, (e) make a general assignment for the benefit of creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any limited liability company action in furtherance of the actions set forth in clauses (a) through (f) above; provided, however, that no manager may be required by any member of the Trust Depositor to consent to the institution of bankruptcy or insolvency proceedings against the Trust Depositor so long as it is Solvent.

Section 6.18. Limitation on Liability of Trust Depositor and Others.

The Trust Depositor and any director or officer or employee or agent of the Trust Depositor may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Trust Depositor and any director or officer or employee or agent of the Trust Depositor shall be reimbursed by the Indenture Trustee for any liability or expense incurred by reason of the Indenture Trustee’s willful misfeasance, bad faith or gross negligence (except errors in judgment) in the performance of its duties hereunder, or by reason of the Indenture Trustee’s material breach of the obligations and duties under this Agreement or the Transaction Documents. The Trust Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

Section 6.19. Insurance Policies.

Upon and after an Event of Default or Servicer Default, the Trust Depositor will cause to be performed, other than with respect to the Agented Loans or Third Party Loans, any and all acts reasonably required to be performed to preserve the rights and remedies of the Indenture Trustee and the Owner Trustee in any insurance policies applicable to the Loans or to transfer the Servicer’s rights and remedies therein to the Successor Servicer appointed pursuant to Section 8.03, including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Indenture Trustee, the Owner Trustee, or the Successor Servicer, respectively.

Section 6.20. Payments from Obligors.

The Trust Depositor agrees not to make, or consent to, any change in the direction of, or instructions with respect to, any payments to be made by an Obligor in any manner that would diminish, impair, delay or otherwise adversely effect the timing or receipt of such payments into the Concentration Account without the prior written consent of the Indenture Trustee and with the consent of the Majority Noteholders.

ARTICLE VII.

ESTABLISHMENT OF ACCOUNTS;

DISTRIBUTIONS; RESERVE FUND

Section 7.01. Note Distribution Account, Certificate Account, Class A-2 Funding Account, Reserve Fund and Concentration Account.

(a) On or before the Closing Date, the Servicer shall establish the Note Distribution Account and the Reserve Fund with and in the name of the Indenture Trustee for the benefit of the Securityholders and shall establish the Class A-2 Funding Account as set forth in Section 10.09 of the Indenture for the benefit of the Securityholders. The Paying Agent under the Trust Agreement shall establish and maintain with the Indenture Trustee the Certificate Account as a non-interest bearing trust account. The Servicer and, so long as such accounts are maintained with the Indenture Trustee, the Indenture Trustee are hereby required to ensure that each of the Note Distribution Account and the Reserve Fund is established and maintained as an Eligible Deposit Account with a Qualified Institution. If any institution with which any of the accounts established pursuant to this Section 7.01(a) are established ceases to be a Qualified Institution, the Servicer, or if the Servicer fails to do so, the Indenture Trustee (as the case may be) shall within ten Business Days of actual knowledge of such failure by a Responsible Officer establish a replacement account at a Qualified Institution after notice of such event. In no event shall the Indenture Trustee be responsible for monitoring whether such institution shall remain a Qualified Institution. Each Qualified Institution maintaining an Eligible Deposit Account shall agree in writing to comply with all instructions originated by the Indenture Trustee or, with respect to the Principal and Interest Account only, the Servicer directing disposition of the funds in the Eligible Deposit Account without the further consent of the Trust Depositor or the Issuer.

(b) Prior to the occurrence of a Servicer Default or an Event of Default, to the extent there are uninvested available amounts deposited in the Principal and Interest Account or in the Reserve Fund on or before 3:00 p.m. (Boston, Massachusetts time), all such amounts shall be invested in Permitted Investments selected by the Servicer in written instructions (which may be in the form of standing instructions) delivered to the Qualified Institution holding such Transaction Account, that mature no later than the Business Day immediately preceding the next Distribution Date; to the extent that there are uninvested available funds deposited after 3:00 p.m. (Boston, Massachusetts time), such funds shall be swept into the overnight funds investment which shall be a Permitted Investment selected by the Servicer in written instructions (which may be in the form of standing instructions) delivered to the Qualified Institution holding such Transaction Account. From and after the occurrence of a Servicer Default or an Event of Default, to the extent there are uninvested amounts in the Principal and Interest Account or in the Reserve Fund (net of losses and investment expenses), all amounts may be invested in Permitted Investments selected by the Indenture Trustee and if any such Transaction Account is held by a Qualified Institution other than the Indenture Trustee, then upon written instructions (which may be in the form of standing instructions) from the Indenture Trustee to such Qualified Institution, that mature no later than the Business Day immediately preceding the next Distribution Date. Once such funds are invested, the Indenture Trustee shall not change the investment of such funds other than in connection with the withdrawal or liquidation of such investments and the transfer of such funds as provided herein on or prior to the next succeeding Distribution Date. Funds in the Note Distribution Account and the Reserve Fund not so invested must be insured to the extent and the amount permitted by law by BIF or SAIF of the FDIC. Subject to the restrictions herein, the Servicer or Indenture Trustee may purchase a Permitted Investment from itself or an Affiliate with respect to investment of funds in the Transaction Accounts. Subject to the other provisions hereof, the Servicer in the case of the Principal and Interest Account and the Class A-2 Funding Account and the Indenture Trustee in the case of all other Transaction Accounts shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Servicer or its agent or the Indenture Trustee or its agent, as applicable, together with each document of transfer, if any, necessary to transfer title to such investment to the Servicer or Indenture Trustee, as applicable, in a manner which complies with this Section 7.01. All Investment Earnings on investments of funds in the Transaction

Accounts shall be deposited in the Principal and Interest Account pursuant to Section 7.01 and distributed on the next Distribution Date pursuant to Section 7.05. The Trust Depositor and the Issuer agree and acknowledge that the Servicer and Indenture Trustee are to have “control” (within the meaning of the UCC) of collateral comprised of “Investment Property” (within the meaning of the UCC) for all purposes of this Agreement. In the absence of timely written direction from the Servicer or the Trust Depositor, the Indenture Trustee or, if different, the Qualified Institution holding such accounts, shall invest amounts in the Note Distribution Account and the Reserve Fund in Permitted Investments of the type specified in clause (vi) of the definition of Permitted Investments herein.

(c) On or prior to the Closing Date, the Servicer will establish the Class A-2 Funding Account for the benefit of the Securityholders in accordance with clause (a) of this Section 7.01 and into which amounts will be deposited from time to time in accordance with the Priority of Payments and in the circumstances described herein. Amounts standing to the credit of the Class A-2 Funding Account may be withdrawn by the Servicer on behalf of the Issuer at any time to fund Exposure Amounts with respect to Revolving Loans and Delayed Draw Term Loans and may be applied during the Ramp-up Period and the Revolving Period to acquire Additional Loans. Any interest earned on Permitted Investments held in the Class A-2 Funding Account will be applied as Interest Collections.

(d) The Servicer has established, or caused to be established, and will maintain, or cause to be maintained, the Concentration Account for the deposit of the amounts representing payments sent by Obligors and by paying agents under Agented Loans and Third Party Serviced Loans with respect to Loans pledged to the Indenture Trustee as well as with respect to Loans not pledged to the Indenture Trustee. Within two Business Days of receipt in the Concentration Account, the Servicer, as agent for the Issuer, and the Originator will cause the amounts in the Concentration Account belonging to the Issuer to be deposited into the Principal and Interest Account, and thereupon credited to the Principal Collection Account and the Interest Collection Account, as applicable.

Section 7.02. Replacement of Transaction Accounts.

Upon the occurrence of a Servicer Default or an Event of Default, the Indenture Trustee may establish a replacement of any Transaction Account at a Qualified Institution (which may be the Indenture Trustee).

Section 7.03. Principal and Interest Account.

(a) The Servicer shall cause to be established and maintained the Principal and Interest Account including two subaccounts, one designated as the Interest Collection Account and the other designated as the Principal Collection Account titled “Principal and Interest Account for NewStar Financial, Inc., its successors and assigns as Servicer for NewStar Trust 2005-1 subject to the lien of U.S. Bank National Association, its successors and assigns, as Indenture Trustee on behalf of the registered holders of NewStar Trust 2005-1, Series 2005-1 Notes”. The Principal and Interest Account shall be held in one or more Eligible Deposit Accounts with a Qualified Institution in the form of time deposit or demand accounts, which may be interest-bearing or such accounts may be trust accounts wherein the moneys therein are invested in Permitted Investments. All funds in such Principal and Interest Account not so invested shall be insured to the extent and the amount permitted by the BIF or SAIF of the FDIC to the maximum extent provided by law. The Servicer may, upon written notice to the Indenture Trustee, transfer any Principal and Interest Account to a different Eligible Deposit Account.

(b) The Servicer shall deposit or cause to be deposited (within two Business Days of receipt thereof) in the applicable Principal and Interest Account and retain therein, subject to withdrawal as permitted by this Section 7.03, the following amounts received by the Servicer (and shall segregate and deposit Interest Collections into the Interest Collections Account and Principal Collections into the Principal Collection Account):

(i) all Principal Collections accruing and received on or after the Initial Cut-Off Date or the related Cut-Off Date, as applicable;

(ii) all Interest Collections accruing and received on or after the Closing Date;

(iii) all Insurance Proceeds (other than amounts to be applied to restoration or repair of any Related Property or to be released to the Obligor, other creditors or any other Person in accordance with the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard);

(iv) any other proceeds from any other Related Property securing the Loans (other than amounts released to the Obligor, other creditors or any other Person in accordance with Applicable Law, the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard);

(v) any amounts paid in connection with the purchase or repurchase of any Loan;

(vi) any amount required to be deposited in the Principal and Interest Account pursuant to Section 5.10 or this Section 7.03; and

(vii) the amount of any gains and interest incurred in connection with investments in Permitted Investments.

(c) The Servicer shall have no obligation to deposit into the Principal and Interest Account any Excluded Amounts.

(d) Not later than the close of business on each Determination Date immediately preceding a Distribution Date, the Servicer will remit to the Principal and Interest Account any Scheduled Payment Advance that the Servicer determines to make.

(e) Notwithstanding Section 7.03(b), if (i) the Servicer makes a deposit into the Principal and Interest Account in respect of a Collection of a Loan in the Collateral and such Collection was received by the Servicer in the form of a check that is not honored for any reason, or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Principal and Interest Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

(f) The foregoing requirements for deposit in the Principal and Interest Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments with respect to the Servicing Fee, Liquidation Expenses and Excluded Amounts may not be deposited by the Servicer in the Principal and Interest Account.

(g) Any Investment Interest Earnings on funds held in the Principal and Interest Account shall be deemed part of the Interest Collection Account and shall be deposited therein pursuant to Section 7.03 and distributed on the next Distribution Date pursuant to Section 7.05. The amount of any losses incurred in connection with the investment of funds in the Principal and Interest Account in Permitted Investments directed by the Servicer shall be deposited in the Principal and Interest Account by the Servicer from its own funds immediately as realized without reimbursement therefor.

(h) The Servicer may (and, for the purposes of clause (i) below, shall), at any time upon one Business Day’s notice to the Indenture Trustee or, if different, the depository institution then holding the Principal and Interest Account, make withdrawals from the Principal and Interest Account for the following purposes:

(i) to remit to the Indenture Trustee on the Business Day immediately preceding a Distribution Date, for deposit in the Note Distribution Account, Interest Collections and Principal Collections received during the immediately preceding Due Period (other than such amounts which are deemed herein not to be Principal Collections at such time);

(ii) subject to Section 5.02(o), to reimburse itself for any unreimbursed Scheduled Payment Advances and Servicing Advances, together with accrued and unpaid interest due thereon, to the extent deposited in the Principal and Interest Account (and not netted from Scheduled Payments or other amounts received from the Obligor of the related Loans or from other proceeds received with respect to such Obligor or the Related Property);

(iii) to withdraw any amount received from an Obligor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

(iv) to make investments in Permitted Investments;

(v) to withdraw any funds deposited in the Principal and Interest Account that were not required or permitted to be deposited therein or were deposited therein in error;

(vi) prior to a Servicer Default, to pay itself certain additional servicing compensation as permitted under Section 5.11(b) of this Agreement;

(vii) to purchase Substitute Loans as contemplated by Section 2.04(a) to the extent funds have been deposited by the Originator for such purpose pursuant to Section 2.04(a)(i)(2); and

(viii) to clear and terminate the Principal and Interest Account upon the termination of the Agreement.

(i) If the depository institution then holding the Reserve Fund is not the Indenture Trustee, the Servicer shall, or shall cause such depository institution to, remit to the Indenture Trustee no later than the Business Day immediately preceding a Distribution Date, for deposit in the Note Distribution Account, all funds on deposit in the Reserve Fund.

Section 7.04. Securityholder Distributions.

(a) Each Securityholder as of the related Record Date shall be paid on the next succeeding Distribution Date by check mailed to such Securityholder at the address for such Securityholder appearing on the Note Register or Certificate Register or by wire transfer to the account directed by such Securityholder if such Securityholder provides written instructions to the Indenture Trustee, or Owner Trustee, respectively, at least ten days prior to such Distribution Date, which instructions may be in the form of a standing order.

(b) The Indenture Trustee shall serve as the Paying Agent hereunder and shall make the payments to the Securityholders required hereunder. The Indenture Trustee hereby agrees that all amounts held by it for payment hereunder will be held in trust for the benefit of the Securityholders.

Section 7.05. Allocations and Distributions.

(a) Interest Allocations. On each Distribution Date, (i) the Indenture Trustee shall deposit into the Note Distribution Account all funds on deposit in the Reserve Fund and (ii) the Servicer shall instruct the Indenture Trustee in writing to withdraw, and on the related Distribution Date the Indenture Trustee shall withdraw from the Note Distribution Account (A) the Interest Collections and (B) amounts deposited therein from the Reserve Fund to the extent necessary to make the following payments. The payments listed below will be made only to the extent there are sufficient amounts available in the Note Distribution Account on the Distribution Date. Payments will be made in the order of priority listed below. With respect to pro rata payments of principal of the Notes as described herein, payments shall be made pro rata to the Classes of Notes then outstanding based on the respective original principal amounts of such Classes of Notes with respect to which such payments are made, and any amount of principal to be paid pro rata solely between the Class A-l Notes and the Class A-2 Notes will be paid based on the Outstanding Principal Balance of the Class A-l Notes and the Class A-2 Notes as set forth in the Quarterly Report for the related Determination Date. If on any Pro Rata Distribution Date the Outstanding Principal Balance of any Class of Notes shall be reduced to zero after application of any payments in respect of principal on such Distribution Date, the amount remaining for distribution in respect of principal on such date shall be distributed pro rata to the Classes of Notes which then have Outstanding Principal Balances based on the respective original principal amounts of such Classes of Notes. Payments will be made in the following order of priority.

1. pro rata, based on the amounts payable under this clause 1, Administrative Expenses, subject to the limitations set forth in the definition thereof;

2. to the Servicer, to the extent not previously reimbursed, the sum of (i) Scheduled Payment Advances relating to interest, together with accrued interest thereon, from Interest Collections received on the Loans for which such Scheduled Payment Advances were made and (ii) all Nonrecoverable Advances relating to interest, together with accrued interest thereon;

3. to the Servicer, its accrued and unpaid Servicing Fee;

4. pro rata, based on the amounts payable under clauses (a) and (b) of this clause 4, (a) to the Class A Noteholders, the sum of (i) the Class A-1 Interest Amount and the Class A-2 Interest Amount for the related Interest Period and (ii) the Class A-1 Interest Shortfall, if any, and the Class A-2 Interest Shortfall, if any, and (b) to the Class A-2 Noteholders, the Commitment Fee Amount;

5. to the Class B Noteholders, the Class B Interest Amount for the related Interest Period and the Class B Interest Shortfall, if any;

6. to the Class C Noteholders, the Class C Interest Amount for the related Interest Period and the Class C Interest Shortfall, if any;

7. to the Class D Noteholders, the Class D Interest Amount for the related Interest Period and the Class D Interest Shortfall, if any;

8. to the Class E Noteholders, the Class E Interest Amount for the related Interest Period and the Class E Interest Shortfall, if any;

9. (i) prior to the occurrence of a Servicer Default or an Event of Default, an amount equal to the Additional Principal Amount, to be paid as follows:

(A)	if such Distribution Date is a Pro Rata Distribution Date, to the Class A Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders and the Class E Noteholders, pro rata based on the original Outstanding Principal Balance of each such Class of Notes in reduction of their respective Outstanding Principal Balances until the Additional Principal Amount is reduced to zero; provided that amounts payable to the Class A Noteholders hereunder will be paid pro rata to the Class A-1 Noteholders and the Class A-2 Noteholders based on the Outstanding Principal Balance of the Class A-1 Notes and the Class A-2 Notes; and

(B)	if such Distribution Date is a Sequential Distribution Date, to the Class A Noteholders, the Class B Noteholders, the Class C Noteholders, the Class

D Noteholders and the Class E Noteholders, sequentially until the Additional Principal Amount is reduced to zero, as follows:

(I) to the Class A-l Noteholders and the Class A-2 Noteholders, pro rata based on the Outstanding Principal Balance of the Class A-l Notes and the Class A-2 Notes, until the Outstanding Principal Balance of the Class A Notes is reduced to zero;

(II) to the Class B Noteholders, the Class B Accrued Payable, if any;

(III) to the Class B Noteholders until the Outstanding Principal Balance of the Class B Notes is reduced to zero;

(IV) to the Class C Noteholders, the Class C Accrued Payable, if any;

(V) to the Class C Noteholders until the Outstanding Principal Balance of the Class C Notes is reduced to zero;

(VI) to the Class D Noteholders, the Class D Accrued Payable, if any;

(VII) to the Class D Noteholders until the Outstanding Principal Balance of the Class D Notes is reduced to zero;

(VIII) to the Class E Noteholders, the Class E Accrued Payable, if any; and

(IX) to the Class E Noteholders until the Outstanding Principal Balance of the Class E Notes is reduced to zero;

(ii) on and after the occurrence of a Servicer Default or an Event of Default, the Interest Distributable Amount will be treated as funds available for principal distributions and will be distributed in accordance with Section 7.05(b)(II);

10. to the Reserve Fund, until the amount therein equals the Required Reserve Amount;

11. to the Class A-2 Noteholders, any accrued and unpaid Class A-2 Increased Costs, Class A-2 Breakage Costs and Class A-2 Liquidity Amounts, and in the event the Servicer requires any Class A-2 Noteholder to transfer or assign its interests in the Class A-2 Notes as a result of such Noteholder claiming any Class A-2 Increased Costs, to the applicable Class A-2 Noteholder, any reasonable costs incurred by such Noteholder in effecting such transfer or assignment, including any Class A-2 Breakage Costs related thereto;

12. any amounts due in respect of listing the Listed Notes on the Irish Stock Exchange;

13. to the Servicer, to the extent not reimbursed pursuant to clause 2 above, reimbursement for the amount of any Scheduled Payment Advances relating to interest on the Loans, together with accrued interest thereon due the Servicer;

14. pro rata, based on the amounts owed to such Persons under this clause 14, Administrative Expenses, to the extent not paid pursuant to clause 1 due to the limitations, set forth in the definition thereof, and any other amounts payable to the Indenture Trustee, the Owner Trustee and the Backup Servicer related to indemnification, and, to the Indenture Trustee and a Successor Servicer, any Servicing Transfer Costs payable to such Successor Servicer; and

15. any remaining amounts to the Certificateholder.

(b) (I) Principal Allocations on any Pro Rata Distribution Date. On each Pro Rata Distribution Date, the Indenture Trustee, upon written instructions from the Servicer, will distribute all Principal Collections and all other funds available for principal distributions on deposit in the Note Distribution Account, to the extent there are sufficient funds, to the following parties in the order of priority listed below. With respect to pro rata payments of principal of the Notes as described herein, payments shall be made pro rata to the Classes then outstanding based on the respective original principal amounts of such Classes with respect to which such payments are made and any amount of principal to be paid pro rata solely between the Class A-l Notes and the Class A-2 Notes will be paid based on the Outstanding Principal Balance of the Class A-l Notes and the Class A-2 Notes as set forth in the Quarterly Report for the related Determination Date. If on any Pro Rata Distribution Date the Outstanding Principal Balance of any Class shall be reduced to zero after application of any payments in respect of principal on such Distribution Date, the amount remaining for distribution in respect of principal on such date shall be distributed pro rata to the Classes which then have Outstanding Principal Balances based on the respective original principal amounts of such Classes of Notes.

1. to the Servicer to the extent not previously reimbursed, from Principal Collections received from the specific Loans for which Scheduled Payment Advances were made, reimbursement for the amount of any such Scheduled Payment Advances relating to principal on such Loans, together with accrued interest thereon;

2. during the Ramp-Up Period and the Reinvestment Period, to the Class A-2 Noteholders, in the Servicer’s discretion and in such amounts as the Servicer may determine;

3. to the Class A-2 Funding Account, the amount required to cause the Class A-2 Funding Test to be satisfied;

4. during the Ramp-Up Period and the Reinvestment Period, all remaining Principal Collections shall be deposited to the Principal Collection Account for reinvestment in Additional Loans; provided that no Principal Collections constituting the Required Principal Distribution Amount shall be deposited to the Principal Collection Account pursuant to this clause 4, but shall be distributed pursuant to clause 5;

5. after the Reinvestment Period (or, in the case of the Required Principal Distribution Amount, on any Distribution Date) (a) prior to the Offered Notes Priority Period, to the Class A Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders, the Class E Noteholders and the Class F Noteholders, pro rata until the Outstanding Principal Balance of each such Class of Notes is reduced to zero, and (b) during the Offered Notes Priority Period, first, pro rata to the Class A Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders and the Class E Noteholders until the Outstanding Principal Balance of each such Class is reduced to zero, and second, to the Class F Noteholders, until the Outstanding Principal Balance of the Class F Note is reduced to zero; provided that amounts payable to the Class A Noteholders hereunder will be paid pro rata to the Class A-l Noteholders and the Class A-2 Noteholders based on the Outstanding Principal Balance of the Class A-l Notes and the Class A-2 Notes as set forth in the related Quarterly Report;

6. to the Servicer, to the extent not reimbursed pursuant to clause 1 above, reimbursement for the amount of (i) any Scheduled Payment Advances relating to principal on the Loans, together with accrued interest thereon, and (ii) all Nonrecoverable Advances (other than those relating to interest), together with accrued interest thereon;

7. pro rata, based upon the amounts owed to such Persons under this clause 7, Administrative Expenses, to the extent not previously paid, and amounts owed to the Indenture Trustee, the Owner Trustee and the Backup Servicer for fees and expenses and other amounts, including such amounts related to indemnification, and, to the Indenture Trustee and a Successor Servicer, any Servicing Transfer Costs;

8. any amounts due in respect of listing the Listed Notes on the Irish Stock Exchange; and

9. any remaining Principal Collections to the Certificateholder.

(II) Principal Allocations on any Sequential Distribution Date. On each Sequential Distribution Date, the Indenture Trustee, upon written instructions from the Servicer, will distribute all Principal Collections and all other funds available for principal distributions on deposit in the Note Distribution Account, to the extent there are sufficient funds, to the following parties in the order of priority listed below:

1. to the Servicer to the extent not previously reimbursed, from Principal Collections received from the specific Loans for which Scheduled Payment Advances were made, reimbursement for the amount of any such Scheduled Payment Advances relating to principal on such Loans, together with accrued interest thereon;

2. to the Class A-2 Funding Account, the amount required to cause Class A-2 Funding Test to be satisfied;

3. to the Class A-l Noteholders and the Class A-2 Noteholders, pro rata based on the Outstanding Principal Balance of the Class A-l Notes and the Class A-2 Notes, until the Outstanding Principal Balance of the Class A Notes is reduced to zero;

4. to the Class B Noteholders, the Class B Accrued Payable, if any;

5. to the Class B Noteholders until the Outstanding Principal Balance of the Class B Notes is reduced to zero;

6. to the Class C Noteholders, the Class C Accrued Payable, if any;

7. to the Class C Noteholders until the Outstanding Principal Balance of the Class C Notes is reduced to zero;

8. to the Class D Noteholders, the Class D Accrued Payable, if any;

9. to the Class D Noteholders until the Outstanding Principal Balance of the Class D Notes is reduced to zero;

10. to the Class E Noteholders, the Class E Accrued Payable, if any;

11. to the Class E Noteholders until the Outstanding Principal Balance of the Class E Notes is reduced to zero;

12. to the Servicer, to the extent not reimbursed pursuant to clause 1 above, reimbursement for the amount of any (i) Scheduled Payment Advances relating to principal on the Loans, together with accrued interest thereon, and (ii) all Nonrecoverable Advances (other than those relating to interest), together with accrued interest thereon;

13. pro rata, based upon the amounts owed to such Persons under this clause 13, to the payment of Administrative Expenses, to the extent not previously paid, amounts owed to the Indenture Trustee and the Backup Servicer for fees and expenses and other amounts, including such amounts related to indemnification, and, to the Indenture Trustee and a Successor Servicer, any Servicing Transfer Costs;

14. to the extent not paid by the Originator, any amounts due in respect of listing the Listed Notes on the Irish Stock Exchange;

15. to the Class F Noteholders until the Outstanding Principal Balance of the Class F Notes is reduced to zero; and

16. any remaining Principal Collections to the Certificateholder.

Section 7.06. Determination of LIBOR.

(a) The Indenture Trustee will determine the interest rate for each Interest Period by determining the London interbank offered rate (“LIBOR”) for deposits in U.S. Dollars for a period of three months (the ‘Three Month Index Maturity”) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two London Banking Days preceding that Interest Period (“LIBOR Determination Date”). If such rate does not appear on Telerate Page 3750 on the related LIBOR Determination Date, the rate for that Interest Period will be determined as if the parties had specified “USD-LIBOR-Reference

Banks” as the applicable rate. “USD-LIBOR-Reference Banks” means that the interest rate for an Interest Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for the Three Month Index Maturity commencing on the beginning of that Interest Period and in a Representative Amount. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Indenture Trustee, at 11:00 a.m. New York City time, on the beginning of that Interest Period for loans in U.S. Dollars to leading European banks for the Three Month Index Maturity commencing at the beginning of that Interest Period and in a Representative Amount. In the case of the Class A-2 Notes, for any Interest Period (other than the first Interest Period) having a term other than three months, LIBOR shall be determined through the use of straight-line interpolation by reference to two rates calculated in accordance with the foregoing procedures, one of which shall be determined as if the maturity of the U.S. Dollar deposits referred to therein were the period of time for which rates are available next shorter than such Interest Period, and the other of which shall be determined as if such maturity were the period of time for which rates are available next longer than such Interest Period; provided that, if an Interest Period is less than or equal to seven days, then LIBOR shall be determined by reference to a rate calculated in accordance with the foregoing as if the maturity of the U.S. Dollar deposits referred to therein were a period of time equal to seven days.

(b) The establishment of LIBOR on the applicable London Banking Day by the Indenture Trustee and the Indenture Trustee’s subsequent calculation of the rates of interest applicable to the Notes for the related Distribution Date shall, in the absence of manifest error, be final and binding. Each such rate of interest may be obtained by telephoning the Indenture Trustee at (617) 603-6506.

ARTICLE VIII.

SERVICER DEFAULT; SERVICER TRANSFER

Section 8.01. Servicer Default.

“Servicer Default” means the occurrence of any of the following:

(a) any failure by the Servicer to remit or cause to be remitted when due any payment required to be remitted by the Servicer under the terms of this Agreement or the other Transaction Documents which continues unremedied for a period of two Business Days, it being understood that the Servicer shall not be responsible for the failure of either the Owner Trustee or the Indenture Trustee to remit funds that were received by the Owner Trustee or the Indenture Trustee from or on behalf of the Servicer in accordance with this Agreement or the other Transaction Documents; or

(b) failure by the Servicer duly to observe or perform, in any material respect, any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents, or any representation or warranty of the Servicer made in this Agreement or the other Transaction Documents or in any certificate delivered thereto proves to have been incorrect when made, which failure or breach has a material adverse effect on the rights of the Noteholders and continues unremedied for a period of 30 days (if such failure or breach can be cured) after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to a Responsible Officer of the Servicer by the Indenture Trustee, or a Responsible Officer of the Servicer and the Indenture Trustee by any Securityholder, and (ii) the date on which a Responsible Officer of the Servicer receives actual knowledge of such failure or breach; or

(c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any Insolvency Proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 consecutive days; or

(d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any Insolvency Proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer’s property; or

(e) the Servicer shall fail to pay its debts as they become due, file a petition to take advantage of any applicable Insolvency Laws or make an assignment for the benefit of its creditors; or

(f) without the consent of the Majority Noteholders, the Servicer agrees or consents to, or otherwise permits to occur, any material amendment, modification, change, supplement or rescission of or to the Credit and Collection Policy or the Servicing Standard, in whole or in part, that would have a material adverse effect on the Collateral; provided that such consent shall not be required in the case of an amendment which was mandated by Applicable Law or any Governmental Authority; or

(g) failure by the Servicer to observe or perform the Credit and Collection Policy or the Servicing Standard regarding the servicing of the Loans in any manner that would have a material adverse effect on the Loans and continues unremedied for a period of 30 days (if such failure or breach can be cured) after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to a Responsible Officer of the Servicer by the Indenture Trustee, or a Responsible Officer of the Servicer and the Indenture Trustee by any Securityholder, and (ii) the date on which a Responsible Officer of the Servicer receives actual knowledge of such failure or breach.

Section 8.02. Servicer Transfer.

(a) If a Servicer Default has occurred and is continuing, the Majority Noteholders may, by written notice (a “Termination Notice”) delivered to the parties hereto and to the Rating Agencies, terminate all (but not less than all) of the Servicer’s management, administrative, servicing, custodial and collection functions; provided, however, no Termination Notice shall be required as a condition to termination with respect to any Servicer Default described under Section 8.01(c), Section 8.01(d) and Section 8.01(e).

(b) Upon delivery of the notice contemplated by Section 8.02(a) (or, if later, on a date designated therein or, without notice if permitted under Section 8.02(a)), and on the date that a Successor Servicer shall have been appointed and accepted such appointment pursuant to Section 8.03 (such appointment being herein called a “Servicer Transfer”), all rights, benefits, fees, indemnities, authority and power of the Servicer under this Agreement, whether with respect to the Loans, the Loan Files or otherwise, shall pass to and be vested in such successor (the “Successor Servicer”) pursuant to and under this Section 8.02; and, without limitation, the Successor Servicer is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Principal and Interest Account, or thereafter received with respect to the Loans. The Servicer shall transfer to the Successor Servicer (i) all records held by the Servicer relating to the Loans in such electronic form as the Successor Servicer may reasonably request and (ii) any Loan Files in the Servicer’s possession. In addition, the Servicer shall permit access to its premises (including all computer records and programs) to the Successor Servicer or its designee, and shall pay the reasonable transition expenses of the Successor Servicer. Upon a Servicer Transfer, the Successor Servicer shall also be entitled to receive the Servicing Fee thereafter payable for performing the obligations of the Servicer. Any indemnities provided in this Agreement or the other Transaction Documents in favor of the Servicer and any Servicing Fee or other fees, costs, expenses, Scheduled Payment Advances and Servicing Advances, together with accrued interest due the Servicer thereon, and Nonrecoverable Advances which have accrued and/or are unpaid or unreimbursed to the Servicer shall survive the resignation or termination of the Servicer and the appointment of a Successor Servicer pursuant to Section 5.13 and the Servicer being replaced shall remain entitled thereto until paid hereunder out of the Principal and Interest Account or the Note Distribution Account in accordance with the Priority of Payments.

Section 8.03. Appointment of Successor Servicer; Reconveyance; Successor Servicer to Act.

(a) Upon delivery of the notice required by Section 8.02(a) (or, if later, on a date designated therein, or without notice permitted under Section 8.02(a)), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or, if no such date is specified, until a date mutually agreed by the Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after receipt of a Termination Notice, appoint a Successor Servicer, which shall be the Backup Servicer, in accordance with Section 5.15(c), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee and Owner

Trustee; provided, that, no appointment of a Successor Servicer or acceptance and assumption by a proposed Successor Servicer, other than with respect to the Backup Servicer, shall be effective without the prior satisfaction of the Rating Agency Condition. If within 60 days of delivery of a Termination Notice a Successor Servicer is not appointed and the Servicer shall have yet to cure the Servicer Default, then the Indenture Trustee shall offer the Trust Depositor, and the Trust Depositor shall offer the Originator, the right to accept retransfer of all the Loan Assets, and such parties may accept retransfer of such Loan Assets in consideration of the Trust Depositor’s delivery to the Principal and Interest Account on or prior to the next upcoming Distribution Date of a sum equal to the Aggregate Outstanding Principal Balance of all Securities (other than the Certificates) then outstanding, together with accrued and unpaid interest thereon through such date of deposit and all other amounts due and owing to any Person under the Transaction Documents; provided that, the Indenture Trustee, if so directed by the Majority Noteholders in writing, need not accept and effect such reconveyance in the absence of evidence (which may include valuations of an investment bank or similar entity) reasonably acceptable to such Indenture Trustee or Majority Noteholders that such retransfer would not constitute a fraudulent conveyance of the Trust Depositor or the Originator.

(b) The Backup Servicer or Indenture Trustee may, in its discretion, or shall, if the Backup Servicer is unable to so act or if the Majority Noteholders request in writing to the Backup Servicer or Indenture Trustee, appoint, or petition a court of competent jurisdiction to appoint, any established servicing institution having a net worth of not less than $50,000,000 as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

(c) As compensation, any Successor Servicer (including, without limitation, the Backup Servicer) so appointed shall be entitled to receive the Servicing Fee, together with any other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided herein that thereafter are payable under this Sale and Servicing Agreement; including, without limitation, all reasonable costs (including reasonable attorneys’ fees) incurred in connection with transferring the servicing obligations under the Agreement and amending the Agreement to reflect such transfer.

(d) In the event the Backup Servicer is requested by the Servicer or the Majority Noteholders or determines in its discretion to solicit bids, the Backup Servicer shall solicit, by public announcement, bids from banks and loan servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the Successor Servicer shall be entitled to the full amount of the Servicing Fee as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise that thereafter are payable under this Sale and Servicing Agreement. Within 30 days after any such public announcement, the Backup Servicer shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid if any. The Backup Servicer shall deduct from any sum received by the Backup Servicer from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances. After such deductions, the remainder of such sum shall be paid by the Backup Servicer to the Servicer at the time of such sale, transfer and assignment to the Servicer’s successor. The Backup Servicer and such successor shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession. Neither the Backup Servicer, the Indenture Trustee nor any other Successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer under this clause (d) shall be effective until written notice of such proposed appointment shall have been provided by the Indenture Trustee and to each Securityholder and the Backup Servicer shall have consented thereto. The Backup Servicer shall not resign as Servicer until a Successor Servicer has been appointed and accepted such appointment.

(e) On or after a Servicer Transfer, the Successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein with respect to servicing of the Collateral and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the terminated Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Servicer Transfer; provided, however, that (i) the Successor Servicer will not assume any obligations of the Servicer described in Section 8.02 and (ii) the Successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such Servicer Transfer or for any breach by the Servicer of any of its representations and warranties contained herein or in any other Transaction Document. Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee or the Backup Servicer be liable for any Servicing Fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions set forth or provided for herein, including any Servicing Transfer Costs. The Owner Trustee, Securityholders and the Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The terminated Servicer shall remain entitled to payment and reimbursement of the amounts set forth in the last sentence of Section 8.02(b) notwithstanding its termination hereunder, to the same extent as if it had continued to service the Loans hereunder.

Section 8.04. Notification to Securityholders.

(a) Promptly following the occurrence of any Servicer Default, the Servicer shall give written notice thereof to the Indenture Trustee, the Backup Servicer, the Owner Trustee, the Trust Depositor and each Rating Agency at the addresses described in Section 13.04 hereof and to the Noteholders and Certificateholder at their respective addresses appearing on the Note Register and the Certificate Register, respectively.

(b) Within 10 days following any termination of the Servicer or appointment of a Successor Servicer pursuant to this ARTICLE 8, the Indenture Trustee shall give written notice thereof to each Rating Agency and the Trust Depositor at the addresses described in Section 13.04 hereof and to the Noteholders and Certificateholder at their respective addresses appearing on the Note Register and the Certificate Register, respectively.

Section 8.05. Effect of Transfer.

(a) After a Servicer Transfer, the terminated Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Loans and the Successor Servicer appointed pursuant to Section 8.03 shall have all of such obligations, except that the terminated Servicer will transmit or cause to be transmitted directly to the Successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the Successor Servicer to collect them) received as payments upon or otherwise in connection with the Loans.

(b) A Servicer Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer) other than those relating to the management, administration, servicing, custody or collection of the Loans.

Section 8.06. Database File.

Upon reasonable request by the Indenture Trustee or the Backup Servicer, the Servicer will provide the Successor Servicer with a magnetic tape or Microsoft Excel or similar spreadsheet file containing the database file for each Loan (a) as of the Initial Cut-Off Date, (b) each Cut-Off Date, (c) thereafter, as of the last day of the preceding Due Period on the Determination Date prior to a Servicer Default and (d) on and as of the Business Day before the actual commencement of servicing functions by the Successor Servicer following the occurrence of a Servicer Default.

Section 8.07. Waiver of Defaults.

The Majority Noteholders may, on behalf of all the Securityholders, and subject to satisfying the Rating Agency Condition, waive any events permitting removal of the Servicer pursuant to this ARTICLE 8; provided, however, that the Majority Noteholders may not waive a default in making a required distribution on a Note without the consent of each holder of such Note. Upon any waiver or cure of a past default, such default shall cease to exist, and any Servicer Default or Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver or cure shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

Section 8.08. Responsibilities of the Successor Servicer.

(a) The Successor Servicer will not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Successor Servicer.

(b) The Successor Servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the Successor Servicer, all necessary servicing files and records, including (as deemed necessary by the Successor

Servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) Loan payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the Successor Servicer, reflecting all applicable Loan information. The current Servicer shall be obligated to pay the costs associated with the transfer of the servicing files and records to the Successor Servicer, to the extent such costs are not paid pursuant to the Priority of Payments as Servicing Transfer Costs due to the limit set forth in the definition of Servicing Transfer Costs.

(c) The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such Person to prepare or provide such information. The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Trust Depositor, the Owner Trustee or the Indenture Trustee or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Loan with applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Loan.

(d) If the Backup Servicer or any other Successor Servicer assumes the role of Successor Servicer hereunder, such Successor Servicer shall be entitled to the benefits of (and subject to the provisions of) Section 5.02 concerning delegation of duties to subservicers and other third parties.

Section 8.09. Rating Agency Condition for Servicer Transfer.

Notwithstanding the foregoing provisions relating to a Servicer Transfer, no Servicer Transfer shall be effective hereunder unless prior written notice thereof shall have been given to the Rating Agencies, and the Rating Agency Condition shall have been satisfied with respect thereto.

Section 8.10. Appointment of Successor Backup Servicer; Successor Backup Servicer to Act.

(a) The Backup Servicer may be removed, with or without cause, by the Servicer so long as no Servicer Event of Default or Event of Default has occurred and is continuing or, if such an event exists, then the Indenture Trustee, at the direction of the Majority Noteholders, by notice given in writing to the Backup Servicer (the “Backup Servicer Termination Notice”), a copy of which shall be provided to S&P promptly after it is delivered to the Backup Servicer. The Backup Servicer shall continue to perform all backup servicing functions under this Agreement until the date specified in the Backup Servicer Termination Notice or, if no such date is specified, until a date mutually agreed by the Backup Servicer and the party giving the Backup Servicer Termination Notice. As promptly as possible after the giving of a Backup Servicer Termination Notice, party giving the Backup Servicer Termination Notice to the Servicer with the consent of the Majority Noteholders, not to be unreasonably withheld, if the Servicer sent the Backup Servicer Termination Notice and otherwise shall appoint a Successor Backup Servicer (the “Successor Backup Servicer”) and such Successor Backup Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee and Owner Trustee.

(b) In the event that a Successor Backup Servicer has not been appointed and has not accepted its appointment at the time when the then Backup Servicer has ceased to act as Backup Servicer, the Indenture Trustee shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of at least $50,000,000 and whose regular business includes the backup servicing of loans similar to the Loans as the Successor Backup Servicer hereunder and the Successor Backup Servicer shall be the successor in all respects to the Backup Servicer in its capacity as Backup Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Backup Servicer by the terms and provisions hereof, and the terminated Backup Servicer shall be relieved of such responsibilities, duties and liabilities arising after such backup servicer transfer (the “Backup Servicer Transfer”); provided, however, that the Successor Backup Servicer shall not be liable for any acts or omissions of the Backup Servicer occurring prior to such Backup Servicer Transfer or for any breach by the Backup Servicer of any of its representations and warranties contained herein or in any related document or agreement. As compensation therefor, the Successor Backup Servicer shall be entitled to receive reasonable compensation equal to the monthly Backup Servicing Fee. Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee or the Servicer be liable for any Backup Servicing Fee or for any differential in the amount of the backup servicing fee paid hereunder and the amount necessary to induce any Successor Backup Servicer to act as Backup Servicer under this Agreement and the transactions set forth or provided for herein. The Owner Trustee, Securityholders and the Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

ARTICLE IX.

REPORTS

Section 9.01. Quarterly Reports.

With respect to each Distribution Date and the related Due Period, the Servicer shall prepare a quarterly statement (a “Quarterly Report”) substantially in the form of Exhibit H hereto with respect to the preceding Due Period. On the related Determination Date, the Servicer will provide such Quarterly Report to the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Initial Purchasers and each Rating Agency.

Section 9.02. Officer’s Certificate.

Each Quarterly Report delivered pursuant to Section 9.01 shall be accompanied by a certificate of a Responsible Officer of the Servicer certifying the accuracy of the Quarterly Report and that no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred, or if such event has occurred and is continuing, specifying the event and its status.

Section 9.03. Other Data; Obligor Financial Information.

(a) In addition, the Servicer shall, upon the request of any Trustee, the Backup Servicer or any Rating Agency, furnish such Trustee, Rating Agency or the Backup Servicer, as the case may be, such underlying data in the possession of the Servicer used to generate a Quarterly Report as may be reasonably requested. The Servicer will also forward to the Indenture Trustee, the Owner Trustee, the Backup Servicer, each Rating Agency and the Initial Purchasers (i) within 60 days after each calendar quarter (except the fourth calendar quarter), commencing with the quarter ending September 30, 2005, the unaudited quarterly financial statements of the Servicer and (ii) within 90 days after each fiscal year of the Servicer, commencing with the fiscal year ending December 31, 2005, the audited annual financial statements of the Servicer, together with the related report of the independent accountants to the Servicer.

(b) The Servicer will forward to Moody’s and S&P within 30 days after receipt by the Servicer, copies of all financial statements of Obligors then received by the Servicer with respect to the prior fiscal year of each Obligor.

(c) The Servicer will forward to Moody’s and S&P promptly upon request any additional financial information in the Servicer’s possession or reasonably obtainable by the Servicer as Moody’s and S&P shall reasonably request with respect to an Obligor as to which any Scheduled Payment is past due for at least 10 days.

(d) Upon any Loan becoming a Delinquent Loan, and without any request therefor by Moody’s and S&P, and promptly after receipt thereof by the Servicer, the Servicer will forward to Moody’s and S&P updated financial information with respect to the related Obligor.

(e) The Servicer will provide to the Rating Agencies such financial information, documents and other materials in the Servicer’s possession or reasonably obtainable by the Servicer as the Rating Agencies shall reasonably request in connection with any annual review and/or re-grading of the Loans in the and the related Obligors which the Rating Agencies may undertake.

Section 9.04. Annual Report of Accountants.

The Servicer shall cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to the Servicer or its Affiliates, to deliver to the Indenture Trustee, the Owner Trustee, the Backup Servicer and each Rating Agency, on or before April 1 of each year, beginning on April 1, 2006, a report addressed to the Servicer, the Indenture Trustee and the Owner Trustee indicating that the Independent Accountants have performed certain procedures as agreed by the Servicer, the Indenture Trustee and the Owner Trustee, whereby the Independent Accountants will obtain the Quarterly Report with respect to two Due Periods during the 12 months ended the immediately preceding December 31 (or, with respect to the period ended December 31, 2005, during the five months after the Closing Date) and, for each Quarterly Report, the Independent Accountants will agree certain amounts in the Quarterly Report to the Servicer’s computer, accounting and other reports, which will include in such report any amounts which were not in agreement. In the event such firm of Independent Accountants requires the Indenture Trustee to agree to the procedures performed by such firm of Independent Accountants, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. The Independent Accountants’ report shall also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

Section 9.05. Annual Statement of Compliance from Servicer.

The Servicer will deliver to the Indenture Trustee, the Backup Servicer and the Owner Trustee within 90 days of the end of each fiscal year commencing with the year ending December 31, 2005, an Officer’s Certificate stating that (a) the Servicer has fully complied in all material respects with certain provisions of the Agreement relating to servicing of the Loans and payments on the Notes, (b) a review of the activities of the Servicer during the prior calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (c) to the best of such officer’s knowledge, based on such review, the Servicer has fully performed or caused to be performed in all material respects all its obligations under this Agreement for such year, or, if there has been a Servicer Default or default in any of its obligations which, with notice or passage of time, could become a Servicer Default, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Servicer to remedy such event.

Section 9.06. Reports of Foreclosure and Abandonment of Mortgaged Property.

To the extent permitted by Applicable Law, each year the Servicer shall make the reports of foreclosures and abandonment of any Mortgaged Property as and to the extent required by § 6050J of the Code. Promptly after filing any such report with the Code, the Servicer shall provide the Indenture Trustee with an Officer’s Certificate certifying that such report has been filed.

Section 9.07. Notices of Event of Default or Servicer Default.

Promptly upon a Responsible Officer of the Servicer becoming aware thereof, the Servicer shall furnish to the Indenture Trustee, the Backup Servicer and to S&P notice of the occurrence of any Event of Default or Servicer Default or of any situation which the Servicer reasonably expects to develop into an Event of Default or Servicer Default.

Section 9.08. Indenture Trustee’s Right to Examine Servicer Records, Audit Operations and Deliver Information to Noteholders.

The Indenture Trustee shall have the right upon reasonable prior notice, during normal business hours, in a manner that does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations, no more often than once a year unless an Event of Default or Servicer Default shall have occurred and be continuing in which case as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer, whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. No amounts payable in respect of the foregoing shall be paid from the Loan Assets. If the Backup Servicer becomes the Successor Servicer hereunder in accordance with Sections 5.15(c) and 8.03, the Backup Servicer shall have the right upon reasonable prior notice, during normal business hours in a manner that does not unreasonably interfere with the Servicer’s or predecessor Servicer’s, as applicable, normal operations or customer or employee relations, to examine and audit any and all books, records or other information relating to the servicing of the Loan Assets by the Servicer or predecessor Servicer, as applicable, whether held by the Servicer or by another on behalf of the Servicer and the cost thereof shall be payable as part of the Servicing Transfer Costs.

The Indenture Trustee shall have the right, in accordance with the Indenture, to deliver information provided by the Servicer to any Noteholder requesting the same and, to the extent provided in the Indenture, to the Backup Servicer.

ARTICLE X.

TERMINATION

Section 10.01. Optional Repurchase and Refinancing of Notes.

(a) Optional Repurchase.

(i) On the last day of any Due Period as of which the Aggregate Outstanding Loan Balance shall be less than or equal to 15% of the Aggregate Outstanding Loan Balance as of the Effective Date, the Issuer, at the direction of the Holders representing at least 66 2/3% of the Outstanding Principal Balance of the Class F Note, may purchase for the Repurchase Price the Offered Notes then outstanding in whole, but not in part, pursuant to the Indenture and the other Transaction Documents. To exercise such option, the Servicer on behalf of the Issuer shall deposit in the Note Distribution Account an amount equal to the Repurchase Price and shall comply with the requirements of Section 10.01 of the Indenture.

(ii) Notice of any purchase pursuant to Section 10.01(a)(i) shall be given by the Servicer to the Issuer, the Indenture Trustee, the Owner Trustee, the Class A-2 Agent and the Rating Agencies and by the Indenture Trustee to each Holder of

Notes.

(iii) Following the satisfaction and discharge of the Indenture, the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of the Indenture Trustee pursuant to this Agreement.

(b) Optional Refinancing.

(i) The Issuer may, at the direction of the Holders of at least 66-2/3% of the Outstanding Principal Balance of the Class F Notes, effect a Refinancing of the Offered Notes in whole, but not in part, on any Refinancing Date by payment to the Holders of the Offered Notes and other Persons entitled thereto the Refinancing Price pursuant to the Indenture and the other Transaction Documents. To effect a Refinancing, the Servicer on behalf of the Issuer shall deposit in the Note Distribution Account an amount equal to the Refinancing Price and shall comply with the provisions of Section 10.04 of the Indenture.

(ii) Notice of a Refinancing shall be given by the Issuer to the Servicer, the Indenture Trustee, the Owner Trustee, the Class A-2 Agent and the Rating Agencies and by the Indenture Trustee to each Holder of Notes.

Section 10.02. Termination.

(a) This Agreement shall terminate upon notice to the Indenture Trustee of the earlier of the following events: (i) the final payment on or the disposition or other liquidation by the Issuer of the last Loan (including, without limitation, in connection with a repurchase by the Issuer of all outstanding Notes pursuant to Section 10.01) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Loan and the remittance of all funds due thereunder with respect thereto, or (ii) mutual written consent of the Servicer, the Trust Depositor, Indenture Trustee, the Originator and all Securityholders.

(b) Notice of any termination, specifying the Distribution Date upon which the Issuer will terminate and that the Noteholders shall surrender their Notes to the Indenture Trustee for payment of the final distribution and cancellation shall be given promptly by the Servicer to the Indenture Trustee and by the Indenture Trustee to all Noteholders during the month of such final distribution before the Determination Date in such month, specifying (i) the Distribution Date upon which final payment of the Notes (or Repurchase Price, as applicable) will be made upon presentation and surrender of Notes at the office of the Indenture Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office of the Indenture Trustee therein specified.

ARTICLE XI

REMEDIES UPON MISREPRESENTATION;

REPURCHASE OPTION

Section 11.01. Repurchases of, or Substitution for, Loans for Breach of Representations and Warranties.

Upon a discovery by a Responsible Officer of the Servicer or any subservicer, a Responsible Officer of the Owner Trustee or a Responsible Officer of the Indenture Trustee of a breach of a representation or warranty as set forth in Section 3.01, Section 3.02, Section 3.03, or Section 3.04 or as made or deemed made in any Addition Notice or any Subsequent Purchase

Agreement relating to Additional Loans and Substitute Loans that materially and adversely affects the value of the Loans or the interests of the Securityholders therein or which materially and adversely affects the interests of the Securityholders in the related Loan in the case of a representation or warranty relating to a particular Loan (notwithstanding that such representation or warranty was made to the Originator’s or the Trust Depositor’s best knowledge) (an “Ineligible Loan”), the party discovering the breach shall give prompt written notice to the other parties to this Agreement; provided, that, neither the Owner Trustee nor the Indenture Trustee shall have a duty or obligation to inquire or to investigate the breach of any of such representations or warranties. Within 30 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Trust Depositor shall, or shall require the Originator pursuant to the Sale Agreement and the Originator shall, (a) promptly cure such breach in all material respects, (b) repurchase each such Ineligible Loan by depositing in the Principal and Interest Account, within such 30 day period, an amount equal to the Transfer Deposit Amount, or (c) remove such Loan from the Issuer and effect a substitution for such affected Loan with a Substitute Loan in accordance with the substitution requirements set forth in Section 2.04, not later than the date a repurchase of such affected Loan would be required hereunder; provided, however, that with respect to a breach of a representation or warranty relating to the Loans in the aggregate and not to any particular Loan, the Trust Depositor or the Originator, as applicable, may select Loans (without adverse selection) to repurchase (or substitute for) such that had such Loans not been included as part of the Loan Assets (and, in the case of a substitution, had such Substitute Loan been included as part of the Loan Assets instead of the selected Loan) there would have been no breach of such representation or warranty.

Section 11.02. Reassignment of Repurchased or Substituted Loans.

Upon receipt by the Indenture Trustee for deposit in the Principal and Interest Account of the amounts described in Section 11.01 (or upon the Cut-Off Date related to a Substitute Loan described in Section 11.01), and upon receipt of an Officer’s Certificate of the Servicer in the form attached hereto as Exhibit F, the Indenture Trustee shall assign to the Trust Depositor and the Trust Depositor shall assign to the Originator all of the Issuer’s (or Trust Depositor’s, as applicable) right, title and interest in the repurchased or substituted Loan and related Loan Assets without recourse, representation or warranty. Such reassigned Loan shall no longer thereafter be included in any calculations of Outstanding Loan Balances required to be made hereunder or otherwise be deemed a part of the Issuer.

ARTICLE XII.

INDEMNITIES

Section 12.01. Indemnification by Servicer.

The Servicer agrees to indemnify, defend and hold the Indenture Trustee (as such and in its individual capacity), the Owner Trustee (as such and in its individual capacity), the Backup Servicer and each Securityholder harmless from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages), reasonable legal fees and related costs and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Servicer’s fraud or the failure of the Servicer to perform its duties and service the Loans in compliance in all material respects with the terms of this Agreement, except to the extent arising from the gross negligence, willful misconduct or fraud by the Person claiming indemnification. Any Person seeking indemnification hereunder shall promptly notify the Servicer if such Person receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Servicer of its indemnification obligations hereunder unless the Servicer is deprived of material substantive or procedural rights or defenses as a result thereof. The Servicer shall assume (with the consent of the indemnified party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the indemnified party in respect of such claim. If the consent of the indemnified party required in the immediately preceding sentence is unreasonably withheld, the Servicer is relieved of its indemnification obligations hereunder with respect to such Person. The parties agree that the provisions of this Section 12.01 shall not be interpreted to provide recourse to the Servicer against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to a Loan. The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans.

Section 12.02. Indemnification by Trust Depositor.

The Trust Depositor agrees to indemnify, defend, and hold the Indenture Trustee (as such and in its individual capacity), the Owner Trustee (as such and in its individual capacity) and each Securityholder harmless from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages), and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Trust Depositor’s fraud or the failure of the Trust Depositor to perform its duties in compliance with the terms of this Agreement and in the best interests of the Securityholders, except to the extent arising from the gross negligence, willful misconduct or fraud by the Person claiming indemnification. Any Person seeking indemnification hereunder shall promptly notify the Trust Depositor if such Person receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Trust Depositor of its indemnification obligations hereunder unless the Trust Depositor is deprived of material substantive or procedural rights or defenses as a result thereof. The Trust Depositor shall assume (with the consent of the indemnified party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the indemnified party in respect of such claim. If the consent of the indemnified party required in the immediately preceding sentence is unreasonably withheld, the Trust Depositor is relieved of its indemnification obligations hereunder with respect to such Person.

ARTICLE XIII.

MISCELLANEOUS

Section 13.01. Amendment.

(a) This Agreement may be amended from time to time by the Issuer, the Trust Depositor, the Originator, the Servicer, the Backup Servicer (if such amendment changes the rights or obligations of the Backup Servicer) and the Indenture Trustee by written agreement, with notice to the Owner Trustee and to the Backup Servicer but without notice to or consent of the Securityholders, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, to modify any Schedule or Annex B, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, materially adversely affect the interests of any Securityholder, which Opinion of Counsel may rely upon an Officer’s Certificate with respect to the effect of any such amendment on the economic interests of any Securityholders; and provided further that, no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts received on Loans which are required to be distributed on any Note or Certificate without the consent of the Holder of such Note or Certificate, or change the rights or obligations of any other party hereto (including the Backup Servicer) without the consent of such party.

(b) Excepted as provided in Section 13.01(a) hereof, this Agreement may be amended from time to time by the Issuer, the Trust Depositor, the Originator, the Servicer and the Indenture Trustee by written agreement, with the consent of the Majority Noteholders and with notice to the Owner Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Notes or Certificates; provided, however, that (i) no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Note or Certificate without the consent of the Holder of such Note or Certificate or reduce the percentage of Holders of any Note or Certificate which are required to consent to any such amendment without the consent of the Holders of 100% of the Notes affected thereby, and (ii) no amendment affecting only one Class shall require the approval of the Holders of any other Class.

(c) Prior to the execution of any amendment pursuant to Section 13.01 (other than Annex B or any amendment to the List of Loans attached as a Schedule hereto), the Issuer shall obtain written confirmation from Moody’s and S&P that entry into such amendment satisfies the Moody’s Rating Condition and the S&P Rating Condition.

(d) Promptly after the execution of any such amendment or consent, written notification of the substance of such amendment or consent shall be furnished by the Indenture Trustee to the Noteholders and Fitch and by the Owner Trustee to the Certificateholders. It shall not be necessary for the consent of any Securityholders required pursuant to Section 13.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by the Securityholders of the execution thereof shall be subject to such reasonable requirements as the Indenture Trustee may prescribe for the Noteholders and as the Owner Trustee may prescribe for the Certificateholders.

(e) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized and permitted by this Agreement, which Opinion of Counsel may rely upon an Officer’s Certificate with respect to the effect of any such amendment on the economic interests of any Securityholders. Each Trustee may, but shall not be obligated to, enter into any such amendment that affects such Trustee’s own rights, duties, indemnities or immunities under this Agreement or otherwise.

Section 13.02. Reserved.

Section 13.03. Governing Law.

(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THE AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.03(b).

Section 13.04. Notices.

All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an Responsible Officer of the party to which sent, or (d) on the date transmitted by legible telecopier or electronic mail transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

(a)	if to the Servicer or the Originator:

NewStar Financial, Inc.

500 Boylston Street

Boston, Massachusetts 02116

Attention: David K. Roberts

Facsimile No.: (617) 848-4300

(b)	if to the Trust Depositor:

NewStar LLC 2005-1

500 Boylston Street

Boston, Massachusetts 02116

Attention: David K. Roberts

Facsimile No.: (617) 848-4300

(c)	if to the Indenture Trustee:

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Corporate Trust Services

Facsimile No.: (503)258-6028

If to the Indenture Trustee with respect to Loan Files:

U.S. Bank National Association

1719 Range Way

Florence, South Carolina 29501

Attention: Sandra Farrow

Ref: NewStar 2005-1

Mail Code: Ex-SC-FLOR

(d)	if to the Owner Trustee:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19801

Attention: Corporate Trust Administration

Facsimile No.: (302) 427-4749

with a copy to:

the Originator and the Servicer as provided in clause (a) above if to the Issuer:

NewStar Trust 2005-1

c/o Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19801

Attention: Corporate Trust Administration

Facsimile No.: (302)427-4749

with a copy to:

the Originator and the Servicer as provided in clause (a) above

(e)	if to S&P:

Standard and Poor’s Inc.

55 Water Street

41st Floor

New York, New York 10041

Attention: CDO Surveillance

Facsimile No.: (212) 438-2662

with an electronic copy to:

Email: cdo_surveillance@sandp.com (all Quarterly Reports and notices of payment defaults)

clo loans@standardandpoors.com (all notices of payment defaults)

(f)	if to Moody’s:

Moody’s Investors Service

99 Church Street

New York, New York 10007

Attention: CDO Monitoring Department

Facsimile No.: (212) 553-0344

Email: cdomonitoring@moodys.com

(g)	if to Fitch:

Fitch, Inc.

One State Street Plaza

New York, New York 10004

Attention: CDO Surveillance

Facsimile No.: (212) 514-6501

(h)	if to the Initial Purchasers:

Wachovia Capital Markets, LLC

One Wachovia Center, Mail Code: NC0602

301 South College Street

Charlotte, North Carolina 28288-0610

Attention: Structured Credit Products

Facsimile No.: (704) 374-6495; and

IXIS Securities North America Inc.

9 West 57th Street

36th Floor

New York, New York 10019

Attention: Yazmin Vasconez

Facsimile No.: (646) 282-2361

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Attention: Asset-Backed Finance

Facsimile No.: (212)723-8591

(i)	if to the Backup Servicer:

Lyon Financial Services, Inc.,

d/b/a U.S. Bank Portfolio Services

1310 Madrid, Suite 103

Marshall, Minnesota 56255

Attention: Joseph Andries

Facsimile No.: (507)537-5201

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

Section 13.05. Severability of Provisions.

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the Notes or Certificates or the rights of the Securityholders, and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenants, agreements, provisions or terms in any other jurisdiction.

Section 13.06. Third Party Beneficiaries.

Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no third party shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

Section 13.07. Counterparts.

This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

Section 13.08. Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 13.09. No Bankruptcy Petition; Disclaimer.

(a) Each of the Originator, the Indenture Trustee, the Servicer, the Issuer acting through the Owner Trustee, the Owner Trustee and each Holder (by acceptance of the applicable Securities) covenants and agrees that, prior to the date that is one year and one day (or, if longer, the then applicable preference period and one day) after the payment in full of all amounts owing in respect of all outstanding Classes of Notes rated by any Rating Agency, it will not institute against the Trust Depositor or the Issuer, or join any other Person in instituting against the Trust Depositor or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; provided, however, that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim or otherwise participating in any such proceedings instituted by any other Person.

(b) The Issuer acknowledges and agrees that the Certificates represent a beneficial interest in the Issuer and Loan Assets only and the Securities do not represent an interest in any assets (other than the Loan Assets) of the Trust Depositor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Loan Assets and proceeds thereof). In furtherance of and not in derogation of the foregoing, to the extent that the Trust Depositor enters into other transactions as contemplated in Section 6.07, the Issuer acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein), other than the Loan Assets, conveyed or purported to be conveyed (whether by way of a sale, capital contribution or by the granting of a Lien) by the Trust Depositor to any Person other than the Issuer (the “Other Assets”).

(c) To the extent that notwithstanding the agreements contained in this Section 13.09, the Issuer or any Securityholder, either (i) asserts an interest in or claim to, or benefit from any Other Assets, whether asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, or (ii) is deemed to have any interest, claim or benefit in or from any Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of Insolvency Laws or otherwise (including without limitation pursuant to Section 1111(b) of the federal Bankruptcy Code, as amended) and whether deemed asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, then the Issuer and each Securityholder by accepting a Note or Certificate further acknowledges and agrees that any such interest, claim or benefit in or from the Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Trust Depositor that, under the terms of the documents relating to the securitization of the Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution under applicable law, including Insolvency Laws, and whether asserted against the Trust Depositor or any other Person owned by the Trust Depositor) including, without limitation, the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Issuer and the Securityholders is deemed to have acknowledged and agreed that no adequate remedy at law exists for a breach of this Section 13.09 and that the terms and provisions of this Section 13.09 may be enforced by an action for specific performance.

(d) The provisions of this Section 13.09 shall be for the third party benefit of those entitled to rely thereon, including the Securityholders, and shall survive the termination of this Agreement.

Section 13.10. Jurisdiction.

Any legal action or proceeding with respect to this Agreement may be brought in the courts of the United States for the Southern District of New York, and by execution and delivery of this Agreement, each party hereto consents, for itself and in respect of its property, to the nonexclusive jurisdiction of those courts. Each such party irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.

Section 13.11. Tax Characterization.

Notwithstanding the provisions of Section 2.01 and Section 2.04 hereof, the Trust Depositor and Owner Trustee agree that, pursuant to Treasury Regulations Section 301.7701-3(b)(l) and for federal income tax purposes, in the event that the Certificates and the Class F Notes are owned by more than one Holder, the Issuer will be treated as a partnership the partners of which are the Certificateholders and the Holders of the Class F Notes, and in the event that the Certificates the Class F Notes are owned by a single Holder, the Issuer will be treated as a division of such Holder.

Section 13.12. Prohibited Transactions with Respect to the Issuer.

The Originator shall not:

(a) Provide credit to any Noteholder or Certificateholder for the purpose of enabling such Noteholder or Certificateholder to purchase Notes or Certificates, respectively;

(b) Purchase any Notes or Certificates in an agency or trustee capacity; or

(c) Except in its capacity as Servicer as provided in this Agreement, lend any money to the Issuer.

Section 13.13. Limitation of Liability of Owner Trustee.

Wilmington Trust Company acts on behalf of the Issuer solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Issuer by reason of the transactions contemplated by this Agreement or any other Transaction Document shall look only to the Trust Estate under the Trust Agreement for payment or satisfaction thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Transaction Document or the Notes, or of any Loan or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Loan, or the perfection and priority of any security interest created by any Loan in any Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate under the Trust Agreement or its ability to generate the payments to be distributed to the Certificateholder under the Trust Agreement or the Noteholders under the Indenture, including, without limitation, the existence, condition and ownership of any Collateral; the existence and enforceability of any insurance thereon; the existence and contents of any Loan on any computer or other record thereof; the validity of the assignment of any Loan to the Issuer or of any intervening assignment; the completeness of any Loan; the performance or enforcement of any Loan; the compliance by the Issuer, the Trust Depositor or the Servicer with any covenant, agreement or other obligation or any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation; or any action of the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee or the Issuer.

Section 13.14. Reserved.

Section 13.15. No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto, and the services of the Servicer shall be rendered as an independent contractor and not as agent or as a fiduciary for any party hereto or for the Securityholders.

Section 13.16. Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 13.17. Acts of Holders.

Except as otherwise specifically provided herein, whenever Holder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Holders if the Majority Noteholders agree to take such action or give such consent or approval.

Section 13.18. Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided.

Section 13.19. Limited Recourse.

Notwithstanding any other provisions of the Notes, this Agreement or any other Transaction Document, the obligations of the Issuer under the Notes, this Agreement and any other Transaction Document are limited recourse obligations of the Issuer payable solely from the Collateral in accordance with the Priority of Payments and, following realization of the Collateral and distribution in accordance with the Priority of Payments, any claims of the Noteholders and the other Secured Parties, and any other parties to any Transaction Document shall be extinguished. The obligations of the Trust Depositor, the Originator, the Issuer and the Servicer under this Agreement and the other Transaction Documents are solely the obligations of the Trust Depositor, the Originator, the Issuer and the Servicer, respectively. No recourse shall be had for the payment of any amount owing by the Trust Depositor, the Originator, the Issuer or the Servicer or otherwise under this Agreement or under the other Transaction Documents or for the payment by the Trust Depositor, the Originator, the Issuer or the Servicer of any fee in respect hereof or thereof or any other obligation or claim of or against the Trust Depositor, the Originator, the Issuer or the Servicer arising out of or based upon this Agreement or on any other Transaction Document, against any Affiliate, shareholder, partner, manager, member, director, officer, employee, representative or agent of the Trust Depositor, the Originator, the Issuer or the Servicer or of any Affiliate of such Person. The provisions of this Section 13.19 shall survive termination of this Agreement.

Section 13.20. Confidentiality.

Each of the Issuer, the Trust Depositor, the Servicer (if other than NewStar), the Indenture Trustee and the Backup Servicer shall maintain and shall cause each of its employees, officers, agents and Affiliates to maintain the confidentiality of material non-public information concerning NewStar and its Affiliates or about the Obligors obtained by it or them in connection with the structuring, negotiating, execution and performance of the transactions contemplated by the Transaction Documents, except that each such party and its employees, officers, agents and Affiliates may disclose such information to other parties to the Transaction Documents and to its external accountants, attorneys, any potential subservicers and the agents of such Persons provided such Persons expressly agree to maintain the confidentiality of such information, and as required by an applicable law or order of any judicial or administrative proceeding.

Section 13.21. Non-Confidentiality of Tax Treatment.

All parties hereto agree that each of them and each of their managers, officers, employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011- 4.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

NEWSTAR TRUST 2005-1, as the Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

By:	/s/ Michele C. Harra
Name:	Michele C. Harra
Title:	Financial Services Officer

NEWSTAR LLC 2005-1, as the Trust Depositor

By:	NewStar Financial, Inc., its designated manager

By:	/s/ John J. Frishkopf
Name:	John J. Frishkopf
Title:	Authorized Representative

NEWSTAR FINANCIAL, INC., as the Originator and as the Servicer

By:	/s/ John J. Frishkopf
Name:	John J. Frishkopf
Title:	Authorized Representative

[Signatures Continued on the Following Page]

NewStar Trust 2005-1

Sale and Servicing Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but as the Indenture Trustee

By:	/s/ Kyle Beth Harcourt
Name:	Kyle Beth Harcourt
Title:	Vice President

LYON FINANCIAL SERVICES, INC., not in its individual capacity but as the Backup Servicer

By:	/s/ Joseph Andries
Name:	Joseph Andries
Title:	Senior Vice President

Acknowledged, Accepted and Agreed to, with respect to Sections 2.03, 5.02(y) and 13.13 only, by:

WILMINGTON TRUST COMPANY, not in its individual capacity but as the Owner Trustee

By:	/s/ Joann A. Rozell
Name:	Joann A. Rozell
Title:	Assistant Vice President

NewStar Trust 2005-1

Sale and Servicing Agreement

ANNEX A

Diversity Score Calculation

The Diversity Score for the Loans is calculated by summing each of the Industry Diversity Scores, which are calculated as follows:

(i)	An “Obligor Par Amount” is calculated for each Obligor represented in the Loan Pool by summing the Outstanding Loan Balance of each Loan in the Loan Pool of that Obligor or any Affiliate of that Obligor.

(ii)	An “Average Par Amount” is calculated by summing the Obligor Par Amounts and dividing by the number of Obligors represented. For purposes of calculating the number of Obligors, any Obligors which are Affiliates will be considered one Obligor.

(iii)	An “Equivalent Unit Score” is calculated for each Obligor represented in the Loan Pool by taking the lesser of (a) one and (b) the Obligor Par Amount for such Obligor divided by the Average Par Amount. For purposes of calculating the Equivalent Unit Score, any Obligors which are Affiliates will be considered one Obligor.

(iv)	An “Aggregate Industry Equivalent Unit Score” is then calculated for each of the Moody’s industrial classification groups by summing the Equivalent Unit Scores for each Obligor in the industry.

(v)	An “Industry Diversity Score” is then established by reference to the Diversity Score Table shown below for the related Aggregate Industry Equivalent Unit Score. If any Aggregate Industry Equivalent Unit Score falls between any two scores then the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores.

(vi)	Charged-Off Loans shall be excluded from the calculation of the Diversity Score.

Diversity Score Table

Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500

Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

ANNEX B

Moody’s RiskCalc Calculation

1. Defined Terms. The following terms shall be used in this Annex B with the meanings provided below.

“.EDF” means, with respect to any Loan, the lowest 5-year expected default frequency for such Loan as determined by running the current version Moody’s RiskCalc in both the Financial Statement Only (“FSO”) and the Credit Cycle Adjusted (“CAA”) modes.

“Moody’s Industries” means any one of the Moody’s industrial classification groups as published by Moody’s from time to time.

“Pre-Qualifying Conditions” means, with respect to any Loan, conditions that will be satisfied if the Obligor with respect to the applicable Loan satisfies the following criteria:

(a)	the independent accountants of such Obligor shall have issued an unqualified audit opinion with respect to the most recent fiscal year financial statements, including no explanatory paragraph addressing “going concern” or other issues;

(b)	the Obligor’s EBITDA is equal to or greater than $5,000,000;

(c)	the Obligor’s annual sales are equal to or greater than $10,000,000;

(d)	the Obligor’s book assets are equal to or greater than $10,000,000;

(e)	the Obligor represents not more than 4.0% of the Expected Aggregate Outstanding Loan Balance;

(f)	the Obligor is a private company with no public rating from Moody’s;

(g)	the Loan is a Traditional Middle Market Loan, Large Middle Market Loan, or Broadly Syndicated Loan;

(h)	for the current and prior fiscal year, such Obligor’s:

(i)	EBIT/interest expense ratio is greater than 1.0:1.0 and 1.25:1.00 with respect to retail (adjusted for rent expense);

(ii)	debt/EBITDA ratio is less than 6.0:1.0, provided, however, that the debt/EBITDA ratio is less than 8.0:1.0 for any Loans with respect to the following Moody’s Industries: (A) Telecommunications (Moody’s industrial classification group #29), (B) Printing and Publishing (Moody’s industrial classification group #26) or (C) Broadcasting and Entertainment (Moody’s industrial classification group #33).

(i)	no greater than 25% of the company’s revenue is generated from any one customer of the Obligor.

(j)	the Obligor is a for-profit operating company in any one of the Moody’s Industries with the exception of (i) Buildings and Real Estate (Moody’s industrial classification group #5), (ii) Finance (Moody’s industrial classification group #14), and (iii) Insurance (Moody’s industrial classification group #20);

2. The Servicer shall calculate the .EDF for each of the Loans to be rated pursuant to this Annex B. The Servicer shall also provide Moody’s with the .EDF and the information necessary to calculate such .EDF upon request from Moody’s. Moody’s shall have the right (in its sole discretion) to (i) amend or modify any of the information utilized to calculate the .EDF and recalculate the .EDF based upon such revised information, in which case such ..EDF shall be determined using the table in paragraph 3 below in order to determine the applicable Moody’s Rating, or (ii) have a Moody’s credit analyst provide a credit estimate for any Loan rated pursuant to this Annex B, in which case such credit estimate provided by such credit analyst shall be the applicable Moody’s Rating.

3. As of each date of determination specified in clause (e) of the definition of “Moody’s Rating,” the Moody’s Rating for each Loan that satisfies the Pre-Qualifying Conditions shall be the lower of (i) the Servicer’s internal rating or (ii) the rating based on the .EDF for such Loan, in accordance with the table below:

Lowest .EDF	Moody’s Rating
less than or equal to .baa	Ba3
.bal	Bl
.ba2, .ba3 or .b1	B2
.b2 or.b3	B3
.caa	Caa1

provided, however, that the Moody’s Rating determined pursuant the chart above will be reduced by an additional one-half rating subcategory for Loans originated in connection with leveraged buyout transactions.

4. As of each date of determination specified in clause (e) of the definition of “Moody’s Rating,” the Moody’s Recovery Rate for each Loan that meets the Pre-Qualifying Conditions shall be the lower of (i) the Servicer’s internal recovery rate or (ii) the recovery rate as determined in accordance with the table below:

Type of Loan	Moody’s Recovery Rate
senior secured, first priority, first lien and first out	45%
second lien, first lien and last out, all other senior secured	40%
senior unsecured	30%
all other loans	10%

provided, however, that Moody’s shall have the right (in its sole discretion) to issue a recovery rate assigned by one of its credit analysts, in which case such recovery rate provided by such credit analyst shall be the applicable Moody’s Recovery Rate.